Exhibit 10.2
THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT
This THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of July 15, 2026, is entered into by and among STONEPEAK-PLUS INFRASTRUCTURE FUND MASTER AGGREGATOR LP, a Cayman Islands exempted limited partnership, acting through its general partner, Stonepeak-Plus Infrastructure Fund Associates (CYM) LP, a Cayman Islands exempted limited partnership, itself acting through its general partner, Stonepeak-Plus Infrastructure Fund Cayman Ltd, a Cayman Islands exempted company (the “Borrower”), each of the parties listed on the signature pages hereto as a “Guarantor” (collectively, the “Guarantors”, and each, individually, a “Guarantor”), ING CAPITAL LLC, as the Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), the Lead Arranger, the Letter of Credit Issuer and a Lender under the Credit Agreement referred to below, and each of the Lenders party hereto.
RECITALS
WHEREAS, the parties hereto have entered into that certain Revolving Credit Agreement, dated as of July 16, 2025 (as amended by that certain Lender Joinder and First Amendment to Revolving Credit Agreement, dated as of November 17, 2025, that certain Second Amendment to Revolving Credit Agreement, dated as of March 20, 2026, as amended hereby and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the parties hereto have agreed to (i) extend the Stated Maturity Date in effect prior to the date hereof pursuant to the terms hereof and (ii) increase the Maximum Commitment in effect prior to the date hereof pursuant to the terms hereof.
WHEREAS, the parties hereto wish to make certain other changes to the Credit Agreement as further described herein.
NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Credit Agreement and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Definitions. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
SECTION 2. Amendments to the Credit Agreement. Effective as of the Effective Date (as defined below), certain sections and schedules of the Credit Agreement are hereby amended as set forth on Annex A to this Amendment. Language being inserted into the applicable sections and schedules of the Credit Agreement is evidenced by bold and underline formatting. Language being deleted from the applicable sections and schedules of the Credit Agreement is evidenced by ~~strike-through formatting~~.
SECTION 3. Conditions Precedent. Section 2 hereof shall become effective on the date (the “Effective Date”) when the Administrative Agent shall have received:
(a)a counterpart (or counterparts) of this Amendment, duly executed and delivered by each of the parties hereto;
(b)a counterpart (or counterparts) of each Fee Letter, dated as of the date hereof, duly executed and delivered by each of the parties thereto;

4918-5593-1057v.8

(c)true and complete copies of resolutions of each Credit Party, as applicable, authorizing the entry into the transactions contemplated herein and in the other Loan Documents by such Credit Party, as applicable, in each case certified by a Responsible Officer of such Person as correct and complete copies thereof and in effect on the date hereof;
(d)favorable opinions of (i) Simpson Thacher & Bartlett LLP, New York counsel to the Credit Parties and (ii) Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Initial Cayman Credit Parties; each in form and substance satisfactory to the Administrative Agent and its counsel, acting reasonably, dated as of the Effective Date;
(e)an updated borrowing base certificate, substantially in the form of Exhibit R to the Credit Agreement, certified by a Responsible Officer of the Borrower to be true and correct in all material respects as of the Effective Date, setting forth a calculation of the Available Commitment in reasonable detail as of such date on a spreadsheet substantially in the form delivered on the Closing Date;
(f)a new or updated Beneficial Ownership Certification, as applicable, in relation to the Borrower if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by the Administrative Agent prior to the Effective Date; and
(g)payment of all fees and other amounts due and payable on or prior to the date hereof, and, to the extent invoiced at least two (2) Business Days prior to the date hereof reimbursement or payment of all reasonable expenses required to be reimbursed or paid by the Borrower hereunder, including the reasonable fees and disbursements invoiced through the date hereof of the Administrative Agent’s special counsel, Sidley Austin LLP.
SECTION 4. Miscellaneous.
4.1.Reallocation of Commitments. On the Effective Date, the Administrative Agent will reallocate the outstanding Loans and participations in Letters of Credit (including any Loans made by any new or increasing Lender) such that, after giving effect thereto, the ratio of each Lender’s (including each new or increasing Lender’s) share of the outstanding Loans or participations in Letters of Credit is in the same proportion as that of such Lender’s individual Lender Commitment over the total Lender Commitments. For the avoidance of doubt, such reallocation may require the reallocation of Loans from an existing Lender to a new or increasing Lender. In connection with any such reallocation of the outstanding Loans, (i) the Administrative Agent will give advance notice sufficient to comply with the applicable timing period in Section 2.3 of the Credit Agreement to each Lender which is required to fund any amount or receive any partial repayment in connection therewith and (ii) the applicable Lender or Lenders will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lender its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans. In connection with such repayment made with respect to such reallocation (to the extent such repayment is required), the Borrower shall pay (i) all interest due on the amount repaid to the date of repayment on the immediately following Interest Payment Date and (ii) any amounts due pursuant to Section 4.5 of the Credit Agreement as a result of such reallocation occurring on any date other than an Interest Payment Date.
4.2.Reaffirmation of Obligations. Each Credit Party, by its signature below, (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Credit Party’s obligations under the Loan Documents.
4.3.Representations and Warranties. Each Credit Party hereby represents and warrants as follows:
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4918-5593-1057v.8

(a)this Amendment constitutes a legal and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law);
(b)the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except that any representation (or portion thereof, as applicable) qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Effective Date, and will be true and correct in all material respects (except that any representation (or portion thereof, as applicable) qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) immediately after the Effective Date, with the same force and effect as if made on and as of such date (except to the extent of changes in facts or circumstances that have been disclosed in writing to the Administrative Agent and do not constitute an Event of Default or a Potential Default or to the extent such representations and warranties relate to an earlier or specified date);
(c)upon the Effective Date, no Event of Default or Potential Default has occurred and is continuing;
(d)upon the Effective Date, no Review Event has occurred and is continuing;
(e)no other Trigger Event has occurred and is continuing (or will result from the transactions contemplated by this Amendment); and
(f)the Borrower is in compliance with the Financial Covenants and the Debt Limitations contained in the Credit Agreement after giving pro forma effect to the transactions contemplated by this Amendment and has demonstrated compliance with such Financial Covenants and Debt Limitations pursuant to the terms of the Credit Agreement.
4.4.Reaffirmation of Security Interests. Each Credit Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting, and (ii) agrees that this Amendment and all documents executed by any Credit Party in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.
4.5.References to the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
4.6.Effect on Credit Agreement. Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
4.7.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.
4.8.Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Reference is hereby made to Section 12.8 of the Credit Agreement, the provisions of which are hereby incorporated by reference in this Amendment as if fully set forth herein.
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4.9.Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.
4.10.Headings. Section headings in this Amendment are for convenience of reference only and shall in no way affect the interpretation of this Amendment.
4.11.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart hereof or a signature page hereto in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed original counterpart thereof.
[Signatures Follow]
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4918-5593-1057v.8

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

STONEPEAK-PLUS INFRASTRUCTURE FUND MASTER AGGREGATOR LP

Acting by its general partner, Stonepeak-Plus Infrastructure Fund Associates (CYM) LP, acting by its general partner, Stonepeak-Plus Infrastructure Fund Cayman Ltd

By: /s/ Adrienne Saunders____
 Name: Adrienne Saunders
Title: Senior Managing Director & General Counsel/Chief Compliance Officer
ING – Stonepeak Infra
Third Amendment

GUARANTORS:

STONEPEAK-PLUS INFRASTRUCTURE FUND LOWER FUND VI-A LP

Acting by its general partner, Stonepeak-Plus Infrastructure Fund Associates (CYM) LP, acting by its general partner, Stonepeak-Plus Infrastructure Fund Cayman Ltd

By: /s/ Adrienne Saunders____
 Name: Adrienne Saunders
Title: Senior Managing Director & General Counsel/Chief Compliance Officer

STONEPEAK-PLUS INFRASTRUCTURE FUND LOWER FUND VI-B LP

Acting by its general partner, Stonepeak-Plus Infrastructure Fund Associates (CYM) LP, acting by its general partner, Stonepeak-Plus Infrastructure Fund Cayman Ltd

By: /s/ Adrienne Saunders____
 Name: Adrienne Saunders
Title: Senior Managing Director & General Counsel/Chief Compliance Officer

STONEPEAK-PLUS INFRASTRUCTURE FUND LIQUIDITY LP

Acting by its general partner, Stonepeak-Plus Infrastructure Fund Finance LLC

By: /s/ Adrienne Saunders____
 Name: Adrienne Saunders
Title: Senior Managing Director & General Counsel/Chief Compliance Officer

ING – Stonepeak Infra
Third Amendment

ADMINISTRATIVE AGENT:

ING CAPITAL LLC, as the Administrative Agent and the Lead Arranger

By: /s/ Alexander Bertram____
Name: Alexander Bertram
Title: Managing Director

By: /s/ Frederico Brizido____
Name: Frederico Brizido
Title: Director

ING – Stonepeak Infra
Third Amendment

LENDERS:

ING CAPITAL LLC, as the Letter of Credit Issuer and a Lender

By: /s/ Alexander Bertram____
Name: Alexander Bertram
Title: Managing Director

By: /s/ Frederico Brizido____
Name: Frederico Brizido
Title: Director

ING – Stonepeak Infra
Third Amendment

MUFG BANK, LTD., as a Lender

By: /s/ Kathleen Considine____
Name: Kathleen Considine
Title: Managing Director
ING – Stonepeak Infra
Third Amendment

ROYAL BANK OF CANADA, as a Lender

By: /s/ Glenn Van Allen____
Name: Glenn Van Allen
Title: Authorized Signatory
ING – Stonepeak Infra
Third Amendment

LLOYDS BANK CORPORATE MARKETS PLC, as a Lender

By: /s/ Tina Wong____
Name: Tina Wong
Title: Assistant Vice President

By: /s/ Kamala Basdeo____
Name: Kamala Basdeo
Title: Vice President

ING – Stonepeak Infra
Third Amendment

ANNEX A

[See attached]

ANNEX A TO ~~SECOND~~THIRD AMENDMENT

STONEPEAK-PLUS INFRASTRUCTURE FUND MASTER AGGREGATOR LP
as the Borrower,

and

the other Borrowers from time to time party hereto

STONEPEAK-PLUS INFRASTRUCTURE FUND LIQUIDITY LP
STONEPEAK-PLUS INFRASTRUCTURE FUND LOWER FUND VI-A LP
STONEPEAK-PLUS INFRASTRUCTURE FUND LOWER FUND VI-B LP
as Guarantors,

and

the other Guarantors from time to time party hereto

REVOLVING CREDIT AGREEMENT

ING CAPITAL LLC,
as the Administrative Agent, a Lender, Letter of Credit Issuer, Mandated Lead Arranger and Sole Bookrunner

and
the Lenders from time to time party hereto.

July 16, 2025

Page

Section 1.    DEFINITIONS    1
1.1    Defined Terms    1
1.2    Other Definitional Provisions    ~~43~~42
1.3    Times of Day    ~~44~~43
1.4    Letter of Credit Amounts    ~~44~~43
1.5    Exchange Rates; Currency Equivalents    ~~44~~43
1.6    Interest Rates    44
1.7    Independent Valuation    ~~45~~44
1.8    Exhibits.    46
Section 2.    REVOLVING CREDIT LOAN AND LETTERS OF CREDIT    46
2.1    The Lender Commitment    46
2.2    Revolving Credit Commitment    50
2.3    Manner of Borrowing    ~~51~~50
2.4    Minimum Loan Amounts    53
2.5    Funding    53
2.6    Interest Rate    54
2.7    Determination of Rate    ~~56~~55
2.8    Letters of Credit    56
2.9    Addition of Borrowers and Guarantors    60
2.10    Use of Proceeds, Letters of Credit    62
2.11    Administrative Agent and Lender Fees    ~~63~~62
2.12    Unused Commitment Fee    ~~63~~62
2.13    Letter of Credit Fees    ~~64~~63
2.14    Extension of Maturity Date    64
2.15    Increase in the Maximum Commitment; Temporary Increase Tranches, Borrowings and Repayments    ~~66~~65
Section 3.    PAYMENT OF OBLIGATIONS    ~~72~~71
3.1    Revolving Credit Notes    ~~72~~71
3.2    Payment of Obligations    72
3.3    Payment of Interest    72
3.4    Payments on the Obligations    ~~74~~73
3.5    Voluntary Prepayments    ~~75~~74
3.6    Reduction or Early Termination of Lender Commitments    75
3.7    Lending Office    76
Section 4.    CHANGE IN CIRCUMSTANCES    76
4.1    Increased Cost and Reduced Return; Change in Law    76
    i

(continued)
Page

4.2    Limitation on Types of Loans    77
4.3    Illegality    79
4.4    Treatment of Affected Loans    80
4.5    Compensation    82
4.6    Taxes    ~~83~~82
4.7    Requests for Compensation    ~~88~~87
4.8    Survival    88
4.9    Replacement of Lenders    88
Section 5.    SECURITY    89
5.1    Liens and Security Interest    89
5.2    The Collateral Accounts    89
5.3    Lender Offset    90
5.4    Agreement to Deliver Additional Collateral Documents    ~~91~~90
5.5    Subordination    91
5.6    Permitted Liens    91
Section 6.    CONDITIONS PRECEDENT TO LENDING.    ~~92~~91
6.1    Obligations of the Lenders    ~~92~~91
6.2    Conditions to all Loans and Letters of Credit    ~~95~~94
6.3    Conditions to Additional Borrower Loans and Letters of Credit    ~~96~~95
6.4    Conditions in respect of Additional Guarantors    96
Section 7.    REPRESENTATIONS AND WARRANTIES    ~~97~~96
7.1    Organization and Good Standing    ~~97~~96
7.2    Authorization and Power    97
7.3    No Conflicts or Consents    97
7.4    Enforceable Obligations    ~~98~~97
7.5    Priority of Liens    ~~98~~97
7.6    Financial Condition    98
7.7    Full Disclosure    98
7.8    No Default    ~~99~~98
7.9    No Litigation    ~~99~~98
7.10    Taxes    99
7.11    Principal Office; Jurisdiction of Formation    99
7.12    ERISA    ~~100~~99
7.13    Compliance with Law    ~~100~~99
7.14    Fiscal Year    100
7.15    Margin Stock    100

(continued)
Page

7.16    Investment Company Act    100
7.17    Ownership of Investments    100
7.18    Foreign Asset Control Laws    ~~101~~100
7.19    Investment Policy and Valuation Policy    101
7.20    [Reserved]    101
7.21    Plan Assets    101
7.22    Partnership Agreement Representations    101
Section 8.    AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES    101
8.1    Financial Statements, Reports and Notices    ~~102~~101
8.2    Payment of Taxes    ~~105~~104
8.3    Maintenance of Existence and Rights    105
8.4    Notice of Default    105
8.5    Other Notices    105
8.6    Compliance with Loan Documents and Partnership Agreement    ~~106~~105
8.7    Operations and Properties    106
8.8    Books and Records; Access    106
8.9    Compliance with Law    106
8.10    Insurance    106
8.11    Authorizations and Approvals    ~~107~~106
8.12    Maintenance of Liens    ~~107~~106
8.13    Further Assurances    ~~107~~106
8.14    Additional Borrowers    107
8.15    [Reserved]    ~~108~~107
8.16    Notices to Investors    ~~108~~107
8.17    ERISA Matters    ~~108~~107
8.18    Register of Mortgages and Charges    ~~108~~107
Section 9.    NEGATIVE COVENANTS OF THE CREDIT PARTIES    108
9.1    Mergers, Etc    108
9.2    Negative Pledge    108
9.3    Fiscal Year and Accounting Method    ~~109~~108
9.4    Partnership Agreements    ~~109~~108
9.5    [Reserved]    110
9.6    [Reserved].    110
9.7    ERISA Compliance    110
9.8    Dissolution    ~~111~~110
9.9    Environmental Laws    ~~111~~110
9.10    Limitations on Distributions and Redemptions    ~~111~~110
9.11    Limitation on Indebtedness    111

(continued)
Page

9.12    Limitation on Withdrawals From the Collateral Accounts    111
9.13    [Reserved]    112
9.14    Transfers of Investments    112
9.15    [Reserved]    112
9.16    Sanctions    112
9.17    Financial Covenants    ~~113~~112
Section 10.    EVENTS OF DEFAULT    113
10.1    Events of Default    113
10.2    Remedies Upon Event of Default    116
10.3    Performance by the Administrative Agent    ~~117~~116
10.4    [Reserved]    117
Section 11.    AGENTS    117
11.1    Appointment    117
11.2    Delegation of Duties    ~~118~~117
11.3    Exculpatory Provisions    118
11.4    Reliance on Communications    ~~119~~118
11.5    Notice of Default    119
11.6    Non-Reliance on the Administrative Agent and the Lenders    119
11.7    Indemnification    120
11.8    Administrative Agent in Its Individual Capacity    120
11.9    Successor Agent    ~~121~~120
11.10    Reliance by the Credit Parties    ~~122~~121
11.11    Administrative Agent May File Proofs of Claim    122
11.12    Delivery of Notices to the Lenders    ~~123~~122
11.13    Non-Receipt of Funds by Administrative Agent; Erroneous Payments    ~~123~~122
Section 12.    MISCELLANEOUS    124
12.1    Amendments    124
12.2    Sharing of Offsets    ~~127~~126
12.3    Sharing of Collateral    127
12.4    Waiver    127
12.5    Payment of Expenses; Indemnity    128
12.6    Notice    ~~130~~129
12.7    Governing Law    ~~132~~131
12.8    Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury    ~~132~~131

(continued)
Page

12.9    Invalid Provisions    132
12.10    Entirety    ~~133~~132
12.11    Parties Bound; Assignment    ~~133~~132
12.12    Lender Default    136
12.13    Maximum and Criminal Interest    136
12.14    Headings    136
12.15    Survival    ~~137~~136
12.16    Full Recourse    ~~137~~136
12.17    Availability of Records; Confidentiality    137
12.18    USA Patriot Act Notice    138
12.19    Multiple Counterparts    138
12.20    Conversion of Currencies    ~~139~~138
12.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    139
12.22    Acknowledgement Regarding Any Supported QFCs    ~~140~~139
12.23    No Advisory or Fiduciary Responsibility    141
12.24    Joint and Several Liability    ~~142~~141
12.25    Obligations Unconditional    142
Section 13.    GUARANTY    ~~143~~142
13.1    Guaranty of Payment    ~~143~~142
13.2    Obligations Unconditional    143
13.3    Modifications    144
13.4    Waiver of Rights    ~~145~~144
13.5    Reinstatement    145
13.6    Remedies    ~~146~~145
13.7    Subrogation    ~~146~~145
13.8    Inducement    146
13.9    Combined Liability    146
13.10    Borrower Information    ~~147~~146
13.11    Instrument for the Payment of Money    ~~147~~146
13.12    Termination    ~~147~~146

    v

EXHIBITS
EXHIBIT A:    [Reserved]
EXHIBIT B:    Form of Note
EXHIBIT C:        [Reserved]
EXHIBIT D:        Form of Distribution Collateral Account Pledge
EXHIBIT E:        Form of Request for Borrowing
EXHIBIT F:        Form of Request for Letter of Credit
EXHIBIT G:        Form of Conversion Notice
EXHIBIT H:        Form of Lender Assignment and Acceptance Agreement
EXHIBIT I:        [Reserved]
EXHIBIT J:        [Reserved]
EXHIBIT K:        [Reserved]
EXHIBIT L:        Form of Responsible Officer’s Certificate
EXHIBIT M:        [Reserved]
EXHIBIT N:        Form of Joinder Agreement
EXHIBIT O-1:    Form of Facility Increase Request
EXHIBIT O-2:    Form of Temporary Increase Tranche Request
EXHIBIT P:        [Reserved]
EXHIBIT Q:        [Reserved]
EXHIBIT R:    Form of Compliance Certificate/Financial Covenant Certificate/Borrowing Base Certificate
EXHIBIT S:    [Reserved]
EXHIBIT T:    [Reserved]
EXHIBIT U:    Form of Extension Request
EXHIBIT V-1:    Form of Borrower Joinder Agreement
EXHIBIT V-2:    Form of Guarantor Joinder Agreement
EXHIBIT W:    Form of Beneficial Ownership Certificate

SCHEDULE I:    Credit Party and General Partner Information
SCHEDULE II:    Lender Commitments
SCHEDULE III:     Eligible Investments

REVOLVING CREDIT AGREEMENT
REVOLVING CREDIT AGREEMENT (this “Credit Agreement”) is dated as of July 16, 2025, by and among STONEPEAK-PLUS INFRASTRUCTURE FUND MASTER AGGREGATOR LP as the borrower (the “Initial Borrower” and, collectively with any other Additional Borrowers, the “Borrower”; to the extent there are multiple Borrowers, references to “the Borrower” shall mean the applicable Borrower, each Borrower individually or the Borrowers collectively, as the context requires), each of the entities from time to time listed as “Guarantors” on Schedule I hereto, as guarantors (the “Guarantors”), ING Capital LLC, a Delaware limited liability company (“ING”), as the Administrative Agent for each of the Lenders, the Mandated Lead Arranger, the Sole Bookrunner, the Letter of Credit Issuer and a Lender, and each of the other financial institutions from time to time party hereto as Lenders.
NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:
Section 1.    DEFINITIONS
1.1    Defined Terms. For the purposes of this Credit Agreement, unless otherwise expressly defined, the following terms shall have the respective meanings assigned to them in this Section 1.1 or in the Section or recital referred to:
“Additional Borrower” is defined in Section 2.9(a) hereof.
“Adjusted NAV” means, as of any date of determination, an amount equal to the NAV, excluding, with respect to any Eligible Primary Investment, any portion of such Eligible Primary Investment that is in excess of the ~~following~~applicable ~~c~~Concentration ~~l~~Limit~~s for purposes of calculating the Adjusted NAV: (i)(A) from the Closing Date until and including December 31, 2025, no Distinct Eligible Investment shall constitute more than thirty-five percent (35%) of the NAV, and (B) from January 1, 2026 and thereafter, no Distinct Eligible Investment shall constitute more than twenty percent (20%) of the NAV; and (ii) the aggregate NAV of all Construction Eligible Investments shall not exceed twenty percent (20%) of the NAV, and any such excess shall be excluded from the Adjusted NAV~~. For the avoidance of doubt, the Adjusted NAV of any Eligible Investment (or portion thereof) that is at the time of determination subject to a Material Investment Event shall be zero (0) at such time.
“Administrative Agent” means ING, until the appointment of a successor “Administrative Agent” pursuant to Section 11.9 hereof and, thereafter, shall mean such successor Administrative Agent.
“Advisor” means Stonepeak-Plus Infrastructure Fund Advisors LLC, a Delaware limited liability company.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person (whether or not existing as of the Closing Date) that, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purpose of this definition, “control” and the correlative meanings of the terms “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares or partnership interests or by contract or otherwise.
“Agency Services Address” means the address for the Administrative Agent set forth in Section 12.6 hereof, or such other address as may be identified by written notice from the Administrative Agent to the Borrower and the Lenders.
“Aggregator I Excluded Share” means the 0.1% economic ownership interest of Delaware Infra-Fund in Stonepeak-Plus Infrastructure Fund Aggregator I LP.
“Agreement Currency” is defined in Section 12.20(b) hereof.
“AIFM” means Carne Global Fund Managers (Luxembourg) S.A., a Luxembourg public limited liability company (société anonyme), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 3, ~~r~~Rue Jean Piret, L-2350 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B148258, as authorized by the CSSF under article 5 of the AIFM Law (or any successor thereto) (or any successor thereto) or any other entity that may serve as the alternative investment fund manager of the Luxembourg Infra-Fund.
“AIFM Directive” means the Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No 1060/2009 and (EU) No 1095/2010, as amended from time to time.
“AIFM Law” means the Luxembourg law of 12 July 2013 on alternative investment fund managers, implementing the AIFM Directive, as amended from time to time.
“Alternative Currency” means (a) Australian Dollars, Canadian Dollars, Euros, Sterling, Swiss Francs, or Yen or (b) such other currencies requested by a Borrower for the applicable requested Loan or Letter of Credit hereunder, which are reasonably available to the Administrative Agent and all Lenders in their sole discretion; provided, that, any Borrowing and issuance of Letters of Credit in an Alternative Currency shall for all purposes under this Credit Agreement be subject to the prior approval of the Administrative Agent.
“Alternative Currency Reserve” means, at any time (a) with respect to Loans and the aggregate face amount of Letters of Credit denominated in Euros or Sterling, zero; and (b) with respect to Loans and the aggregate face amount of Letters of Credit denominated in any Alternative Currencies other than Euros and Sterling, 3.5% of the aggregate Principal Obligations with respect to such amount.

“Annual Valuation Period” means the “annual valuation period” for the applicable Credit Party as defined in 29 C.F.R. §2510.3-101(d)(5) as determined by designation of its General Partner.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Credit Parties from time to time concerning or relating to bribery, corruption or money laundering, including the U.S. Foreign Corrupt Practices Act, including, in each case, any regulations thereunder and as may be amended from time to time, and the UK Bribery Act of 2010, as amended.
“Applicable Creditor” is defined in Section 12.20(b) hereof.
“Applicable Lending Office” means, for each Lender and for each Type of Loan, the “lending office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which such Type of Loans are to be made and maintained.
“Applicable Margin” means:
(a)    with respect to the permanent Lender Commitments hereunder, with respect to (i) Eurocurrency Rate Loans, RFR Loans and Letters of Credit, 240 basis points (2.40%) per annum and (ii) Reference Rate Loans, 140 basis points (1.40%) per annum; and
(b)    with respect to any Temporary Increase Tranche, if different from clause (a), the amount set forth in the applicable Fee Letter, Lender joinder or other confirmation of such Temporary Increase Tranche with respect to such Temporary Increase Tranche.
“Application for Letter of Credit” means an application for a letter of credit by, between and among the Borrower, on the one hand, and the Letter of Credit Issuer, on the other hand, substantially in a form provided by the Letter of Credit Issuer (and customarily used by it in similar circumstances) and conformed to the terms of this Credit Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed, or extended; provided that to the extent the terms of such Application for Letter of Credit are inconsistent with or otherwise more onerous than the terms of this Credit Agreement, the terms of this Credit Agreement shall control.
“Assignee” is defined in Section 12.11(c) hereof.
“Assignment and Acceptance Agreement” means the agreement contemplated by Section 12.11(c) hereof, pursuant to which any Lender assigns all or any portion of its rights and obligations hereunder, which agreement shall be substantially in the form of Exhibit H hereto.
“Australian Dollars” and the sign “A$” means the lawful currency of Australia.

“Available Commitment” means, on any date of determination, the lesser of: (a) the Maximum Commitment, and (b) the Borrowing Base, minus, in either case, the Alternative Currency Reserve. For the avoidance of doubt, the Available Commitment will always be calculated in Dollars.
“Available Tenor” means, as of any date of determination and with respect to the relevant then-current Benchmark, as applicable, (a) if the then-current Benchmark is a future looking term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (b) if clause (a) does not apply, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.2(b); provided that “Available Tenor” shall be determined on an individual basis in respect of each then-current Benchmark for each Alternative Currency. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Levy” means any amount payable by any Lender or Letter of Credit Issuer, pursuant to the laws of the United Kingdom or a state of the European Union on the basis of, or in relation to, its balance sheet, capital base or any part of that person, or its liabilities, minimum regulatory capital or any combination thereof (including, without limitation, the UK bank levy as set out in the Finance Act 2011, the French taxe bancaire de risque systémique as set out in Article 235 ter ZE of the French Code Général des impôts, the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz), the Dutch bankenbelasting as set out in the bank levy act (Wet bankenbelasting), the Spanish bank levy (Impuesto sobre los Depósitos en las Entidades de Crédito) as set out in the Law 16/2012 of 27 December 2012 and any tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011).
“Basel III” means, collectively, those certain agreements on capital and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010

(as revised from time to time), and “Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools,” as published by the Basel Committee on Banking Supervision in January 2013 (as revised from time to time).
“BBSY” is defined in the definition of “Eurocurrency Rate”.
“Benchmark” means with respect to any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:
(a) Dollars, at the election of the Borrower, the Daily Simple RFR applicable for Dollars or Term RFR for Dollars;
(b) Canadian Dollars, Sterling and Swiss Francs, the Daily Simple RFR applicable for such Currency; and
(c) any Alternative Currency (other than Canadian Dollars, Sterling or Swiss Francs), the Eurocurrency Rate for such Currency;
provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to a then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts denominated in such Currency, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.2.
“Benchmark Replacement” means, for any Available Tenor, with respect to any Benchmark Transition Event for a then current Benchmark, the sum of: (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such then-current Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body for U.S. syndicated credit facilities denominated in the applicable Currency at such time that are substantially similar to the credit facilities under this Credit Agreement, provided that, if the Benchmark Replacement as determined above would be less the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Reference Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent and the Borrower mutually decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent and the Borrower mutually decide is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:
(a)    the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative.
For the avoidance of doubt, (A) if the event giving rise to the Benchmark Replacement Date for any Benchmark occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such Benchmark and for such determination and (B) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or clause (b) of this definition with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark: a public statement or publication of information by or on behalf of the administrator of such then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Beneficial Ownership Certification” means, for a “legal entity customer” (as such term is defined in the Beneficial Ownership Regulation), a certification regarding beneficial ownership to the extent required by the Beneficial Ownership Regulation with respect to such “legal entity customer”, which certification shall be substantially in the form of Exhibit W hereto.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Binding Limitations” means, with respect to any Person, any limitation or restriction in its Partnership Agreement or any other Constituent Document thereof to the extent that exceeding or otherwise being in violation of such limitation would cause such Person to be in breach of its Partnership Agreement or any other Constituent Document thereof and/or require remedial action by such Person or its General Partner as a result thereof. For the avoidance of doubt, any limitation, restriction or guideline that is a target amount or that would not require remedial action if exceeded shall not be considered a Binding Limitation.
“Borrower” is defined in the preamble to this Credit Agreement; “Borrowers” means, each of the entities from time to time listed as “Borrowers” on Schedule I hereto (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time).
“Borrower Joinder Agreement” means an agreement substantially in the form of Exhibit V-1 hereto, pursuant to which an Additional Borrower joins the Credit Facility as a Borrower.
“Borrower Party” is defined in Section 11.1(a) hereof.
“Borrowing” means a disbursement made by the Lenders of any of the proceeds of the Loans, and “Borrowings” means the plural thereof.
“Borrowing Base” means an amount equal to the Adjusted NAV multiplied by the Portfolio Borrowing Base Advance Rate.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City, and (a) if such day relates to any Eurocurrency Rate Loan denominated in Euros, a TARGET Day, (b) if such day relates to any dealings in any other Alternative Currency, any day in which banks are open for foreign currency exchange business in the principal financial center of the country of such Alternative Currency, and (c) if such day relates to Loans denominated in Dollars, such day is not a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Canadian Dollars” and the sign “CAD$” means the lawful currency of Canada.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with Generally Accepted Accounting Principles, is or should be accounted for as a capital lease or finance lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with Generally Accepted Accounting Principles.
“Capitalized Interest Loan” is defined in Section 3.3(d) hereof.

“Capitalized Unused Commitment Fee Loan” is defined in Section 2.12(b) hereof.
“Cash Control Event” means (a) any Event of Default has occurred and is continuing, (b) any Potential Default pursuant to Section 10.1(a), (h) or (i) hereof has occurred and is continuing, (c) a breach of the Financial Covenants has occurred and is continuing, and/or (d) any other Trigger Event has occurred and is continuing.
“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency), (c) investments in certificates of deposit, banker’s acceptances, money market deposits and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and having a long-term debt rating of “A” or better by S&P or “A2” or better from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency) and (d) investments in any money market fund or money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (c) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency).
“Change of Control” means, either (a) Stonepeak shall cease to Control any Credit Party, or (b) (i) none of the Advisor or Stonepeak, as applicable, shall be acting in the capacity of the “Investment Advisor” (or similar role, including the “Portfolio Manager” of the Luxembourg Infra-Fund) with respect to each Infra-Fund, or (ii) such “Investment Advisor” (or similar entity) shall cease to be directly or indirectly controlled by, or under common control with, Stonepeak.
~~“CIBOR” is defined in the definition of “Eurocurrency Rate”.~~
“Closing Date” means July 16, 2025.
“Collateral” is defined in Section 5.1 hereof.
“Collateral Account” means, each Distribution Collateral Account; “Collateral Accounts” means, where the context may require, all Collateral Accounts, collectively.
“Collateral Account Control Agreement” means, with respect to each Collateral Account, each “springing” account control agreement among a Credit Party, the Administrative Agent and the Depository Bank, as the same may be amended, supplemented or modified from time to time.

“Collateral Account Pledge” means, each Distribution Collateral Account Pledge; “Collateral Account Pledges” means, where the context may require, all Collateral Account Pledges, collectively.
“Collateral Agent” has the meaning assigned to such term in the applicable Collateral Account Pledge.
“Collateral Documents” is defined in Section 5.1 hereof.
“Commitment Period” means the period commencing on the Closing Date and ending on the Maturity Date.
“Competitor” means any private equity, credit, real estate, renewable energy and/or infrastructure fund, Affiliate thereof or Person whose primary business is the management of private equity, renewable energy, credit, real estate and/or infrastructure funds (including mezzanine investment funds), excluding any commercial or investment bank (including any commercial or investment bank that sponsors private equity, credit, real estate, renewable energy and/or infrastructure funds, privately negotiated mezzanine funds or makes private equity, real estate or infrastructure investments, mezzanine or other loans); provided that any such fund sponsored by a commercial or investment bank shall be deemed to be a Competitor.
“Compliance Certificate” is defined in Section 8.1(b) hereof.
“Concentration Limit” means for purposes of calculating the Adjusted NAV: (i)(A) from the Closing Date until and including December 31, 2025, no Distinct Eligible Investment shall constitute more than thirty-five percent (35%) of the NAV, and (B) from January 1, 2026 and thereafter, no Distinct Eligible Investment shall constitute more than twenty percent (20%) of the NAV; and (ii) the aggregate NAV of all Construction Eligible Investments shall not exceed twenty percent (20%) of the NAV, and any such excess shall be excluded from the Adjusted NAV.
“Confidential Information” means, at any time, all data, reports, interpretations, forecasts and records containing or otherwise reflecting information and concerning any Credit Party or any Investor or Affiliate of such Person which is not available to the general public, together with analyses, compilations, studies or other documents, which contain or otherwise reflect such information made available by or on behalf of any Credit Party, any Investor or any such Affiliate pursuant to this Credit Agreement orally or in writing to the Administrative Agent or any Lender or their respective attorneys, certified public accountants or agents, but shall not include any data or information that: (a) was or became generally available to the public at or prior to such time (unless divulged by the Administrative Agent or such Lender or the Administrative Agent’s or the Lender’s respective attorneys, certified public accountants or agents); or (b) was or became available to the Administrative Agent or a Lender or to the Administrative Agent’s or Lender’s respective attorneys, certified public accountants or agents on a non-confidential basis from the Credit Parties or any Investor or any other source at or prior to such time, other than as a result of a prohibited (insofar as the Administrative Agent or Lender has actual knowledge of) disclosure by such other source.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR, CORRA or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Reference Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent and the Borrower mutually decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent and the Borrower mutually decide is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).
“Constituent Documents” means, for any Person, its constituent or organizational documents, including: (a) in the case of any limited partnership, exempted limited partnership, special limited partnership, joint venture, trust or other form of business entity, the limited partnership, the exempted limited partnership, joint venture or other applicable agreement of formation, registration the certificate or declaration of limited partnership or exempted limited partnership, and any agreement, instrument, filing, notice or report with respect thereto filed in connection with its formation and/or registration with the secretary of state, registrar of exempted limited partnerships or other department in the state, province, territory or other jurisdiction of its formation and/or registration, in each case as amended from time to time; (b) in the case of any limited liability company, the articles of association, certificate of formation and operating agreement or limited liability company agreement for such Person; and (c) in the case of a corporation or exempted company, the certificate and/or memorandum and articles of incorporation and the bylaws for such Person, and in the case of an exempted company only, the register of directors, register of officers and register of mortgages and charges for such Person, in each such case as it may be restated, modified, amended or supplemented from time to time.
“Construction Eligible Investment” means any Eligible Primary Investment that is a standalone construction project or other project under or subject to material development, in each case to the extent such Eligible Primary Investment is not income generating. For the avoidance of doubt, secondary investments in funds managed by Stonepeak which hold investments that include construction or development projects will not be deemed Construction Eligible Investments.
“Continue”, “Continuation”, and “Continued” shall refer to the continuation pursuant to a Rollover of a Eurocurrency Rate Loan or a Term RFR Loan from one Interest Period to the next Interest Period.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Group” means: (a) the controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code and 302 of ERISA), in each case of which the applicable Credit Party is a member.
“Conversion”, “Convert”, and “Converted” shall refer to a conversion pursuant to Section 2.3(c) or Section 4 hereof of one Type of Loan into another Type of Loan.
“Conversion Date” means any Daily Simple SOFR Conversion Date, Term SOFR Conversion Date or Reference Rate Conversion Date, as applicable.
“Conversion Notice” is defined in Section 2.3(c) hereof.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the CORRA Administrator.
“CORRA Administrator” means the Bank of Canada or any successor administrator of the Canadian Overnight Repo Rate Average.
“CORRA Administrator’s Website” means the Bank of Canada’s website, currently at https://www.bankofcanada.ca/rates/interest-rates/corra/, or any successor source for the Canadian Overnight Repo Rate Average identified as such by the CORRA Administrator from time to time
“CORRA RFR Determination Day” is defined in the definition of “Daily Simple RFR”.
“Credit Agreement” means this Revolving Credit Agreement, of which this Section 1.1 forms a part, together with all amendments, modifications and restatements hereof, and supplements and attachments hereto.
“Credit Facility” means the Loans and Letters of Credit provided to the Borrower by the Lenders under the terms and conditions of this Credit Agreement.
“Credit Party” means the Borrower and each Guarantor, and “Credit Parties” means, collectively, the Borrower and the Guarantors.
“Currency” means Dollars or an Alternative Currency.
“Current Party” is defined in Section 12.12 hereof.
“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to:

(a) Dollars, the greater of (i) SOFR for the day (such day, a “SOFR RFR Determination Day”) that is five (5) Business Days prior to (x) if such RFR Rate Day is a Business Day, such RFR Rate Day, or (y) if such RFR Rate Day is not a Business Day, the Business Day immediately preceding such RFR Rate Day, in each case, as published by the SOFR Administrator on the SOFR Administrator’s Website, and (ii) the Floor;
(b) Sterling, the greater of (i) SONIA for the day (such day, a “SONIA RFR Determination Day”) that is five (5) Business Days prior to (x) if such RFR Rate Day is a Business Day, such RFR Rate Day, or (y) if such RFR Rate Day is not a Business Day, the Business Day immediately preceding such RFR Rate Day, in each case, utilizing the SONIA component of such SONIA that is published by the SONIA Administrator on the SONIA Administrator’s Website and (ii) the Floor;
(c) Swiss Francs, the greater of (i) SARON for the day (such day, a “SARON RFR Determination Day” and, together with SOFR RFR Determination Day and SONIA RFR Determination Day, each an “RFR Determination Day”~~)~~) that is five (5) Business Days prior to (x) if such RFR Rate Day is a Business Day, such RFR Rate Day, or (y) if such RFR Rate Day is not a Business Day, the Business Day immediately preceding such RFR Rate Day, in each case, utilizing the SARON component of such SARON that is published by the SARON Administrator on the SARON Administrator’s Website and (ii) the Floor; and
(d) Canadian Dollars, the greater of (i) CORRA for the day (such day, a “CORRA RFR Determination Day”) that is five (5) Business Days prior to (x) if such RFR Rate Day is a Business Day, such RFR Rate Day, or (y) if such RFR Rate Day is not a Business Day, the Business Day immediately preceding such RFR Rate Day, in each case, utilizing the rate that is published by the CORRA Administrator on the CORRA Administrator’s Website and (ii) the Floor.
If by 5:00 pm (local time for the applicable RFR) on the second (2nd) Business Day immediately following any applicable RFR Determination Day, the RFR in respect of such RFR Determination Day has not been published on the applicable SOFR Administrator’s Website, SONIA Administrator’s Website, SARON Administrator’s Website, or CORRA Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such RFR Determination Day will be the RFR as published in respect of the first preceding Business Day for which such RFR was published on the applicable SOFR Administrator’s Website, SONIA Administrator’s Website, SARON Administrator’s Website, or CORRA Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the applicable RFR without notice to the Borrower.
“Daily Simple RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR other than pursuant to clause (c) of the definition of “Reference Rate”.
“Daily Simple SOFR Conversion Date” is defined in Section 2.3(c) hereof.

“Debt Limitations” means the limitations set forth in Section 9.11 hereof.
“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally in any applicable jurisdiction, including, without limitation, the United States Bankruptcy Code, in each case, including all regulations thereunder and as amended from time to time, as are in effect from time to time during the term of the Loans or while any Letter of Credit is in effect or any Obligation is outstanding or any Lender or Letter of Credit Issuer has any commitment to extend credit hereunder.
“Default Rate” means on any day the lesser of: (a) the applicable interest rate for such outstanding amount (including the Applicable Margin) in effect on such day (or if no interest rate is otherwise applicable, the applicable interest rate for Reference Rate Loans including the Applicable Margin) plus two percent (2%); or (b) the Maximum Rate.
“Defaulting Lender” means any Lender that: (a) has failed to make its Pro Rata Share of any disbursement required to be made in respect of any Loan within three (3) Business Days of when due; (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute; (c) has been deemed insolvent or becomes the subject of a bankruptcy or insolvency proceeding; (d) has notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Credit Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Credit Agreement or generally under credit agreements substantially similar to this Credit Agreement (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder or a loan under any such other credit agreement and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (e) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in a manner reasonably satisfactory to the Administrative Agent or the Borrower, as applicable, that it will comply with the terms of this Credit Agreement relating to its obligation to fund prospective Loans; or (f) has, or has an entity that controls such Lender that has, other than via an Undisclosed Administration become the subject of (i) a bankruptcy or insolvency proceeding, (ii) a Bail-in Action, or (iii) has publicly appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest or appointment (as applicable) does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Delaware Infra-Fund” means Stonepeak-Plus Infrastructure Fund LP, a Delaware limited partnership.
“Depository Bank” means any institution identified in Schedule I hereto as a depository bank with respect to any Collateral Account as of the Closing Date (or any successor thereto or Affiliate thereof) (each, an “Initial Depository Bank”) or any other financial institution which is an Eligible Institution, in each case, in its capacity as depository or securities intermediary, as the case may be.
“Distinct Eligible Investment” means, any single Investment held by a Credit Party or a Holding Vehicle which is an Eligible Primary Investment; provided that (i) with respect to any Investment in a pooled investment vehicle held by a Credit Party or Holding Vehicle, each pooled investment vehicle related thereto shall be deemed to be a single Investment for the purposes of this Agreement (it being understood that investments in independent pooled investment vehicles will not be considered a single Investment), and (ii) any Investments held by one or more Credit Parties or Holding Vehicles that are cross-collateralized with each other (excluding, for the avoidance of doubt, under the Loan Documents) shall be deemed to be a single Investment for the purposes of this Agreement.
“Distribution” is defined in Section 9.10 hereof.
“Distribution Collateral Account” means, with respect to each Credit Party, each deposit and/or securities account specified as the “Distribution Collateral Account” for such Credit Party on Schedule I hereto, as amended, restated, supplemented or otherwise modified from time to time, into which Portfolio Investment Distributions that are received by such Credit Party shall be required to be deposited, as more fully described in Section 5.2 hereof, in each case, shall include the bank accounts described in each Distribution Collateral Account Pledge; “Distribution Collateral Accounts” means, where the context may require, all Distribution Collateral Accounts, collectively.
“Distribution Collateral Account Pledge” means a pledge by a Credit Party, substantially in the form of Exhibit D hereto, pursuant to which such Credit Party pledges and/or assigns to the Administrative Agent, for the benefit of the Secured Parties, a security interest and Lien in and on its Distribution Collateral Account, as the same may be amended, restated, supplemented or otherwise modified from time to time; “Distribution Collateral Account Pledges” means, where the context may require, all Distribution Collateral Account Pledges, collectively.
“Distribution Reinvestment Plan” means, the reinvestment plan pursuant to which an Infra-Fund Subscription Entity permits distributions to its Investors to be reinvested into Units in an amount equal to the amount of any distributions by such Infra-Fund Subscription Entity that such Investor has elected (or been deemed to have elected by not opting out of such plan, as applicable) to be reinvested in Units.
“Divide” means, with respect to a limited liability company, limited partnership or other business entity, any division under Section 18-217 of the Delaware Limited Liability Company Act, or

any similar statute in other jurisdictions applicable to such Person, and shall include the filing of any certificate or plan of division by such Person.
“Dollar Equivalent” means, at any time on any date of determination: (a) with respect to any amount denominated in Dollars, such amount; and (b) with respect to any amount denominated in an Alternative Currency, the equivalent amount thereof in Dollars as reasonably determined by the Administrative Agent or the Letter of Credit Issuer, as the case may be, at such time on the basis of the Spot Rate for the purchase of Dollars with such Alternative Currency.
“Dollars” and the sign “$” means the lawful currency of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition and is subject to the supervision of an EEA Resolution Authority, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision of an EEA Resolution Authority with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means an Assignee that has been approved in accordance with Section 12.11(c) hereof.
“Eligible Institution” means the Initial Depository Bank or any depository institution, organized under the laws of the United States or any state, having capital and surplus in excess of $200,000,000, the deposits of which are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law and which is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have a short-term unsecured debt rating of at least P-1 from Moody’s and at least A-1 from S&P. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
“Eligible Investment” means each Investment of a Credit Party (held directly or indirectly through a Holding Vehicle) that ~~(a) in respect of any Eligible Primary Investments, at any time there are less than twelve (12) Eligible Primary Investments (including such Investment) at the time such Eligible Primary Investment is first designated as an Eligible Investment, (x) has been approved by the Administrative Agent in its reasonable discretion, or (y) is a follow-on investment or a follow-up investment with respect to an existing Eligible Investment, and with~~

~~respect to which Follow-On Investment Materials have been delivered to the Administrative Agent and (b) with respect to all Eligible Investments (noting, for the avoidance of doubt, that clause (a) of this definition will not apply to any Eligible Primary Investments if there are at least twelve (12) Eligible Primary Investments at the time such Eligible Primary Investment is first designated as an Eligible Investment under this Credit Agreement or to any Liquid Assets):~~:
    (i)    if requested by the Administrative Agent or any Lender, with respect to which a Credit Party has delivered evidence of its ownership (directly or indirectly through a Holding Vehicle) in form and substance acceptable to the Administrative Agent, acting reasonably (it being understood that disclosure of such Investment in any applicable reports delivered pursuant to Section 8.1(a), (b) or (c) and certified by a Responsible Officer of a Credit Party and/or any publicly filed reports of any Infra-Fund shall be deemed acceptable evidence of such ownership);
    (ii)    which Investment has been made consistent with the Investment Policy;
(iii)     that is not subject to a Material Investment Event; ~~and~~
(iv)    with respect to which no Credit Party or Holding Vehicle has incurred any Lien on its Equity Interest therein (except for (x) any Permitted Lien and (y) solely in the case of any Holding Vehicle, any Lien in respect of Indebtedness not restricted under Section 9.11 and taken into account in determining the Adjusted NAV)~~.~~; and
(v)    to the extent such Investment is a Primary Investment, at any time there are less than twelve (12) such Primary Investments (including any Investment in question as to its eligibility), such Primary Investment shall (x) have been approved by the Administrative Agent in its reasonable discretion, or (y) be a follow-on investment or a follow-up investment with respect to an existing Eligible Primary Investment, and with respect to which Follow-On Investment Materials have been delivered to the Administrative Agent.
Any Investment (or portion thereof, as applicable) subject to a Material Investment Event shall be excluded as an Eligible Investment upon the earlier of notice from the Administrative Agent or the Borrower obtaining knowledge thereof, until such time as such Material Investment Event, if capable of cure, is cured, and the Administrative Agent and the Required Lenders have approved the re-inclusion of such Investment (or portion thereof, as applicable) as an Eligible Investment, in their reasonable discretion. The Eligible Investments as of the ~~First~~Third Amendment Effective Date are listed on Schedule III hereto.
“Eligible Primary Investment” means each Primary Investment that has been determined to be an Eligible Investment ~~other than any Liquid Assets~~.
“EMU Legislation” means the legislative measures of the European Council for the introduction of changeover to or operation of a single or unified European currency.
“Environmental Laws” means all federal, state, provincial, territorial, national, international and local laws, ordinances, regulations or policies in force and binding relating to pollution or protection of human health as relating to the exposure to Hazardous Materials or the environment including without limitation, air pollution, water pollution, noise control, or the use, handling, discharge, disposal or Release of Hazardous Materials, applicable to any Credit Party, and any and all regulations promulgated under or pursuant to any such statute of any applicable governing body.
“Equity Interests” means, with respect to any Person, all (a) shares, interests, participations or other equivalents (howsoever designated) of capital stock and other equity interests of such Person, including without limitation partnership interests, limited partnership interests, exempted limited partnership interests, general partnership interests in a partnership, or exempted limited partnership or membership interests, whether common or preferred and whether voting or non-voting or any other “equity security” (as such term is defined in Rule 3a11-1 under the Securities Exchange Act of 1934, as amended), and (b) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder, as from time to time in effect.
“ERISA Investor” means an Investor that is: (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Part 4, Subtitle B of Title I of ERISA; (b) any “plan” defined in Section 4975 of the Internal Revenue Code to which the prohibited transaction provisions of Section 4975 applies; (c) a group trust, as described in Revenue Ruling 81-100, as amended; or (d) a partnership or commingled account of an employee benefit plan or plan described in clause (a) or (b) above, or any entity whose assets constitute Plan Assets.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR” is defined in the definition of “Eurocurrency Rate”.
“Eurocurrency Rate” means, with respect to any Eurocurrency Rate Loan for any Interest Period,
(a) in the case of Australian Dollars, the rate per annum (rounded upwards if necessary to the nearest 1/100 of 1%) equal to the Bank Bill Swap Bid Rate (“BBSY”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 10:30 a.m. (Melbourne, Australia time) on the date two (2) Business Days prior to the commencement of such Interest Period, for deposits in Australian Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;
(b) in the case of Euros, the rate per annum (rounded upwards if necessary to the nearest 1/100 of 1%) equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (Brussels time) on the date two (2) Business Days prior to the commencement of such Interest Period, for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;
(c) in the case of Yen, the rate per annum (rounded upwards if necessary to the nearest 1/100 of 1%) equal to the Tokyo Interbank Offered Rate (“TIBOR”) as administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other Person that takes over the administration of such rate), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (Tokyo time) on the date two (2) Business Days prior to the commencement of such Interest Period, for deposits in Yen (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; or
(d) in the case of any other Alternative Currency (other than Canadian Dollars, Sterling or Swiss Francs), the rate per annum (rounded upwards if necessary to the nearest 1/100 of 1%) as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders; provided that, if more than one rate is published by Bloomberg (or such other commercially available source providing quotations of such applicable rate, as designated by the Administrative Agent from time to time in its reasonable discretion), the applicable rate shall be the arithmetic mean of all such rates;
provided, that the foregoing definition shall be subject to any Conforming Changes or Benchmark Replacement Conforming Changes. For the avoidance of doubt, in the event that any such Eurocurrency Rate is, at any time, below the Floor, such rate shall be deemed to be the Floor for all purposes under this Credit Agreement.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.
“Euros”, “EUR” and the sign “€” mean the single, legal currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Event of Default” is defined in Section 10.1 hereof.
“Excess Prepayment Amount” has the meaning given to it in Section 2.1(d)(i).
“Excess Prepayment Event” has the meaning given to it in Section 2.1(d)(i).
“Excluded Taxes” means, with respect to the Administrative Agent and any Lender or Letter of Credit Issuer in relation to any Loan Document or Letter of Credit or with respect to any payment made to any such Person in relation to any Loan Document or Letter of Credit, all (a) Taxes imposed on or measured by net income (however denominated), franchise taxes (imposed in lieu of net income Taxes), and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which such Person is organized, has its principal office, maintains its Applicable Lending Office or otherwise is resident for Tax purposes, or (ii) that are Other Connection Taxes, (b) Taxes imposed by reason of the failure of any such Person to comply with Section 4.6(e), or the failure of the Administrative Agent to comply with Section 4.6(f), (c) withholding Taxes imposed by the United States with respect to an applicable interest in a Loan, Letter of Credit or Lender Commitment pursuant to a law in effect on the date on which (i) a Lender or Letter of Credit Issuer acquires such interest in the Loan, Letter of Credit or Lender Commitment, as applicable, other than pursuant to an assignment request by a Borrower under Section 4.9, or (ii) such Lender changes its Applicable Lending Offices, except in the case of either (i) or (ii) to the extent that amounts with respect to such withholding Taxes were payable either to such Lender’s or Letter of Credit Issuer’s assignor immediately before such Lender or Letter of Credit Issuer became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, and (d) any withholding Taxes imposed under FATCA.
“Extension Request” means a written request by the Borrower substantially in the form of Exhibit U hereto to extend the Stated Maturity Date.
“Facility Increase” is defined in Section 2.15(a) hereof.
“Facility Increase Fee” means the fee payable with respect to any Facility Increase in accordance with Section 2.15 hereof, as set forth in the Fee Letter.
“Facility Increase Request” means the notice substantially in the form of Exhibit O-1 hereto pursuant to which the Borrower requests an increase of the Lender Commitments in accordance with Section 2.15 hereof.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Credit Agreement (and any amended or successor version that is substantially comparable and not more materially onerous to comply with), any current or future regulations or official interpretations thereof and any similar amendments thereto or successor provisions, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreements entered into in connection with the implementation of such Sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules or guidance notes or official practices adopted pursuant to or in connection with any such intergovernmental agreements.
“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published by the Federal Reserve Bank of New York on the Business Day next succeeding such day as the federal funds effective rate; provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means (a) that certain Fee Letter dated as of the date hereof between the Borrower and the Administrative Agent and (b) each other fee letter entered into by the Borrower and each applicable Lender from time to time, in each case as the same may be amended, supplemented or otherwise modified from time to time.
“Financial Covenants” means each of the financial covenants set forth in Section 9.17 hereof.
“Financial Covenant Certificate” is defined in Section 8.1(c) hereof.
~~“First Amendment Effective Date” means November 17, 2025.~~
“Floor” means a rate of interest equal to zero percent (0%).
“Follow-On Investment Materials” means, materials and information in form and substance reasonably satisfactory to the Administrative Agent, including with respect to the ownership, acquisition cost, leverage and five (5) year (or such shorter period reasonably acceptable to the Administrative Agent) dividend forecast of such Investment, together with a business description of such Investment.
“General Partner” and “General Partners” means in respect of any Person, the general partner, managing member or other similar managing fiduciary of such Person, and with respect to each Credit Party, as listed on Schedule I hereto (as the same may be amended from time to time in accordance with the terms hereof), and in each case, any successor thereto permitted under this Credit Agreement.
“Generally Accepted Accounting Principles” means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof (or the equivalent thereof in the appropriate jurisdiction of the applicable Person’s organization, solely in the case of a Person organized outside of the United States which is subject to generally accepted accounting principles of a different jurisdiction), and that are consistently applied for all periods, after the date hereof, so as to properly reflect the financial position of the applicable Person, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of said Board, or the equivalent thereof in the appropriate jurisdiction) in order to continue as a generally accepted accounting principle or practice may be so changed.
“Governmental Authority” means any foreign governmental authority, the United States of America, any State of the United States of America, and any subdivision of any of the foregoing whether provincial, state, territorial or local, and any agency, department, regulatory body, fiscal or monetary authority or other authority relating to financial institutions, central bank, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Credit Party, the Administrative Agent, any Lender, the Letter of Credit Issuer, or any of their respective businesses, operations, assets, or properties, including any supra-national bodies (such as the European Union or the European Central Bank).

“Guarantor Joinder Agreement” means an agreement substantially in the form of Exhibit V-2 hereto, pursuant to which an Additional Guarantor joins the Credit Facility as a Guarantor.
“Guarantors” are defined in the preamble to this Credit Agreement.
“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent: (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor; (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person; (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such primary obligation; or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof; provided, however, that the term “Guaranty Obligations” shall not include (w) endorsements of instruments for deposit or collection in the ordinary course of business, (x) deposits or other obligations to secure the performance of bids or trade contracts (other than for borrowed money), (y) contingent obligations under customary “carve outs” in non-recourse loan documentation, including, but not limited to, environmental indemnities, guarantees of environmental indemnities and guarantees of non-recourse carve-outs which are usual and customary in like transactions involving incurrence of such obligations or liabilities made by subsidiaries of such Person, and (z) other contingent obligations and liabilities which are not shown as indebtedness in the financial statements of the Credit Parties, including but not limited to completion guaranties. The amount of any Guaranty Obligation of any guaranteeing Person shall be deemed to be the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such maximum amount for which such guaranteeing Person may be liable is not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing Person’s maximum reasonable anticipated liability in respect thereof as determined by such Person in good faith.
“Hazardous Material” means any substance, material, or waste which is or becomes regulated under any Environmental Law, as hazardous to public health or safety or to the environment, including, but not limited to: (a) any substance or material designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, as amended, 33 U.S.C. §1251 et seq., or listed pursuant to Section 307 of the Clean Water Act, as amended; (b) any substance or material defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; (c) any substance or material defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq.; or (d) petroleum, petroleum products and petroleum waste materials.

“Hedging Agreements” means, collectively, interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.
“Holding Vehicle” means each holding company, special purpose vehicle or similar entity that is a direct or indirect Subsidiary of one or more Credit Parties and/or any non-economic general partner or managing member and through which such Credit Party hold(s) an Investment, including any vehicles used to aggregate such holdings; provided, that for the avoidance of doubt, to the extent any “Other Stonepeak Account” (as defined in the Partnership Agreement of the Delaware Infra-Fund) or unaffiliated joint venture partner or other co-investor holds Equity Interests in such holding company, special purpose vehicle or similar entity, such Person shall not be a Holding Vehicle.
“Increase Effective Date” is defined in Section 2.15(a) hereof.
“Indebtedness” of any Person means, without duplication: (a) all obligations of such Person for borrowed money or with respect to advances of any kind held by such Person; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business); (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (f) all Guaranty Obligations (including, in respect of or under Hedging Agreements) of such Person in respect of Indebtedness of others; (g) all obligations of such Person under: (i) Capital Leases; and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for United States federal tax purposes but is classified as an operating lease in accordance with Generally Accepted Accounting Principles; (h) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof; (i) all net obligations of such Person in respect of or under Hedging Agreements; (j) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and instruments of a like nature or of such Person in respect of bankers’ acceptances; (k) debt obligations in respect of equity commitment letters provided in support of Indebtedness for Borrowed Money, and (l) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with Generally Accepted Accounting Principles. The Indebtedness of any Person shall include the Indebtedness of any partnership, exempted limited partnership or unincorporated joint venture or similar entity for which such Person is legally obligated unless made non-recourse to such Person by written agreement reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, Indebtedness shall not include obligations and liabilities which are not shown as obligations or liabilities on the financial statements of such Person.
“Indebtedness for Borrowed Money” means, for any Person, any Indebtedness of such Person as described under clauses (a), (b), (j) and (k) of the definition of “Indebtedness”.
“Indemnitee” is defined in Section 12.5(b) hereof.
“Infra-Fund” means each of the Delaware Infra-Fund and the Luxembourg Infra-Fund; “Infra-Funds” means, where the context may require, the Delaware Infra-Fund and the ~~Luxembourg-Infra-Fund~~Luxembourg Infra-Fund, collectively.
“Infra-Fund Feeder” means Stonepeak-Plus Infrastructure Fund (TE) LP, a Delaware limited partnership.
“Infra-Fund Subscription Entity” means each Infra-Fund and the Infra-Fund Feeder.
“Infra-Fund Supplemental Agreement” means any supplemental or other agreement executed by or on behalf of an Investor with any Infra-Fund Subscription Entity, the General Partner thereof or Stonepeak with respect to such Investor’s rights and/or obligations under its subscription agreement or the applicable Partnership Agreement (if any).
“ING” ~~means ING Capital LLC, a Delaware limited liability company~~is defined in the preamble to this Credit Agreement.
“Initial Borrower” is defined in the preamble to this Credit Agreement.
“Initial Cayman Credit Parties” means~~,~~  the Initial Borrower and the Initial Cayman Guarantors.
“Initial Cayman Guarantor” means each of the Liquidity Guarantor, Stonepeak-Plus Infrastructure Fund Lower Fund VI-A LP, a Cayman Islands exempted limited partnership, acting by its general partner, Stonepeak-Plus Infrastructure Fund Associates (CYM) LP, acting by its general partner, Stonepeak-Plus Infrastructure Fund Cayman Ltd, and Stonepeak-Plus Infrastructure Fund Lower Fund VI-B LP~~;~~, a Cayman Islands exempted limited partnership, acting by its general partner, Stonepeak-Plus Infrastructure Fund Associates (CYM) LP, acting by its general partner, Stonepeak-Plus Infrastructure Fund Cayman Ltd~~,~~. “Initial Cayman Guarantors” means, where the context may require, Stonepeak-Plus Infrastructure Fund Lower Fund VI-A LP, acting by its general partner, Stonepeak-Plus Infrastructure Fund Associates (CYM) LP, acting by its general partner, Stonepeak-Plus Infrastructure Fund Cayman Ltd, and Stonepeak-Plus Infrastructure Fund Lower Fund VI-B LP, acting by its general partner, Stonepeak-Plus Infrastructure Fund Associates (CYM) LP, acting by its general partner, Stonepeak-Plus Infrastructure Fund Cayman Ltd, collectively.
“Initial Guarantor” means each Guarantor identified as an “Initial Guarantor” on Schedule I hereto (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time).

~~“Initial Purchase Agreement” is defined in Section 2.1(g) hereof.~~
“Intraperiod Adjustment Event” has the meaning assigned in the definition of “Value”.
“Interest Coverage Ratio” means, as of any date of determination, the ratio of:
(a)     (i) the sum of (x) without duplication, the aggregate income of the Credit Parties from Portfolio Investment Distributions as reflected on the applicable financial statements during the trailing twelve (12) month period, plus (y) prior to the date ending July 14, 2028, without duplication, cash and Cash Equivalents on deposit in the Collateral Accounts as of such date of determination; to
(b)     (i) interest obligations of the Credit Parties in respect of Indebtedness during such trailing twelve (12) month period (including any Letter of Credit fees and any interest that is capitalized or paid in kind (solely in the period so capitalized or paid in kind)), plus (ii) any unused commitment fees or other similar fees in respect of such Indebtedness (including, any such fees that are capitalized as a loan (solely in the period so capitalized) and, without duplication of any amounts included in clause (b)(i) above, any interest thereon).
“Interest Option” means, as applicable: (a) the Eurocurrency Rate; (b) Daily Simple RFR; (c) Term RFR; or (d) the Reference Rate.
“Interest Payment Date” means (a) as to any Eurocurrency Rate Loan in respect of which the Borrower has selected a one (1) or three (3)-month Interest Period, the last day of such Interest Period for such Loan, (b) as to any Eurocurrency Rate Loan in respect of which the Borrower has selected a six (6)-month Interest Period, the last day of each third month during such Interest Period for such Loan, (c) as to any Term RFR Loan in respect of which the Borrower has selected a one (1) month Interest Period, the last day of such Interest Period for such Loan and (d) as to any Reference Rate Loan or Daily Simple RFR Loan, the last day of each calendar month.
“Interest Period” means, with respect to any Eurocurrency Rate Loan or Term RFR Loan, a period commencing:
(a)    on the borrowing date thereof;
(b)    on the applicable Conversion Date; or
(c)     on the termination date of the immediately preceding Interest Period in the case of a Rollover to a successive Interest Period as described in Section 2.3(b) hereof, and ending on (i) in the case of any Term RFR Loan, the last day of each one (1) month period thereafter, and (ii) in the case of any Eurocurrency Rate Loan, the last day of each one (1), three (3) or, subject to availability from all Lenders (and excluding, for the avoidance of doubt, any Borrowing in Canadian Dollars), six (6) month period thereafter; provided that:

(A)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(B)    any Interest Period which begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (A) above, end on the last Business Day of the applicable calendar month; and
(C)    if the Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date.
For the avoidance of doubt, the “Interest Period” applicable to all Daily Simple RFR Loans (as applicable) shall be one (1) month.
“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.
“Investment” means a direct or indirect ownership interest in and/or capital contribution to an “Investment” (as defined in the applicable Infra-Fund’s Partnership Agreement), including for the avoidance of doubt, any Liquid Assets and other loans or promissory notes but excluding Equity Interests in each Credit Party and any Holding Vehicle, unless the context otherwise requires.
“Investment Credit Extension” means any Loan or Letter of Credit for which the proceeds are used to fund an Investment.
“Investment Policy” means the investment objective and investment limitations of each Infra-Fund and each Credit Party, as applicable, as in effect on the Closing Date or as otherwise modified not in contravention of Section 9.4, and with respect to each Infra-Fund, as described in the applicable Memoranda, Section 2.5 of the Delaware Infra-Fund’s Partnership Agreement, Section 2.09 of the Luxembourg Infra-Fund’s Partnership Agreement or any other similar section of the applicable Infra-Fund’s Partnership Agreement, as applicable.
“Investor” means any Person that is admitted to an Infra-Fund Subscription Entity as a “Unitholder”, an “Investor”, a “Limited Partner” or as a “General Partner” (each as defined in the applicable Partnership Agreement) in accordance with the terms of such Partnership Agreement; “Investors” means all of such Persons, collectively.
“Investor Information” is defined in Section 12.17 hereof.
“Joinder Agreement” means an agreement contemplated by Section 12.11(e) hereof, pursuant to which a new lender joins the Credit Facility as a Lender, which agreement shall be substantially in the form of Exhibit N hereto.
“Judgment Currency” is defined in Section 12.20(b) hereof.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local laws, statutes, treaties, rules, guidelines, directives, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all rules, regulations directives or published interpretations thereunder or issued in connection therewith relating to capital, liquidity and leverage requirements and (y) all rules, regulations, directives or published interpretations promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in Law”, regardless of the date enacted, adopted or issued.
“Lender Commitment” means, for each Lender, the amount set forth opposite its name on Schedule II hereto or in such Lender’s respective Assignment and Acceptance Agreement or Joinder Agreement, as the same may be increased from time to time by the Borrower pursuant to Section 2.15 hereof or reduced from time to time by the Borrower pursuant to Section 3.6 hereof, or reduced or increased by further assignment by or to such Lender pursuant to Section 12.11(c) hereof.
“Lenders” means the Lenders party hereto as of the Closing Date and each of the other lending institutions that shall become a Lender hereunder pursuant to Section 12.11(c) or Section 12.11(e) hereof, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance Agreement or otherwise.
“Letter of Credit” means any letter of credit issued for the account of the Borrower by the Letter of Credit Issuer pursuant to Section 2.8 hereof either as originally issued or as the same may, from time to time, be amended or otherwise modified or extended.
“Letter of Credit Issuer” means ING, or any Lender or Affiliate of such Lender so designated, and which accepts such designation, by the Administrative Agent and approved by the Borrower, including any institution which issues a Letter of Credit to a Borrower pursuant to Section 2.8(a) of this Credit Agreement.
“Letter of Credit Liability” means the aggregate amount of the undrawn stated amount of all outstanding Letters of Credit plus the amount drawn under Letters of Credit for which the Letter of Credit Issuer and the Lenders, or any one or more of them, have not yet received payment or reimbursement (in the form of a conversion of such liability to Loans, or otherwise) as required pursuant to Section 2.8 hereof.
“Letter of Credit Sublimit” means an amount equal to the lesser of (i) fifty percent (50%) of the Maximum Commitment (excluding any Temporary Increase Tranche Commitments), and (ii) $50,000,000. For the avoidance of doubt, the Letter of Credit Sublimit is a part of, and not in addition to, the Maximum Commitment.

“Lien” means any lien, mortgage, security interest, assignment by way of security, charge, tax lien, pledge, similar encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute, law, contract, or otherwise.
“Liquid Assets” means Investments constituting “Debt and Other Securities” (as defined in the Memorandum of the Delaware Infra-Fund) and which Investment has been made consistent with the Investment Policy.
“Liquidity Guarantor” means Stonepeak-Plus Infrastructure Fund Liquidity LP, a Cayman Islands exempted limited partnership, acting by its general partner, Stonepeak-Plus Infrastructure Fund Finance LLC.
“Loan Documents” means this Credit Agreement, the Notes (including any renewals, extensions, re-issuances and refinancings thereof), each of the Collateral Documents, each Assignment and Acceptance Agreement, each Application for Letter of Credit, any Borrower Joinder Agreements, any Guarantor Joinder Agreements, any Fee Letters, and such other agreements and documents, and any amendments or supplements thereto or modifications thereof that are executed or delivered pursuant to the terms of this Credit Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification that the parties thereto agree shall constitute a “Loan Document” hereunder.
“Loans” means the groups of Eurocurrency Rate Loans, RFR Loans and Reference Rate Loans (including any Loans deemed made pursuant to Section 2.8(d) hereof) made by the Lenders to the Borrower pursuant to the terms and conditions of this Credit Agreement, and certain other related amounts specified in Sections 2.9, 2.12(b) 3.3(c) and 3.3(d) hereof shall be treated as Loans pursuant to Sections 2.9, 2.12(b), 3.3(c) and 3.3(d) hereof.
“LTV Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) the sum of the aggregate outstanding Principal Obligations and all other Indebtedness for Borrowed Money of the Credit Parties, to (b) the sum of (x) Adjusted NAV plus or minus (as applicable) (y) without duplication, all net obligations of the Credit Parties and the Holding Vehicles in respect of or under Hedging Agreements (as a mark-to-market liability shall be deducted and a mark-to-market asset shall be added) minus, (z) without duplication, the aggregate amount of Indebtedness of all Holding Vehicles (other than in respect of or under Hedging Agreements and solely to the extent not already deducted in determining NAV), in each case as of such date.
“Luxembourg” means the Grand Duchy of Luxembourg.
“Luxembourg Infra-Fund” means Stonepeak-Plus Infrastructure Master Fund SCSp-RAIF, a reserved alternative investment fund (fonds d'investissement alternatif réservé) in the form of a special limited partnership (société en commandite spéciale) established and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 3, Rue Jean Piret, L-2350 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number

B293652, represented by its managing general partner (associé commandité-gérant) Stonepeak-Plus Infrastructure Fund Associates (Lux) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 3, Rue Jean Piret, L-2350 Luxembourg, Grand Duchy of Luxembourg and registered with the RCS under number B291963.
“Mandated Lead Arranger” is defined in the preamble hereof.
“Margin Stock” has the meaning assigned thereto in Regulation U.
“Material Adverse Effect” means a material adverse effect on (a) the rights of, or benefits available to, the Lenders under the Loan Documents, (b) the Credit Parties’ (taken as a whole) ability to pay the Obligations when due in accordance with the terms of the Loan Documents, (c) the Credit Parties’ (taken as a whole) ability to perform their respective material obligations under any Loan Document to which any of them is a party, (d) the legality, validity, binding effect or enforceability of any Loan Document, or (e) the ability of the Credit Parties (taken as a whole) to receive Portfolio Investment Distributions.
“Material Amendment” is defined in Section 9.4 hereof.
“Material Investment Event” means any of the following events with respect to any Investment that is an Eligible Investment or the Holding Vehicle in which such Eligible Investment is held, as applicable (in each case, which shall be deemed to occur upon the earlier of notice from the Administrative Agent or any Credit Party obtaining knowledge thereof):
(a)    any action under any Debtor Relief Law relating to the issuer of such Eligible Investment, such Eligible Investment or such Holding Vehicle (in involuntary cases or proceedings, if not stayed or dismissed within sixty (60) days);
(b)    (i) any payment default (whether by virtue of a default with respect to a payment due at scheduled maturity, required prepayment, acceleration, demand, or otherwise) of $15,000,000 or more relating to any Indebtedness for Borrowed Money, hedging obligations or guaranties thereof by such Eligible Investment or such Holding Vehicle that continues uncured (after giving effect to any grace period applicable to such payment), or (ii) any other material event of default (including, but not limited to, the failure to meet or maintain any applicable financial covenants thereunder or the entry of any judgment in contravention of the terms thereof) relating to any Indebtedness for Borrowed Money, hedging obligations or guaranties thereof by such Eligible Investment or such Holding Vehicle that continues uncured beyond the expiration of any applicable grace period or such longer period as agreed by the Administrative Agent;
(c)    the Value of such Eligible Investment is less than seventy five percent (75%) of the cost of such Investment (in each case, based on applicable local currency) for a period of two consecutive quarters (excluding any reductions caused from the partial disposition of, or distribution made in respect of, such Eligible Investment);

(d)    any default by a Credit Party or Holding Vehicle with respect to any Portfolio Investment Obligations related to such Eligible Investment, beyond any applicable notice or cure period;
(e)     a Credit Party or Holding Vehicle has repudiated its Portfolio Investment Obligations or any material obligation under any Portfolio Investment Document and continued enforceability of such obligation;
(f)    the foreclosure of any material Lien in respect of such Eligible Investment or the Equity Interest of any applicable Borrower or Holding Vehicle therein;
(g)    such Eligible Investment or Holding Vehicle is prevented under the terms of its financing arrangements from paying a declared distribution (directly or indirectly) to a Credit Party due to its failure to meet any conditions or criteria thereunder for the payment of such distribution, as determined by such Eligible Investment or Holding Vehicle at the time such distribution is declared; or
(h)    such Eligible Investment or Holding Vehicle is a Sanctioned Person;
provided, that in each case (other than with respect to clause (a), (c)-(e), (f) and (g) above), if a Material Investment Event occurs only with respect to a portion of an Eligible Investment, only such portion subject to such Material Investment Event shall be treated as subject to a Material Investment Event. Any Investment (or portion thereof) subject to a Material Investment Event shall be excluded as an Eligible Investment upon the earlier of notice from the Administrative Agent or the Borrower obtaining knowledge thereof, until such time as such Material Investment Event, if capable of cure, is cured.
“Maturity Date” means the earliest of: (a) the Stated Maturity Date; (b) the date upon which the Administrative Agent declares the Obligations due and payable after the occurrence of an Event of Default; (c) twenty-eight (28) days prior to the dissolution of any Credit Party (other than any Credit Party permitted to withdraw pursuant to Section 2.9(c) and in the process of effectuating such a withdrawal); and (d) the date upon which the Borrower terminates all of the Lender Commitments pursuant to Section 3.6 hereof or otherwise.
“Maximum Commitment” means $~~300,000,000~~400,000,000 as it may be (a) reduced from time to time by the Borrower pursuant to Section 3.6 hereof or (b) increased from time to time pursuant to Section 2.15 hereof.
~~“Maximum LC Draw Amount” is defined in Section 10.4(c)(i) hereof.~~
“Maximum LTV Ratio Breach” is defined in Section 2.1(d)(ii) hereof.
“Maximum LTV Ratio” is defined in Section 9.17 hereto.
“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by applicable Law on such day.

“Memorandum” means, each “Memorandum” as defined in the Partnership Agreement of the Delaware Infra-Fund ~~and~~, the Partnership Agreement of the Luxembourg Infra-Fund and the Partnership Agreement of the Infra-Fund Feeder.
“Minimum Adjusted NAV” means Adjusted NAV is an amount less than (i) during the first year following the Closing Date, $200,000,000, and (ii) from the first anniversary of the Closing Date and thereafter, $350,000,000.
“Minimum Interest Coverage Ratio” is defined in Section 9.17 hereto.
“Minimum Interest Coverage Ratio Breach” is defined in Section 2.1(d)(iii) hereof.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“NAV” means, as of any date of calculation, an amount equal to:
(a)    the aggregate Value of all Eligible Investments in U.S. Dollars, as of such date(which, for the avoidance of doubt, shall not include any Investment or portion of an Investment, in each case, to the extent constituting or held through the Aggregator I Excluded Share), plus
(b)    without duplication, the amount of cash and Cash Equivalents held by the Credit Parties, less
(c)    to the extent not deducted in determining the aggregate Value pursuant to clause (a), the aggregate outstanding Indebtedness for Borrowed Money of any Holding Vehicle in which such Eligible Investment is held (excluding the Obligations).
“Net Cash Proceeds” means, in respect of any cash proceeds actually received by a Credit Party or Holding Vehicle from any Investment in which it holds an interest (including in connection with a disposition, distribution, dividend or other payment directly or indirectly from such Investment), the gross amount of cash proceeds so received, net of the sum of, without duplication, (i) all fees and out-of-pocket expenses reasonably incurred by such Credit Party or Holding Vehicle or reasonably expected to be payable and reserved by any such Person in connection with such event, (ii) with respect to any applicable transaction generating such cash proceeds, any funded escrow established pursuant to the documents evidencing any disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale, transfer or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds occurring on the date of such reduction solely to the extent that any such Credit Party or Holding Vehicle receives cash in an amount equal to the amount of such reduction, (iii) any reasonable and customary costs associated with unwinding any related obligations under Hedging Agreements in connection therewith, (iv) the amount of all taxes paid (or reasonably estimated to be payable) by such Credit Party or Holding Vehicle in respect of such Investment and the amount of any reserves established by such Credit Party or Holding Vehicle to fund contingent liabilities reasonably estimated to be payable in respect of such

Investment, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by such Credit Party or Holding Vehicle at such time of Net Cash Proceeds in the amount of such reduction, (v) any amounts applied to pay Permitted Tax Distributions, (vi) any amounts retained or applied to pay operating expenses of a Holding Vehicle (not to exceed $10,000 per annum for each applicable Holding Vehicle) and (vii) any amounts otherwise required to be paid or reserved pursuant to any contractual arrangement related to the applicable Investment entered into in good faith, for a bona fide purpose and not for the primary purpose of prohibiting or preventing the application of such amount (it being understood that (x) if such requirement is pursuant to the terms of Indebtedness, this clause (vii) shall not apply to the extent such Indebtedness was entered into in contravention of Section 9.11 and (y) any such amounts that cease to be reserved pursuant to any such contractual arrangement and are not so paid or applied shall again be deemed to constitute Net Cash Proceeds hereunder). With respect to Net Cash Proceeds received in connection with a casualty or condemnation, the term “Net Cash Proceeds” shall exclude amounts paid as income replacement (for example, the proceeds attributable to a claim under a business interruption insurance policy).
“New Investment Materials” means, with respect to any new ~~Eligible~~ Primary Investment, materials and information with respect to the ownership, acquisition cost, leverage and, to the extent available to the Credit Parties, dividend forecast of such ~~Eligible~~ Primary Investment, together with a business description of such ~~Eligible~~ Primary Investment.
“Non-Excluded Taxes” means all (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Notes” means the promissory notes provided for in Section 3.1 hereof, and all promissory notes delivered in substitution or exchange therefor, as such notes may be amended, restated, reissued, extended or modified, and “Note” means any one of the Notes.
“Obligations” means all present and future indebtedness, obligations, and liabilities of the Credit Parties to the Lenders, and all renewals and extensions thereof (including, without limitation, Loans, Letters of Credit, or both), or any part thereof, arising pursuant to this Credit Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes, and all interest accruing thereon, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all present and future indebtedness, obligations and liabilities of the Credit Parties to the Secured Parties evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof. For the avoidance of doubt, the “Obligations” with respect to any Credit Party shall include any joint and several obligations of such Credit Party as described herein.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Operating Company” means a “venture capital operating company” or a “real estate operating company”, each as defined in the Plan Asset Regulations.

“Other Claims” is defined in Section 5.5 hereof.
“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” is defined in Section 4.6(c) hereof.
“Participant” is defined in Section 12.11(b) hereof.
“Participant Register” is defined in Section 12.11(f) hereof.
“Participating Member State” shall mean a member of the European Communities that adopts or has adopted the Euro as its currency in accordance with EMU Legislation.
“Partnership Agreement” means, for any Person, the limited partnership agreement, special limited partnership agreement, limited liability company agreement, exempted limited partnership agreement, memorandum and articles of association, or other equivalent governing document in the applicable jurisdiction of its formation, as the same may be further amended, restated, modified or supplemented in accordance with the terms hereof and in each case of the Credit Parties as described on Schedule I hereto, as such schedule may be amended, restated, modified or supplemented from time to time; “Partnership Agreements” means, collectively, all of the Partnership Agreements.
“Patriot Act” is defined in Section 12.18 hereof.
~~“Payment Recipient” is defined in Section 11.13(a) hereof.~~
“Periodic Term CORRA Determination Day” has the meaning assigned in the definition of “Term CORRA”.
“Permitted Liens” is defined in Section 9.2 hereof.
“Permitted Tax Distributions” with respect to any taxable period (or portion thereof) during which any Credit Party is a partnership, S corporation or disregarded entity of a partnership or S corporation for U.S. federal income Tax purposes, payments or distributions by such Credit Party to any direct or indirect holder of Equity Interests of such Credit Party with respect to each estimated Tax payment date as well as each other applicable Tax payment due date, such that each such holder receives, in the aggregate for such taxable period, payments or distributions in an amount not to exceed (i) the sum of the highest combined marginal U.S. federal, state and local Tax rate (including any Tax rate imposed on “net investment income” by Section 1411 of the Internal Revenue Code) applicable to an individual, or if higher, a corporation resident in New York, New York (taking into account the character of the taxable income (e.g., long-term capital gain, ordinary income, etc.)), multiplied by (ii) the amount of net taxable income

(including reasonable estimates thereof) allocated to such holder for such taxable period in respect of such Credit Party and its subsidiaries (to the extent such subsidiaries are disregarded entities of such Credit Party or partnerships or S corporations allocating income to such Credit Party); provided that, the determination of such distributions (A) shall take into account (1) any U.S. federal, state and/or local losses, deductions, and credits allocated to such holder by such Credit Party and its subsidiaries for prior taxable periods to the extent such losses, deductions, or credits are of a character that would allow such losses, deductions, or credits to be available to reduce Taxes in the current taxable period (taking into account any limitations on the utilization of such losses, deductions, or credits to reduce such Taxes and to the extent such losses, deductions, or credits had not already been taken into account to offset income with respect to the operations of such Credit Party and its subsidiaries), (2) any adjustment to such holder’s taxable income attributable to its direct or indirect ownership of such Credit Party and its subsidiaries as a result of any Tax examination, audit or adjustment with respect to any taxable period or portion thereof and (3) the deductibility of state and local income Taxes for U.S. federal income tax purposes and (B) shall not take into account the effect of any deduction under Section 199A of the Internal Revenue Code or the impact of any tax basis step ups after the date hereof under Sections 734, 743 or 754 of the Internal Revenue Code.
“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, limited liability company, nonprofit corporation, partnership, limited partnership, exempted limited partnership, exempted company, sovereign government or agency (including any Governmental Authority), instrumentality, or political subdivision thereof, or any similar entity or organization.
“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), including any single-employer plan or multiemployer plan (as such terms are defined in Section 4001(a)(15) and in Section 4001(a)(3) of ERISA, respectively), that is subject to Title IV of ERISA or Section 412 or Section 430 of the Internal Revenue Code.
“Plan Asset Regulations” means 29 C.F.R. §2510.3-101, et seq., as modified by Section 3(42) of ERISA, as the same may be amended from time to time.
“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulations.
“Portfolio Borrowing Base Advance Rate” means, at any time, (a) as long as there are at least five (5) Distinct Eligible Investments and the Adjusted NAV is no less than the Minimum Adjusted NAV, twenty five percent (25%); and (b) there are less than five (5) Distinct Eligible Investments or Adjusted NAV is less than Minimum Adjusted NAV, zero percent (0%).
“Portfolio Investment Distributions” means dividends, interest payments, distributions, liquidation, sale and other proceeds of any kind or nature received by any Credit Party or applicable Holding Vehicle on or in respect of any Investment (including in respect of any Liquid Assets), including on account of the purchase, redemption, retirement or other disposition or acquisition of any Equity Interest.

“Portfolio Investment Document” means any governing document, side letter, shareholder agreement, joint venture agreement or other contract which governs the terms and conditions of any Investment held by a Credit Party or a Holding Vehicle.
“Portfolio Investment Obligation” means in respect of any Investment, any payments required to be made from time to time in respect thereof by a Credit Party or a Holding Vehicle, including any capital contribution obligation or other liability for which such Credit Party or Holding Vehicle is obligated, including pursuant to any Portfolio Investment Document.
“Potential Default” means any condition, act or event which, with the giving of notice or lapse of time or both, would become an Event of Default.
“Primary Investment” means each Investment other than any Liquid Assets.
“Primary Obligations” means any Principal Obligations or Obligations owing to the Secured Parties in respect of accrued and unpaid interest or fees payable under the Loan Documents.
“Prime Rate” means, for any date, a per annum rate equal to the rate of interest set forth for such date as published in The Wall Street Journal as the “prime rate” for such date. The Prime Rate may be, but is not intended to be, the lowest rate of interest charged by the Administrative Agent, any Lender, the Letter of Credit Issuer or any other financial institution in connection with extensions of credit to borrowers. If The Wall Street Journal no longer reports the Prime Rate, or if such Prime Rate no longer exists, the Administrative Agent may select a reasonably comparable index or source to use as the basis for the Prime Rate.
“Principal Obligations” means, on any date of determination, the sum of (a) the aggregate outstanding principal amount of the Loans (including any Capitalized Interest Loan and any Capitalized Unused Commitment Fee Loan), and (b) the Letter of Credit Liability.
“Pro Rata Share” means, with respect to each Lender, the percentage obtained from the fraction: (a) (i) the numerator of which is the Lender Commitment of such Lender; and (ii) the denominator of which is the aggregate Lender Commitments of all Lenders; or (b) in the event the Lender Commitments have been terminated: (i) the numerator of which is the Lender Commitment of such Lender as in effect immediately prior to such termination; and (ii) the denominator of which is the aggregate Lender Commitments of all Lenders as in effect immediately prior to such termination.
“Proceedings” is defined in Section 7.9 hereof.
“Proposed Amendment” is defined in Section 9.4 hereof.
“RCS” means the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg).
“Redemption Request” means a notice provided by an Investor to the applicable Infra-Fund Subscription Entity pursuant to which such Investor requests the applicable Infra-Fund Subscription Entity to redeem some or all of its Units as permitted under the applicable Infra-

Fund Subscription Entity’s Partnership Agreement and in accordance with the Unit Redemption Program.
“Redemptions” means the redemption by the applicable Infra-Fund Subscription Entity of some or all of an Investor’s Units pursuant to the applicable Partnership Agreement and/or Unit Redemption Program.
“Reference Rate” means, for any date, the greatest of: (a) the Prime Rate; (b) the Federal Funds Rate plus fifty (50) basis points; and (c) the Daily Simple RFR for Dollars in effect on such date plus one hundred (100) basis points, plus, in the case of the foregoing clause (a), clause (b) and clause (c), the Applicable Margin. Each change in the Reference Rate shall become effective without prior notice to any Credit Party automatically as of the opening of business on the day of such change in the Reference Rate. Notwithstanding the foregoing, in no event shall the Reference Rate be less than the Floor.
“Reference Rate Conversion Date” is defined in Section 2.3(c) hereof.
“Reference Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to the Reference Rate.
“Reference Time” means, with respect to any setting of the then-current Benchmark for any Currency:
(a) if such Benchmark is Term SOFR, two (2) Business Days prior to (i) if the date of such setting is a Business Day, such date or (ii) if the date of such setting is not a Business Day, the Business Day immediately preceding such date;
(b) if such Benchmark is a Daily Simple RFR, (i) if the RFR for such Benchmark is SOFR, then four (4) Business Days prior to (A) if the date of such setting is a Business Day, such date or (B) if the date of such setting is not a Business Day, the Business Day immediately preceding such date; (ii) if the RFR for such Benchmark is SONIA, then four (4) Business Days prior to (A) if the date of such setting is a Business Day, such date or (B) if the date of such setting is not a Business Day, the Business Day immediately preceding such date; and (iii) if the RFR for such Benchmark is SARON, then five (5) Business Days prior to (A) if the date of such setting is a Business Day, such date or (B) if the date of such setting is not a Business Day, the Business Day immediately preceding such date; and
(c) otherwise, then the time reasonably determined by the Administrative Agent, including in accordance with any Conforming Changes or Benchmark Replacement Conforming Changes.
“Regulation T”, “Regulation U” and “Regulation X” means Regulation T, U, or X, as the case may be, of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to margin requirements applicable to member banks of the Federal Reserve System.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the environment, or into or out of any real property Investment, including the movement of any Hazardous Material through or in the air, soil, surface water or groundwater of any real property Investment.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto and (c) with respect to a Benchmark Replacement in respect of Loans denominated in an Alternative Currency (other than Sterling), (i) the central bank for the Currency in which the Loans for such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which the Loans for such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof with respect to such Benchmark Replacement.
~~“Repurchase Request” means a notice provided by an Investor to the applicable Infra-Fund Subscription Entity pursuant to which such Investor requests the applicable Infra-Fund Subscription Entity to repurchase some or all of its Units as permitted under the applicable Infra-Fund Subscription Entity’s Partnership Agreement and in accordance with the Unit Repurchase Program.~~
~~“Repurchases” means the repurchase by the applicable Infra-Fund Subscription Entity of some or all of an Investor’s Units pursuant to the applicable Partnership Agreement and/or Unit Repurchase Program.~~
“Request for Borrowing” is defined in Section 2.3 hereof.
“Request for Letter of Credit” is defined in Section 2.8(b) hereof.
“Required Lenders” means, at any time: (a) the Lenders (other than the Defaulting Lenders) holding an aggregate Pro Rata Share of greater than fifty percent (50%) of the Lender Commitments (excluding the Lender Commitments of any Defaulting Lenders); or (b) at any time that the Lender Commitments are zero (0), the Lenders (other than the Defaulting Lenders) owed an aggregate Pro Rata Share of greater than fifty percent (50%) of the Principal Obligations outstanding at such time, provided that, at any time that there is more than one Lender, the Required Lenders shall be comprised of at least two (2) Lenders.
“Required Payment” is defined in Section 11.13(a) hereof.

“Required Payment Time” means, (a) within two (2) Business Days, to the extent that funds are available in the Collateral Account maintained by the Borrower; provided that the aggregate amount so debited from such Collateral Accounts shall not exceed the amount of the Dollar Equivalent of the Principal Obligations owing by the Borrower; provided further that such funds first be deposited into the applicable Collateral Account of the Borrower in accordance with the last sentence of Section 9.12 hereof or (b) otherwise, within twenty (20) Business Days or, if later, by the fifth (5th) Business Day of the following calendar month.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means any Chairman, President, Co-President, Senior Managing Director, Managing Director, Principal, Director, Executive Vice President, Vice President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer or any manager, director or officer of (a) a corporation or an exempted company, (b) the general partner of a limited partnership or an exempted limited partnership or if such general partner is itself a limited partnership or an exempted limited partnership, its general partner, or (c) a limited liability company or the managing member thereof and, in each case, any other authorized officer or signatory thereof who has the power to bind the Person who has provided documentation that is acceptable in the reasonable discretion of the Administrative Agent evidencing such authority.
“Retained Distributions” is defined in Section 5.2(a).
“Revaluation Date” means: (a) each date of the making of any Loan in an Alternative Currency or an issuance, amendment, renewal or extension of a Loan or Letter of Credit denominated in an Alternative Currency, as applicable, (b) the date of any Material Investment Event, (c) the last Business Day of each calendar month, and (d) each other date on which the Administrative Agent, the Letter of Credit Issuer or the Borrower shall reasonably request.
“Review Event” means, as of the end of any calendar month, the Infra-Fund Subscription Entities in the aggregate shall have satisfied ~~Unit Repurchase~~Redemption Requests with respect to Investors during the trailing twelve month period requesting the ~~Repurchase~~Redemption of Units which resulted in ~~Repurchases~~Redemptions by the Infra-Fund Subscription Entities of Units (net of new subscriptions during such twelve month period) representing more than 30% of Adjusted NAV as of the end of such calendar month; provided, that ~~Repurchases~~Redemptions of Units held by Stonepeak and replaced on a Dollar-for-Dollar basis with new subscriptions from Investors shall not be deemed ~~Repurchased~~Redeemed for purposes of this definition.
“Review Event Cure Plan” is defined in Section 2.1(d)(vii).
“Review Event Period” is defined in Section 2.1(d)(vii).
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, SOFR, (b) Sterling, SONIA, (c) Swiss Francs, SARON, and (d) Canadian Dollars, CORRA.
“RFR Determination Day” is defined in the definition of “Daily Simple RFR”.

“RFR Loan” means a Daily Simple RFR Loan or a Term RFR Loan, as the context may require.
“RFR Rate Day” is defined in the definition of “Daily Simple RFR”.
“Rollover” means the renewal of all or any part of any Eurocurrency Rate Loan or Term RFR Loan upon the expiration of the Interest Period with respect thereto, pursuant to Section 2.3(b) hereof.
“Rollover Notice” is defined in Section 2.3(b) hereof.
“S&P” means S&P Global Ratings, a subsidiary of S&P Global Inc., and any successor thereto.
“Same-Day Borrowing” means a Borrowing of a Reference Rate Loan (denominated in Dollars only), for which the date of the Request for Borrowing and the date of the funding requested in such Request for Borrowing occur on the same day.
“Same-Day Borrowing Sublimit” means an amount equal to twenty percent (20%) of the Maximum Commitment (or such higher percentage as agreed by the Administrative Agent and the Lenders, each in its sole discretion) at the time of any Same-Day Borrowing.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any country-based or territory-based Sanctions (at the time of this Agreement, the Crimean, so-called Donetsk People’s Republic, Kherson, the so-called Luhansk People’s Republic, and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means, at any time, (a) any Person or vessel listed in any Sanctions-related list of designated Persons or other similar list maintained by OFAC or the U.S. Department of State or by the United Nations Security Council, the United Kingdom, the European Union, any EU member state, the Australian Department of Foreign Affairs and Trade or any other applicable sanctions authority where a Credit Party is located or conducts business or any other applicable sanctions authority that is otherwise described in the definition for Sanctions, (b) any Person operating, organized, citizen of, or resident in a Sanctioned Country, (c) any Person owned 50% or more by such Persons described in clause (a) or (b), or (d) an agency or instrumentality of, or entity owned 50% or more by, the government of a Sanctioned Country.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom (including any sanctions legislation extended to the Cayman Islands pursuant to any Order in Council of His Majesty’s Privy Council in the United Kingdom) or the Australian Department of Foreign Affairs and Trade ~~(“DFAT”)~~, (c) by such Japanese Governmental Authority imposing, administering or enforcing similar types of sanctions or trade embargoes, (d) Global Affairs Canada and any other applicable Canadian Governmental Authority or (e) such Governmental Authorities imposing, administering or enforcing similar types of sanctions or trade embargoes in the jurisdiction of any Alternative

Currency where a Loan or Letter of Credit has been requested by a Borrower in such Alternative Currency.
“SARON” means a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.
“SARON Administrator” means the SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).
“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
“SARON RFR Determination Day” is defined in the definition of “Daily Simple RFR”.
“Secured Parties” means the Administrative Agent, the Collateral Agent, the Lenders and any Affiliate of any Lender to which Obligations are owed, and Letter of Credit Issuer.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR RFR Determination Day” is defined in the definition of “Daily Simple RFR”.
“Sole Bookrunner” is defined in the preamble hereof.
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA RFR Determination Day” is defined in the definition of “Daily Simple RFR”.

“Spot Rate” means, with respect to any Alternative Currency on any Revaluation Date, the rate at which such Alternative Currency may be exchanged into Dollars, as set forth on such Revaluation Date at approximately 11:00 a.m. on the applicable Reuters World Currency Page. In the event that such rate does not appear on the applicable Reuters World Currency Page, the Spot Rate with respect to such Alternative Currency shall be determined by reference to such other publicly available service for displaying exchange rates as the Administrative Agent may determine, in its reasonable discretion; provided, that if at the time of any such Revaluation Date, for any reason, no such Spot Rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate, in the exercise of its commercially reasonable discretion, to determine such rate, and such determination shall be conclusive absent manifest error.
“Stated Maturity Date” means July ~~16~~14, ~~2027~~2028, subject to the extension of such date pursuant to Section 2.14 hereof.
“Sterling” and “£” means the lawful currency of the United Kingdom.
~~“STIBOR” is defined in the definition of “Eurocurrency Rate”.~~
“Stonepeak” means, collectively, Stonepeak Partners and any applicable Affiliate thereof.
“Stonepeak Partners” means Stonepeak Partners LP, a Delaware limited partnership or any successor thereto.
“Subsidiary” means, in relation to any Person, any other Person (a) which is controlled, directly or indirectly, by the first mentioned Person, (b) more than half the voting power of shares of stock (or similar or equivalent instruments) of which is beneficially owned, directly or indirectly, by the first mentioned Person or (c) which is a Subsidiary of another Subsidiary of the first mentioned Person, and for this purpose, a Person shall be treated as being “controlled” by another if that other person is able to direct its affairs and/or to control the composition of its board of directors or equivalent body or similarly directs its affairs. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment.
“Swiss Francs” and the sign “Fr” mean the lawful currency of Switzerland.
“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent, in its reasonable discretion, to be a suitable replacement) is open for the settlement of payments in Euro.
“Tax Payment” means either the increase in a payment made by, or on account of any obligation of, the Borrower to a Lender or the Administrative Agent under Section 4.6(a) hereof or a payment under the indemnity in Section 4.6(d) hereof.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Temporary Increase Tranche” is defined in Section 2.15(b)(i) hereof.
“Temporary Increase Tranche Commitment” means, for the Temporary Increase Tranche Lenders, the portion of the Maximum Commitment that has been increased in respect of a particular Temporary Increase Tranche as specified for such Temporary Increase Tranche in the related approved Temporary Increase Tranche Request.
“Temporary Increase Tranche Effective Date” is defined in Section 2.15(b)(ii) hereof.
“Temporary Increase Tranche Fee” means the fee payable with respect to any Temporary Increase Tranche in accordance with Section 2.15(b)(iii)(3) hereof, as set forth in the applicable Fee Letter.
“Temporary Increase Tranche Lender” means a Lender agreeing to increase its Lender Commitment for purposes of a Temporary Increase Tranche in accordance with Section 2.15(b) hereof.
“Temporary Increase Tranche Loan” means Loans funded by the Temporary Increase Tranche Lenders pursuant to a Temporary Increase Tranche in which such Temporary Increase Tranche Lender participates.
“Temporary Increase Tranche Maturity Date” means the maturity date of a particular Temporary Increase Tranche which shall be the earliest of: (a) the date requested by the applicable Borrower to be the Temporary Increase Tranche Maturity Date in the respective Temporary Increase Tranche Request for such Temporary Increase Tranche; (b) the date which is 364 days following the Temporary Increase Tranche Effective Date; (c) the Stated Maturity Date; and (d) the Maturity Date.
“Temporary Increase Tranche Request” means the notice substantially in the form of Exhibit O-2 hereto pursuant to which the Borrowers request a temporary increase of the Lender Commitments in accordance with Section 2.15(b) hereof.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA” means, for any calculation with respect to a Term RFR Loan denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark

Replacement Date with respect to Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term RFR” means, with respect to Dollars, Canadian Dollars, Sterling or Swiss Francs for any Interest Period, a rate per annum equal to:
(a) for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the greater of (i) Term SOFR and (ii) the Floor;
(b) for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling , the greater of (i) SONIA for a period comparable to such Interest Period and any related spread adjustment that has been selected by the Administrative Agent and the Borrower giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body for U.S. syndicated credit facilities denominated in Sterling at such time that are substantially similar to the credit facilities under this Credit Agreement and (ii) the Floor;
(c) for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Swiss Francs, the greater of (i) SARON for a period comparable to such Interest Period and any related spread adjustment that has been selected by the Administrative Agent and the Borrower giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body for U.S. syndicated credit facilities denominated in Swiss Francs at such time that are substantially similar to the credit facilities under this Credit Agreement and (ii) the Floor; and
(d) for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, the greater of (i) Term CORRA for a period comparable to such Interest Period and any related spread adjustment that has been selected by the Administrative Agent and the Borrower giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body for U.S. syndicated credit facilities denominated in Canadian Dollars at such time that are substantially similar to the credit facilities under this Credit Agreement and (ii) the Floor.
“Term RFR Loan” means a Loan that bears interest at a rate based on Term RFR other than pursuant to clause (c) of the definition of “Reference Rate”.
“Term SOFR” means, for any calculation with respect to a Term RFR Loan in Dollars, the Term SOFR Reference Rate for a tenor comparable to such Interest Period on the day (such day, the

“Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day prior to the date that would otherwise be applicable for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such date is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Conversion Date” is defined in Section 2.3(c) hereof.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Third Amendment Effective Date” means July 15, 2026.
“Third Party Valuation” means, an independent “valuation” report prepared by a Third Party Valuation Agent reflecting the fair market valuation (or midpoint of ranges) of any Investment or Investments.
“Third Party Valuation Agent” means each of (a) Kroll, LLC, (b) Deloitte & Touche LLC, (c) Ernst & Young LLP, (d) KPMG LLC, (e) PricewaterhouseCoopers LLP, (f) Alvarez & Marsal, (g) Houlihan Lokey, (h) any other third party advisory firm identified by the Borrowers that is acceptable to Administrative Agent (acting at the direction of the Required Lenders).
“TIBOR” is defined in the definition of “Eurocurrency Rate”.
“Transfer” means to assign, convey, exchange, pledge, sell, set-off, transfer or otherwise dispose.
“Trigger Event” means (i) the occurrence and continuance of any Excess Prepayment Event or (ii) a Review Event has occurred and is continuing and either no Review Event Cure Plan has been agreed in respect of such Review Event or the Borrower is not in compliance with the agreed Review Event Cure Plan in respect of such Review Event.
“Type of Loan” means a Eurocurrency Rate Loan, an RFR Loan or a Reference Rate Loan.
“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state, which from time to time governs creation or perfection (and the effect thereof) of security interests in any Collateral for the Obligations.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Uncommitted Extension Option” is defined in Section 2.14(a) hereof.
“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable Law requires that such appointment not be disclosed.
“Unit ~~Repurchase~~Redemption Program” means the “Unit ~~Repurchase~~Redemption Program”, as defined in the Partnership Agreement of the Delaware Infra-Fund (or any comparable provision of the applicable Luxembourg Infra-Fund’s or Infra-Fund Feeder’s Partnership Agreement, as applicable).
“Units” has the meaning given to such term in the Partnership Agreement of the Delaware Infra-Fund (or any comparable provision of the applicable Luxembourg Infra-Fund’s or Infra-Fund Feeder’s Partnership Agreement, as applicable).
“Unused Portion” is defined in Section 2.12(a) hereof.
“U.S. Person” is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.
“Valuation Policy” means the valuation policy and procedures of each Infra-Fund and each Credit Party, as applicable, as in effect on the Closing Date, and with respect to each Infra-Fund, as described in Section 4.6 of the Partnership Agreement of the Delaware Infra-Fund (or other similar section of the ~~Lux~~Luxembourg Infra-Fund’s Partnership Agreement) and/or the “Valuation Policy” set forth in the applicable Memorandum, which, as of the Closing Date, are intended to ensure that each such Infra-Fund’s and each Credit Party’s Investments are valued in a manner consistent with Generally Accepted Accounting Principles.
“Value” means, with respect to an Investment (or portion thereof) held directly or indirectly by any Credit Party,
(a)    the net asset value of such Investment, in Dollars, as reflected in the Monthly Report most recently delivered pursuant to Section 8.1(a); and

(b)    with respect to an Investment (or portion thereof) acquired after the date the most recent Monthly Report is delivered to the Administrative Agent pursuant to Section 8.1(a) reports the net asset value of the Investments as of, the fair market value of such Investment, in Dollars, at the time of such acquisition;
provided, that Value shall be calculated giving effect to (i) any Distributions made in respect of such Investment, (ii) without duplication of any amounts included in clause (b) above, the amount of any capital contributions made by any Credit Party or Holding Vehicle to such Investment (including with proceeds of the Distribution Reinvestment Plan), or (iii) any write down or write off of any such Investment consistent with the Valuation Policy, in each case, after the date such Monthly Report reports the net asset value as of in the case of clause (a), or after the acquisition of such Investment in the case of clause (b) (any such event, an “Intraperiod Adjustment Event”).
“Voluntary Prepayment” is defined in Section 3.5 hereof.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” means the lawful currency of Japan.
1.2    Other Definitional Provisions.
(a)    All terms defined in this Credit Agreement shall have the above-defined meanings when used in the Notes or any other Loan Documents or any certificate, report or other document made or delivered pursuant to this Credit Agreement, unless otherwise defined in such other document.
(b)    Defined terms used in the singular shall import the plural and vice versa.
(c)    The words “hereof”, “herein”, “hereunder”, and similar terms when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provisions of this Credit Agreement.
(d)    “Including” and similar terms shall be deemed to be followed by “without limitation” unless in fact followed by “without limitation” or a similar term.

(e)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(f)    Any reference to a General Partner shall be deemed to be a reference to such General Partner and any successor thereto.
(g)    Unless otherwise expressly provided herein, (a) references to Constituent Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
(h)    Any reference to the “financial statements” of the applicable Credit Parties will be deemed to include any trial balances and/or financial information in Monthly Reports, in each case, to the extent necessary to give effect to the financial condition of the applicable Credit Parties and their applicable subsidiaries and other investment vehicles, but the foregoing shall not result in any duplication in any calculation or other determination of any relevant amount.
(i)    All references to a Cayman Islands exempted limited partnership taking any action, having any power or authority, owning, holding or dealing with any asset are to such partnership acting through its general partner (or, as the case may be, such general partner’s general partner).
1.3    Times of Day. Unless otherwise specified in the Loan Documents, time references are to time in New York, New York.
1.4    Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the Dollar Equivalent of the maximum face amount of such Letter of Credit available to be drawn at such time after giving effect to all increases thereof contemplated by such Letter of Credit or the documentation related thereto, whether or not such maximum face amount is in effect at such time.
1.5    Exchange Rates; Currency Equivalents. Calculations hereunder relating to the Available Commitment shall always be calculated in Dollars by converting that portion of the Eurocurrency Rate Loans, RFR Loans, Letter of Credit Liability, or Unused Portion attributable to, or made in, an Alternative Currency into its Dollar Equivalent. The Administrative Agent or the Letter of Credit Issuer shall determine the applicable Spot Rates as of each Revaluation Date to be used for making such calculations. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable Currencies until the next Revaluation Date to occur.

1.6    Interest Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Reference Rate, the Term SOFR Reference Rate, Term SOFR, any Daily Simple RFR, the ~~Eurocurrency Rate, the Adjusted~~ Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Reference Rate, the Term SOFR Reference Rate, Term SOFR, any Daily Simple RFR, the Eurocurrency Rate, ~~the Adjusted Eurocurrency Rate,~~ such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Reference Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Reference Rate, any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and, shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.7    Independent Valuation.
(a)    The Required Lenders may from time to time, acting reasonably and in good faith on a belief that the fair market value of all Eligible Investments in the aggregate is at least 20% lower than the Value reported by the Borrower in the financial statements most recently delivered hereunder request further information from the Borrower pertaining to the Value of such Eligible Investments. The Borrower shall use commercially reasonable efforts to, within five (5) Business Days, provide information reasonably requested to support its valuation of such Eligible Investments (provided, that in no event shall this Section 1.7(a) require any Credit Party or Affiliate thereof to breach any (x) binding confidentiality obligations owed to any Investors, Investments or bona fide counterparties with respect thereto or (y) securities Laws, other similar Laws or insider trading policies with respect to Investments, and the Borrower will be permitted to redact any of the foregoing contents in any information provided solely to the extent necessary to avoid any such breach).
(b)    The Borrower and the Lenders agree that, if at any time (A)(i) the LTV Ratio is greater than 20% or (ii) an Event of Default or Potential ~~Event~~Default in each case of the type described in Sections 10.1(a), 10.1(h) or 10.1(i) hereof has occurred or is continuing, and (B) the Required Lenders acting reasonably and in good faith on a belief that the fair market value of all Eligible Investments in the aggregate is at least 20%

lower than the Value reported by the Borrower in the financial statements most recently delivered hereunder, then the Administrative Agent (acting at the direction of the Required Lenders) shall have the right to request a Third Party Valuation with respect to any Eligible Investment from a Third Party Valuation Agent.
(c)    The Borrower shall use commercially reasonable efforts to cause such Third Party Valuation to be provided to the Administrative Agent (for distribution to the Lenders) within thirty (30) days of the date of any such request.
(d)    If the Administrative Agent requests a Third Party Valuation because an Event of Default has occurred and is continuing or if the LTV Ratio is greater than 20%, all fees and expenses incurred in connection with such Third Party Valuation shall be payable by the Borrower. If the Administrative Agent requests a Third Party Valuation of an Eligible Investment for any reason set out in Section 1.7(b) above other than an Event of Default and the fair market value for such Investment is (i) greater than or equal to 95% of the Value reported by the Borrower in the financial statements most recently delivered hereunder, unless the Value as determined per the Third Party Valuation results in a Maximum LTV Ratio Breach, all fees and expenses incurred in connection with such Third Party Valuation shall be payable by the requesting Lenders, or (ii) less than 95% of the Value reported by the Borrower in the financial statements most recently delivered hereunder, all fees and expenses incurred in connection with such Third Party Valuation shall be payable by the Borrower.
(e)    The Value of any Eligible Investment for which a Third Party Valuation (A) has been obtained and delivered by the Borrower to the Administrative Agent in accordance with this Section 1.7, and (B) provides a fair market value for such Investment that is less than the Value reported by the Borrower with respect to one or more Eligible Investments in the financial statements most recently delivered hereunder, shall be adjusted to reflect such Third Party Valuation, and the Borrower shall deliver a Financial Covenant Certificate, including a recalculation of the LTV Ratio within five (5) Business Days, using such revised Value. Such revised Value and calculation of the LTV Ratio shall apply for all purposes in the ~~Transaction~~Loan Documents as of the date of such revaluation or recalculation (and for the avoidance of doubt, shall not apply retroactively) and shall not be increased until the earliest to occur of (x) the 3-month anniversary of the date that the applicable Third Party Valuation is delivered by the Borrower to the Administrative Agent, (y) the date the Borrower delivers a Third Party Valuation by a Third Party Valuation Agent, or (z) the date that the Administrative Agent (acting at the direction of the Required Lenders) agrees with the Borrower to a Value above the Third Party Valuation for such Eligible Investment.
1.8    Exhibits. All references in this Credit Agreement to any Exhibits hereto shall mean such Exhibits as the same may be amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms of this Credit Agreement. Each of the Exhibits to this Credit Agreement may be modified from time to time as matters set forth in such Exhibit are updated or modified in accordance with the terms of this Credit Agreement.
Section 2.    REVOLVING CREDIT LOAN AND LETTERS OF CREDIT
2.1    The Lender Commitment.
(a)    Committed Amount. Subject to the terms and conditions herein set forth, the Lenders agree, during the Commitment Period: (i) to extend to the Borrower a revolving line of credit; and (ii) to participate in Letters of Credit issued by the Letter of Credit Issuer for the account of the Borrower.
(b)    Limitation on Borrowings and Re-~~b~~Borrowings. The Lenders shall not be required to advance any Borrowing or, except as provided in clause (c) below, Rollover or Conversion if:
(i)    after giving effect to such Borrowing, Rollover or Conversion: (A) the Dollar Equivalent of the Principal Obligations would exceed the Available Commitment; or (B) the Principal Obligations of any Same-Day Borrowing would exceed the Same-Day Borrowing Sublimit;
(ii)    an Event of Default or, to any Credit Party’s or the Administrative Agent’s knowledge, Potential Default is continuing or would occur as a result of such Borrowing;
(iii)    a Review Event has occurred and is continuing and either no Review Event Cure Plan has been agreed in respect of such Review Event or the Borrower is not in compliance with the agreed Review Event Cure Plan in respect of such Review Event in any material respect;
(iv)    any other Trigger Event has occurred and is continuing; or
(v)    the Borrower is in violation of any Financial Covenant or, after giving effect to any such Borrowing, Rollover or Conversion on a pro forma basis, would not be in compliance with the Financial Covenants.
(c)    Exceptions to Limitations. Conversions to Reference Rate Loans shall be permitted with the consent of the Administrative Agent in the situations described in clauses (i) through (v) of Section 2.1(b) above, and Rollovers of Eurocurrency Rate Loans and Term RFR Loans shall be permitted in the situations described in clauses (ii), (iii), (iv) (other than with respect to an Excess Prepayment Event) and (v) of Section 2.1(b) above, in each case, unless the Administrative Agent has otherwise accelerated the Obligations or exercised other rights that terminate the Lender Commitments under Section 10.2 hereof.

(d)    Prepayment Events, Cash Sweeps, Cure Plan Events and Review Events.
(i)    Excess Loans Outstanding. If, on any day, the Dollar Equivalent of the Principal Obligations exceeds the Maximum Commitment (including, without limitation, as a result of a change in the Spot Rate as of any Revaluation Date) (each, an “Excess Prepayment Event”), then the Borrower shall pay such excess, together with accrued and unpaid interest and fees payable thereon (the “Excess Prepayment Amount”) to the Administrative Agent, for the benefit of the Secured Parties, in immediately available funds, no later than the Required Payment Time following the Notice Date.
(ii)    LTV Breach Prepayment. If, on any day, the LTV Ratio is greater than the Maximum LTV Ratio (the continuance thereof, a “Maximum LTV Ratio Breach”), then, subject to the provisions set forth in Section 3.4 hereof, the Borrower shall prepay the principal amount of the Loans, together with accrued and unpaid interest thereon, in an aggregate amount that would cause the LTV Ratio to be less than the Maximum LTV Ratio, to the Administrative Agent, for the benefit of the Secured Parties, in immediately available funds no later than the Required Payment Time after the applicable Notice Date.
(iii)    Minimum Interest Coverage Ratio Prepayment. If, on any day, the Interest Coverage Ratio is less than the Minimum Interest Coverage Ratio (the continuance thereof, a “Minimum Interest Coverage Ratio Breach”), then subject to the provisions set forth in Section 3.4 hereof, the Borrower shall prepay the principal amount of the Loans, together with accrued and unpaid interest thereon, in an aggregate amount that would cause the Interest Coverage Ratio to be greater than or equal to the Minimum Interest Coverage Ratio (an “ICR Cure Payment”), to the Administrative Agent, for the benefit of the Secured Parties, in immediately available funds no later than the Required Payment Time after the applicable Notice Date (it being understood that for purposes of determining whether the applicable Minimum Interest Coverage Ratio Breach has been cured, the principal amount of any Loans and any other Indebtedness so prepaid or repaid shall be reduced for purposes of clause (b) of the definition of Interest Coverage Ratio and the Interest Coverage Ratio shall be retested giving pro forma effect to such reduction).
(iv)    [Reserved].
(v)    Pay Down of Investment Loans. To the extent that any Investment relating to an Investment Credit Extension causes any applicable investment limits that are Binding Limitations set forth in the applicable Infra-Fund’s Partnership Agreement or any Memorandum to be exceeded, or any Investment relating to an Investment Credit Extension is otherwise in violation of the applicable Partnership Agreement or Investment Policy in any material respect

(collectively, the “Investment Limitations”), the Borrower shall repay (except to the extent such amounts are addressed by Section 2.1(e) hereof) such Investment Credit Extension to the extent necessary to no longer exceed or be in violation of the Investment Limitations with respect thereto on or before the Required Payment Time (measured from the date of any Credit Party’s knowledge of such violation).
(vi)    Pay Down of Certain Loans. To the extent that any Principal Obligations of the Borrower would either (A) cause any Binding Limitations set forth in Section 4.1(b) of the Delaware Infra-Fund’s Partnership Agreement (or any comparable provision set forth in the Partnership Agreement of any other Infra-Fund (including Section 3.02(c)(i) of the Luxembourg Infra-Fund’s Partnership Agreement), Credit Party or other Holding Vehicle with applicable limitations on indebtedness) to be exceeded, or (B) require repayment by the Borrower of Principal Obligations outstanding hereunder by a certain date (and, in each case, the necessary approvals of the General Partner, board of directors or independent directors, as applicable, of each Infra-Fund, Credit Party or other Holding Vehicle, as applicable, have not been obtained such as to permit such amounts to remain outstanding), the Borrower shall promptly repay all such Principal Obligations (or with respect to clause (A) above, promptly repay other indebtedness of the Borrower) required to be repaid on or before such date so as to comply with the requirements of Section 4.1(b) of the Delaware Infra-Fund’s Partnership Agreement (or any comparable provision set forth in the Partnership Agreement of any other Infra-Fund, Credit Party or other Holding Vehicle with applicable Binding Limitations on indebtedness).
(vii)    Review Event. The Borrower shall promptly notify the Administrative Agent of any Review Event, and shall promptly negotiate in good faith with the Administrative Agent regarding a resolution to such Review Event and/or the consequences of such Review Event, and the Borrower and the Administrative Agent (at the instruction of the Required Lenders) shall, if agreed, enter into a written plan (a “Review Event Cure Plan”) outlining such resolution. In the event that no Review Event Cure Plan shall have been agreed within sixty (60) days of occurrence thereof (which date may be extended by the Administrative Agent and the Required Lenders, in their sole discretion) (the “Review Event Period”) and such Review Event remains continuing as of the end of the Review Event Period, the Administrative Agent if instructed by the Required Lenders, shall notify the Borrower that all outstanding Obligations (or a lesser portion thereof, to the extent so instructed by the Required Lenders) shall be required to be repaid in full by the Borrower on the next succeeding Business Day after the end of the Review Event Period.
(viii)    Notice Dates. Notwithstanding anything to the contrary herein, a Trigger Event, Maximum LTV Ratio Breach or Minimum Interest Coverage Ratio Breach shall be deemed to occur upon the earlier of the Borrower’s knowledge of such Trigger Event, Maximum LTV Ratio Breach or Minimum Interest Coverage Ratio Breach, as applicable, or notice thereof from the Administrative Agent (so long as such Trigger Event, Maximum LTV Ratio Breach or Minimum Interest Coverage Ratio Breach is continuing when such notice is given) (such date, a “Notice Date”).
(ix)    Test Dates. For purposes of the Loan Documents:
(1)    the LTV Ratio shall be tested only (A) as of the end of each fiscal quarter on the date on which calculations thereof are delivered in a Compliance Certificate pursuant to Section 8.1(b), (B) on a pro forma basis as of the date of any prepayment or other action taken to cause the LTV Ratio to be less than or equal to the Maximum LTV Ratio, (C) on the date on which any Financial Covenant Certificate is delivered pursuant to Section 8.1(c) and/or any Compliance Certificate is delivered pursuant to Section 8.1(b)(y), (D) (i) on a pro forma basis on the date of the making of any Distribution for purposes of testing the conditions set forth in Section 9.10, and (ii) on a pro forma basis on the date of the making a proposed withdrawal or transfer of funds for purposes of testing the conditions set forth in Section 9.12, and (E) on a pro forma basis for purposes of demonstrating the cure of any Potential Default or Event of Default as a result of any Maximum LTV Ratio Breach in accordance with this Credit Agreement, including after giving effect to any prepayments made pursuant to Section 2.1(d); and
(2)    the Interest Coverage Ratio shall be tested only (A) as of the end of each fiscal quarter on the date on which calculations thereof are delivered in a Compliance Certificate pursuant to Section 8.1(b) and (B) on a pro forma basis for purposes of demonstrating the cure of any Potential Default or Event of Default caused by a breach of Section 9.17(b).
(x)    Letter of Credit Liability. For purposes of any prepayments required to be made under Section 2.1(d), to the extent any applicable Principal Obligations are comprised of Letter of Credit Liability, the Borrower may satisfy their obligation to prepay any Loans under Section 2.1(d) by cash collateralizing any such Letter of Credit Liability; provided, that unless otherwise directed by the Borrower, any prepayments made by the Borrower pursuant to Section 2.1(d) shall first be applied to prepay any outstanding Loans before being applied to cash collateralize Letter of Credit Liability.
(xi)    Withdrawals from Collateral Accounts. Each Credit Party hereby agrees that, subject to the terms of the applicable Collateral Documents, the Administrative Agent may withdraw from such Credit Party’s Collateral Account amounts therein credited to or held as Collateral and apply the same to the Primary Obligations owing by the Borrower pursuant to Section 2.1(d) to the extent not paid when due.
(e)    Excess Letters of Credit Outstanding. If, on any day, (i) the Letter of Credit Liability exceeds the Letter of Credit Sublimit, (ii) if any excess amount calculated pursuant to Section 2.1(d)(i) hereof is attributable to undrawn Letters of Credit or (iii) the Borrower gives the Administrative Agent notice that it is making a payment to cash collateralize Letter of Credit Liability pursuant to Section 2.1(d)(x) hereof, the Borrower shall pay such excess amount to the Administrative Agent for the account of the Letter of Credit Issuer in the applicable Currency (unless otherwise agreed by the Letter of Credit Issuer in writing), when required pursuant to the applicable terms of Section 2.1(d) hereof for deposit into a segregated interest-bearing cash collateral account, as security for such portion of the Obligations. Unless otherwise required by law, amounts held as such cash collateral shall be required to be returned by the Administrative Agent to the Borrower upon the earlier to occur of (i)(a) in respect a payment made in respect of any excess calculated pursuant to Section 2.1(d)(i), a change in circumstances such that the Dollar Equivalent of the Principal Obligations no longer exceeds the Maximum Commitment, the Letter of Credit Liability no longer exceeds the Letter of Credit Sublimit and the Principal Obligations of any Same-Day Borrowing no longer exceed the Same-Day Borrowing Sublimit (so long as no Event of Default has occurred and is continuing) or (b) in respect of any other payment made pursuant to Section 2.1(d)(x), the date on which no Trigger Event or Event of Default is continuing; or (ii) the full and final payment of the Obligations.
(f)    Currency of Loans and Letters of Credit. Each Eurocurrency Rate Loan made pursuant to this Credit Agreement may be funded, or Letters of Credit issued, at the request of the Borrower in any applicable Alternative Currency, subject to the prior approval of the Administrative Agent (other than Canadian Dollars, Sterling or Swiss Francs). Daily Simple RFR Loans made pursuant to this Credit Agreement may be funded at the request of the Borrower in Canadian Dollars, Sterling, Swiss Francs or Dollars. Term RFR Loans made pursuant to this Credit Agreement may be funded at the request of the Borrower in Dollars. Reference Rate Loans and any Same-Day Borrowings made pursuant to this Credit Agreement shall be funded in Dollars only. Each Loan shall, unless otherwise agreed by the Lenders in writing, be repaid in the Currency in which such Loan was made. Eurocurrency Rate Loans, RFR Loans and Letters of Credit denominated in an Alternative Currency are subject to Sections 1.4 and 1.5 hereof.
2.2    Revolving Credit Commitment. Subject to the terms and conditions herein set forth, each Lender severally agrees, on any Business Day, during the Commitment Period, to make Loans in Dollars and in one or more Alternative Currencies to the Borrower at any time and from time to time in an aggregate Dollar Equivalent principal amount at any one time outstanding up to such Lender’s Lender Commitment at any such time; provided that, after making any such Loans: (a) such Lender’s Pro Rata Share of the Dollar Equivalent of the Principal Obligations would not exceed such Lender’s Lender Commitment; and (b) the

Dollar Equivalent of the Principal Obligations would not exceed the Available Commitment. Subject to the foregoing limitations, the conditions set forth in Section 6 hereof and the other terms and conditions hereof, the Borrower may borrow, repay without penalty or premium, and re-borrow hereunder, during the Commitment Period. Each Borrowing pursuant to this Section 2.2 shall be made ratably by the Lenders in proportion to such Lender’s Pro Rata Share of the Available Commitment. No Lender shall be obligated to fund any Loan if the interest rate applicable thereto under Section 2.6 hereof would exceed the Maximum Rate then in effect with respect to such Loan.
2.3    Manner of Borrowing. The Borrower shall give the Administrative Agent notice at the Agency Services Address of the date of each requested Borrowing hereunder, which notice may be by telephone, if confirmed in writing, electronic mail, or other written communication, substantially in the form of Exhibit E hereto (a “Request for Borrowing”). Any Request for Borrowing may be revoked by the Borrower, subject to compliance with Section 4.5 hereof. Each Request for Borrowing: (a) shall be furnished to the Administrative Agent no later than 2:00 p.m. (New York time) at least (i) four (4) Business Days prior to the requested date of the funding of a Eurocurrency Rate Loan; (ii) two (2) Business Days prior to the requested date of the funding of a Term RFR Loan or a Daily Simple RFR Loan (other than in Dollars); (iii) two (2) Business Days prior to the requested date of the funding of a Daily Simple RFR Loan in Dollars; or (iv) one (1) Business Day prior to the requested date of the funding of a Reference Rate Loan (other than a Same-Day Borrowing in Dollars); (b) with respect to a Same-Day Borrowing, shall be furnished to the Administrative Agent no later than 10:00 a.m. (New York time) on the requested date of funding of a Reference Rate Loan constituting a Same-Day Borrowing; and (c) must specify: (A) the Borrower(s); (B) the amount of such Borrowing; (C) the Interest Option; (D) the Interest Period therefor; and (E) the Currency in the case of an RFR Loan or Eurocurrency Rate Loan. Any Request for Borrowing received by the Administrative Agent after the applicable time specified in the immediately preceding sentence shall be deemed to have been given by the Borrower on the next succeeding Business Day; provided, however, with respect to any Request for Borrowing which is received after the applicable time set forth in clauses (a)(i), (ii) and (iii) above, the Administrative Agent and the Lenders shall use best efforts to fund such Loan as a Reference Rate Loan or as a Daily Simple RFR Loan by the date set forth in the applicable Request for Borrowing. No Request for Borrowing shall be required to be delivered in connection with any Borrowing under Section 2.8, 3.3(c), 3.3(d) or 4.3 hereof.
(a)    Request for Borrowing. Each Request for Borrowing shall be substantially in the form of Exhibit E hereto (with blanks appropriately completed in conformity herewith and signed by a Responsible Officer of the Borrower), shall be delivered to the Agency Services Address, and shall be deemed to constitute a representation and warranty by the Borrower providing such Request for Borrowing (and additionally, it is agreed by each other Borrower that such Request for Borrowing shall also be deemed to constitute, a representation and warranty by each the Borrower as to itself) that:
(i)    The representations and warranties (other than those in Section 7.8 hereof, which shall be replaced with the condition in Section 2.3(a)(ii) below) herein and in the other Loan Documents are true and correct in all material respects (except that any representation (or portion thereof, as applicable) qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Request for Borrowing, with the same force and effect as if made on and as of such date (except to the extent of changes in facts or circumstances that have been disclosed in writing to the Administrative Agent and do not constitute an Event of Default or a Potential Default or to the extent such representations and warranties relate to an earlier or other specific date);
(ii)    No Event of Default or, to its knowledge, Potential Default exists and is continuing at such date;
(iii)    Either no Review Event has occurred and is continuing or if a Review Event has occurred and is continuing, a Review Event Cure Plan has been agreed with respect thereto and the Borrower is in compliance with such agreed Review Event Cure Plan;
(iv)    No other Trigger Event has occurred and is continuing;
(v)    The Borrower is in compliance with the Financial Covenants contained in Section 9.17 at the time of, and after giving pro forma effect to, any such Borrowing; and
(vi)    Immediately prior to, and after giving effect to such Borrowing, (a) the Dollar Equivalent of the Principal Obligations as of such date, will not exceed the Available Commitment as of such date and (b) the Principal Obligations of any Same-Day Borrowing would exceed the Same-Day Borrowing Sublimit.
Each Request for Borrowing shall be revocable, subject to Borrower’s compliance with Section 4.5 hereof.
(b)    Rollovers. No later than 2:00 p.m. (New York time) at least three (3) Business Days prior to the termination of each Interest Period related to a Eurocurrency Rate Loan or a Term RFR Loan, the Borrower may give the Administrative Agent written notice at the Agency Services Address (which notice may be via fax, electronic mail, or by telephone, if confirmed in writing promptly thereafter) (a “Rollover Notice”) whether it desires to renew such Loan. Each such notice shall also specify the length of the Interest Period selected by the Borrower, with respect to such Rollover. Each Rollover Notice shall be revocable, subject to the Borrower’s compliance with Section 4.5 hereof and the provisions of this paragraph. If the Borrower fails to timely give the Administrative Agent such notice with respect to any Eurocurrency Rate Loan or any Term RFR Loan, the Borrower shall be deemed to have elected to continue such Eurocurrency Rate Loan as a Eurocurrency Rate Loan, or such Term RFR Loan as a Term RFR Loan, in each case, with an Interest Period of one (1) month commencing on the expiration the preceding Interest Period. For the avoidance of doubt, any Daily

Simple RFR Loan shall automatically Rollover at the end of each Interest Period if not repaid prior to the end of such Interest Period.
(c)    Conversions. The Borrower shall have the right, with respect to: (i) any Reference Rate Loan, on any Business Day, to convert such Reference Rate Loan to either (A) a Term RFR Loan in Dollars or (B) a Daily Simple RFR Loan in Dollars; (ii) any Daily Simple RFR Loan in Dollars, on any Business Day, to convert such Daily Simple RFR Loan to a Term RFR Loan in Dollars (together with any conversion in clause(i)(A), a “Term SOFR Conversion Date”); (iii) any Term RFR Loan in Dollars, on any Business Day, to convert such Term RFR Loan to a Daily Simple RFR Loan in Dollars (together with any conversion in clause (i)(B), a “Daily Simple SOFR Conversion Date”); and (iv) any RFR Loan in Dollars on any Business Day (a “Reference Rate Conversion Date”), to convert such RFR Loan to a Reference Rate Loan; provided that the Borrower shall, on such Conversion Date, make the payments required by Section 4.5 hereof, if any; in either case, by giving the Administrative Agent written notice at the Agency Services Address (which notice may be via fax, electronic mail, or by telephone, if confirmed in writing promptly thereafter) substantially in the form of Exhibit G hereto (a “Conversion Notice”) of such selection no later than (x) 2:00 p.m. (New York time) at least three (3) Business Days prior to such Term SOFR Conversion Date or (y) on such Reference Rate Conversion Date or Daily Simple SOFR Conversion Date, as applicable. Each Conversion Notice shall be irrevocable and effective upon notification thereof to the Administrative Agent.
(d)    Interest Periods. No more than a total of twenty (20) Eurocurrency Rate Loans and RFR Loans in the aggregate may be outstanding hereunder at any one time during the Commitment Period.
(e)    Administrative Agent Notification of the Lenders. The Administrative Agent shall promptly notify each Lender (and will use good faith efforts to make such notification on the day such notice is timely received from the Borrower) of receipt of a Request for Borrowing, a Conversion Notice or a Rollover Notice, the amount of the Borrowing and such Lender’s Pro Rata Share thereof, the date the Borrowing is to be made, the Interest Option, the Interest Period and Currency selected, if applicable, and the applicable rate of interest.
2.4    Minimum Loan Amounts. Each Eurocurrency Rate Loan and each RFR Loan shall be in an aggregate amount that is not less than the Dollar Equivalent of $100,000 (or such other amounts as agreed by the Administrative Agent); provided that in addition to the foregoing, a Reference Rate Loan may be in an aggregate amount that is equal to the entire unused balance of the total Lender Commitments or that is required to finance the reimbursement of a Letter of Credit under Section 2.8(d) hereof or that is equal to the amount of any interest payment or unused commitment fees that are permitted to be capitalized as a Capitalized Interest Loan or a Capitalized Unused Commitment Fee Loan, as applicable, in accordance with Section 3.3(d) or Section 2.12(b) hereof, as applicable.

2.5    Funding. Subject to fulfillment of all applicable conditions set forth herein, by no later than 12:00 p.m. (New York time) on the date specified in the related Request for Borrowing as the borrowing date (and with respect to a Request for Borrowing in respect of a Same-Day Borrowing, in sufficient time such that the Administrative Agent can receive funds from Lenders and transfer such proceeds as the Borrower has specified in the relevant Request for Borrowing prior to 4:00 p.m. (New York time) on the date of the requested Borrowing), each Lender shall wire-transfer the proceeds of its Pro Rata Share of each Borrowing in immediately available funds in the applicable Currency to the Administrative Agent for the account of the Borrower for value and, upon fulfillment of all applicable conditions set forth herein, the Administrative Agent shall deposit such proceeds in immediately available funds, on the date specified in the Request for Borrowing as the borrowing date, to the account of the Borrower as specified by the Borrower, or if requested by the Borrower in the Request for Borrowing, shall wire-transfer such funds as requested no later than such date specified in the Request for Borrowing as the borrowing date; provided that the Administrative Agent shall issue the wire-transfer request prior to the close of business in New York City on the date of receipt of the Borrower’s Request for Borrowing and, with respect to a Request for Borrowing in respect of a Same-Day Borrowing, to the extent that each Lender shall fund its Pro Rata Share of the Borrowing, the Administrative Agent may transfer such proceeds as the Borrower has specified in the relevant Request for Borrowing, prior to 4:00 p.m. (New York time) on the date of receipt of the Borrower’s Request for Borrowing. The failure of any Lender to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder. Absent contrary written notice from a Lender, the Administrative Agent may assume that each Lender has made its Pro Rata Share of the requested Borrowing available to the Administrative Agent on the applicable borrowing date, and the Administrative Agent may, in reliance upon such assumption (but is not required to), make available to the Borrower a corresponding amount. If a Lender fails to make its Pro Rata Share of any requested Borrowing (including any Borrowing in accordance with Section 2.8(d) hereof with respect to the funding of a Letter of Credit) available to the Administrative Agent on the applicable borrowing date, then the Administrative Agent may recover the applicable amount in the applicable Currency on demand: (a) from such Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to the Borrower by the Administrative Agent and ending on (but excluding) the date the Administrative Agent recovers the amount from such Lender; or (b) if such Lender fails to pay its amount in the applicable Currency upon the Administrative Agent’s demand, then from the Borrower: promptly on demand, to the extent such funds are available in a Collateral Account of the Borrower, provided that, with respect to the Borrower, the amount so debited from such Collateral Accounts shall not exceed the amount that such Lender failed to pay of such requested Borrowing; together with interest at a rate per annum equal to the rate applicable to the requested Borrowing for the period commencing on the borrowing date and ending on (but excluding) the date the Administrative Agent recovers the amount from the Borrower(s). The liabilities and obligations of each Lender hereunder shall be several and not joint, and neither the Administrative Agent nor any Lender shall be responsible for the performance by any other

Lender of its obligations hereunder. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. Each Lender hereunder shall be liable to the Borrower only for the amount of its respective Lender Commitment.
2.6    Interest Rate.
(a)    Eurocurrency Rate. The unpaid principal amount of each Eurocurrency Rate Loan shall bear interest at a rate per annum which shall be equal to the Eurocurrency Rate in effect for the applicable Interest Period for such Currency plus the Applicable Margin.
(b)    Reference Rate. The unpaid principal amount of each Reference Rate Loan shall bear interest at a rate per annum which shall be equal to the Reference Rate in effect for the applicable Interest Period.
(c)    RFR Loans.
(i)    The unpaid principal amount of each Term RFR Loan shall bear interest at a rate per annum which shall be equal to the applicable Term RFR in effect for the applicable Interest Period for such Currency plus the Applicable Margin.
(ii)     The unpaid principal amount of each Daily Simple RFR Loan shall bear interest at a rate per annum which shall be equal to the applicable Daily Simple RFR for such Currency on each day during such applicable Interest Period plus the Applicable Margin.
(d)    Past Due Amounts; Calculations of Interest. Interest on the unpaid principal balance of (i) each Eurocurrency Rate Loan and RFR Loan (other than RFR Loans denominated in Sterling) shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days (provided that Eurocurrency Rate Loans denominated in Alternative Currencies typically calculated on the basis of the actual days elapsed in a year consisting of 365 days (or 366, as the case may be) shall be calculated on such basis), and (ii) each RFR Loan denominated in Sterling and Reference Rate Loan (other than when the Reference Rate is calculated based off Daily Simple RFR for Dollars) shall be calculated on the basis of the actual days elapsed in a year consisting of 365 days (or 366, as the case may be). If any principal of, or interest on, the Obligations is not paid when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), then (in lieu of the interest rate provided in Sections 2.6(a) or (b) above, as applicable) such overdue amount shall bear interest at the Default Rate.
(e)    Interest Act (Canada) Disclosure. For purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Credit Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Credit Agreement.
(f)    Conforming Changes. In connection with the use, administration, adoption or implementation of any Benchmark or Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document (other than as provided in the definition of Conforming Changes). The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes.
2.7    Determination of Rate. The Administrative Agent shall calculate each interest rate applicable to the Borrowings hereunder in accordance with the terms set forth in this Credit Agreement. The Administrative Agent shall give prompt notice to the Borrower and to the Lenders of each rate of interest so calculated, and its calculation thereof shall be conclusive and binding in the absence of manifest error.
2.8    Letters of Credit.
(a)    Letter of Credit Commitment. Subject to the terms and conditions hereof, on any Business Day during the Commitment Period, the Administrative Agent shall cause the Letter of Credit Issuer to issue such Letters of Credit in such aggregate face amounts and Currencies as the Borrower may request; provided that: (i) after giving effect to the issuance of any such Letter of Credit, (A) the Dollar Equivalent of the Principal Obligations as of such date will not exceed the Available Commitment as of such date; (B) the Principal Obligations of any Same-Day Borrowing will not exceed the Same-Day Borrowing Sublimit on such date; and (C) the Dollar Equivalent of the Letter of Credit Liability will not exceed the Letter of Credit Sublimit on such date; (ii) the expiry date of the Letter of Credit shall not be later than the earlier of (A) twelve (12) months after the date of issuance without the Letter of Credit Issuer’s consent, in its sole discretion (provided, that the Borrower may request, and the Letter of Credit Issuer shall issue, a Letter of Credit that has extension provisions for an automatic extension for twelve (12) months from the initial expiry date thereof or any future expiry date, so long as such Letter of Credit permits the Letter of Credit Issuer to elect not to extend the Letter of Credit for any such additional period by written notice to the Borrower and the applicable beneficiary at least thirty (30) days prior to the relevant expiry date), or (B) thirty (30) days prior to the Stated Maturity Date (unless such Letter of Credit has been cash collateralized on or before the date that is thirty (30) days prior to the Stated Maturity Date); and (iii) the Letter of Credit Issuer shall be under no obligation to issue any Letter of Credit if, after the Closing Date, (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any Law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date or shall impose upon the Letter of Credit Issuer any other unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer in good faith deems material to it and for which the Letter of Credit Issuer is not reimbursed hereunder, or (B) the Borrower has not provided the information necessary for the Letter of Credit Issuer to complete the form of Letter of Credit.
(b)    Request. Each request for a Letter of Credit (a “Request for Letter of Credit”) shall be submitted by the Borrower to the Administrative Agent substantially in the form attached hereto as Exhibit F (with blanks appropriately completed in conformity herewith), together with an Application for Letter of Credit, for the Letter of Credit Issuer, on or before 11:00 a.m. (New York time) at least three (3) Business Days prior to the requested date of issuance of such Letter of Credit. The Administrative Agent shall promptly notify each Lender of such Request for Letter of Credit and the terms of the requested Letter of Credit. Upon each such application, a Borrower (as to itself) shall be deemed to have automatically made to the Administrative Agent, each Lender, and the Letter of Credit Issuer the following representations and warranties:
(i)    As of the date of the issuance of the Letter of Credit requested, the representations and warranties of the Borrower (other than those in Section 7.8 hereof, which shall be replaced with the condition in Section 2.8(b)(ii) below) herein and in the other Loan Documents are true and correct in all material respects (except that any representation (or portion thereof, as applicable) qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such issuance, with the same force and effect as if made on and as of such date (except to the extent of changes in facts or circumstances that have been disclosed in writing to the Administrative Agent and do not constitute an Event of Default or a Potential Default or to the extent such representations and warranties relate to an earlier or other specific date);
(ii)    No Event of Default or, to its knowledge, Potential Default exists and is continuing at such date;
(iii)    Either no Review Event has occurred and is continuing or if a Review Event has occurred and is continuing, a Review Event Cure Plan has been agreed with respect thereto and the Borrower is in compliance with such agreed Review Event Cure Plan;
(iv)    No other Trigger Event has occurred and is continuing;

(v)    The Borrower is in compliance with the Financial Covenants contained in Section 9.17 at the time of, and after giving pro forma effect to, the issuance of such Letter of Credit;
(vi)    [Reserved];
(vii)    Immediately prior to, and after giving effect to, the issuance of the requested Letter of Credit, (A) the Dollar Equivalent of the Principal Obligations as of such date will not exceed the Available Commitment as of such date; (B) the Principal Obligations of any Same-Day Borrowing as of such date will not exceed the Same-Day Borrowing Sublimit on such date; and (C) the Letter of Credit Liability as of such date will not exceed the Letter of Credit Sublimit on such date;
(viii)    (A) Not more than twenty (20) issued but undrawn Letters of Credit are then outstanding, and (B) such Letter of Credit will be in an amount equal to or in excess of $100,000 or the Dollar Equivalent thereof (or such other amount as agreed by the Letter of Credit Issuer);
(ix)    [Reserved]; and
(x)    [Reserved].
(c)    Participation by the Lenders. Each Lender shall and does hereby participate ratably with the Letter of Credit Issuer in each Letter of Credit issued and outstanding hereunder to the extent of its Pro Rata Share of the Letter of Credit Liability with respect to each such Letter of Credit, and shall share in all rights and obligations resulting therefrom, including, without limitation: (i) the right to receive from the Administrative Agent its Pro Rata Share of any reimbursement of the amount of each draft drawn under each Letter of Credit, including any interest payable with respect thereto; (ii) the right to receive from the Administrative Agent its Pro Rata Share of the Letter of Credit fee pursuant to Section 2.13 hereof (which, for the avoidance of doubt, shall take into account the Applicable Margin in respect of such Letter of Credit); (iii) the right to receive from the Administrative Agent its additional costs pursuant to Section 4.1 hereof; and (iv) the obligation to pay to the Administrative Agent or the Letter of Credit Issuer, as the case may be, in immediately available funds, its Pro Rata Share of any unreimbursed drawing under a Letter of Credit.
(d)    Payment of Letter of Credit. In consideration for the issuance by the Letter of Credit Issuer of a Letter of Credit for the account of a Borrower, the Borrower hereby authorizes, empowers, and directs the Administrative Agent, for the benefit of the Secured Parties and the Letter of Credit Issuer, to disburse directly, as a Borrowing hereunder by the Borrower, to the Letter of Credit Issuer, with notice to the Borrower, in immediately available funds an amount in the applicable Currency equal to the stated amount of each draft drawn under each such Letter of Credit plus all interest, reasonable costs and expenses, and fees due to the Letter of Credit Issuer pursuant to this Credit

Agreement in respect of Letters of Credit issued for the account of the Borrower. Subject to receipt of notice from the Administrative Agent, each Lender shall pay to the Administrative Agent such Lender’s Pro Rata Share of the amount disbursed by the Administrative Agent in the applicable Currency on the Business Day on which the Letter of Credit Issuer honors any such draft or incurs or is owed any such interest, costs, expenses or fees. The Administrative Agent will promptly notify the Borrower of any disbursements made by the Lenders pursuant to the terms hereof; provided that the failure to give such notice will not affect the validity of the disbursement, and the Administrative Agent shall provide the Lenders with notice thereof. Any such disbursement made by the Lenders to the Letter of Credit Issuer on account of a Letter of Credit shall be deemed a Eurocurrency Rate Loan with a one-month Interest Period if such disbursement is in an Alternative Currency (other than Canadian Dollars, Sterling or Swiss Francs), or a Daily Simple RFR Loan if such disbursement is in Dollars, Canadian Dollars, Sterling or Swiss Francs, in each case, to the Borrower, and the Borrower shall be deemed to have given to the Administrative Agent, in accordance with the terms and conditions of Section 2.3(a) hereof, a Request for Borrowing with respect thereto and such payments shall be made without regard to the minimum and multiple amounts set forth in Section 2.4 hereof. The Administrative Agent and the Lenders may conclusively rely on the Letter of Credit Issuer as to the amount due the Letter of Credit Issuer by reason of any draft of a Letter of Credit or due the Letter of Credit Issuer under any Application for Letter of Credit. The obligations of a Lender to make payments to the Administrative Agent for the account of the Letter of Credit Issuer under this Section 2.8(d) shall be irrevocable, shall not be subject to any qualification or exception whatsoever, and shall, irrespective of the satisfaction of the conditions to the making of any Loans described in Sections 2.3, 6.1, 6.2 and/or 6.3 hereof, as applicable, be honored in accordance with this Section 2.8(d) under all circumstances unless there is an Event of Default or Potential Default, in each case, under Section 10.1(h) or (i), including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement or any of the other Loan Documents; (ii) the existence of any claim, counterclaim, setoff, defense or other right which any Credit Party may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender, or any other Person, whether in connection with this Credit Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit); (iii) any draft, demand, certificate or any other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a draw under a Letter of Credit; (iv) any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (v) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or (vi) the occurrence of any Event of Default or Potential Default.
(e)    Borrower Inspection. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower shall promptly notify the Letter of Credit Issuer in writing. The Borrower shall be conclusively deemed to have waived any such claim against the Letter of Credit Issuer and its correspondents, unless such prompt written notice is given as aforesaid.
(f)    Role of Letter of Credit Issuer. Each Lender and the Borrower agrees that, in paying any drawing under a Letter of Credit issued for the account of the Borrower, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent nor any of the respective correspondents, Participants or Assignees of the Letter of Credit Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit. The Borrower(s) assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit issued for the account of the Borrower; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, nor any of the respective correspondents, Participants or Assignees of the Letter of Credit Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.8(d) hereof. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)    Acceleration of Undrawn Amounts. Should the Administrative Agent demand payment of the Obligations hereunder prior to the Maturity Date pursuant to Section 10.2 hereof, the Administrative Agent, by written notice to the Borrower, may take one or more of the following actions: (i) declare the obligation of the Letter of Credit

Issuer to issue Letters of Credit hereunder terminated, whereupon such obligations shall forthwith terminate without any other notice of any kind; or (ii) declare the outstanding Letter of Credit Liability to be forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived, and demand that the Borrower pay, in the applicable Currency (unless otherwise agreed to by the Administrative Agent in writing), to the Administrative Agent for deposit in a segregated interest-bearing cash collateral account, as security for its Obligations, an amount equal to the aggregate undrawn stated amount of all Letters of Credit issued for the account of the Borrower then outstanding at the time such notice is given. Unless otherwise required by Law, upon the full and final payment of the Obligations, the Administrative Agent shall return to the Borrower any amounts remaining in said cash collateral account.
2.9    Addition of Borrowers and Guarantors.
(a)    In order for an entity to be approved as an Additional Borrower: (i) the Borrower shall obtain the consent of the Administrative Agent, such consent to be in the reasonable discretion of the Administrative Agent if such proposed Additional Borrower holds or proposes to acquire an Investment and in the sole discretion of the Administrative Agent if otherwise (such entity, an “Additional Borrower”); and (ii) the applicable provisions of this Section 2.9 and Section 6.3 hereof shall be satisfied.
(b)    In order for an entity to be approved as an Additional Guarantor: (i) the Borrower shall obtain the consent of the Administrative Agent which shall be in the sole discretion of the Administrative Agent (such entity, an “Additional Guarantor”); and (ii) the applicable provisions of this Section 2.9 and Section 6.4 hereof shall be satisfied.
(c)    Upon the satisfaction of the applicable requirements of clauses (a) and (b) above, the Additional Borrower or Additional Guarantor shall be bound by the terms and conditions of this Credit Agreement as if it were a Borrower or Guarantor, as applicable, hereunder and shall execute and deliver documentation, substantially similar to that executed by the Initial Borrower or Initial Guarantors, as applicable, including but not limited to (i) a Borrower Joinder Agreement and/or a Guarantor Joinder Agreement, as applicable (and any other applicable Loan Documents), (ii) with respect to each Additional Borrower, the documents and other items set forth in Section 6.3(b), (iii) with respect to each Additional Guarantor, the documents and other items set forth in Section 6.4(b), and (iv) such other documents and agreements as the Administrative Agent may reasonably require in connection therewith.
(d)
(i)    If any Borrower (i) has no Obligations outstanding (including any Loans or Letters of Credit issued for its benefit but excluding any Obligations of any other Borrower), (ii) holds no Eligible Investments (or Investments that were Eligible Investments prior to a Material Investment Event), (iii) such Borrower accounts for no greater than the lesser of (A) $5,000,000 and (B) 3.5% of Adjusted NAV, and (iv) there exists no Event of Default, Potential Default or Trigger Event which is continuing, such Borrower shall be permitted to withdraw from the Credit Facility as a Borrower upon ten (10) days advance written notice to the Administrative Agent (or such shorter period as agreed by the Administrative Agent in writing), provided that after giving effect to such withdrawal, the LTV Ratio shall not exceed the Maximum LTV Ratio. Upon effectiveness of such withdrawal, such Borrower shall have no further obligations under this Credit Agreement (except as set forth in the last sentence of this Section 2.9(d)(i)). Upon effectiveness of such withdrawal, the Administrative Agent will return or destroy any Note issued by such Borrower, and any Collateral Document executed by such Borrower shall, notwithstanding anything to the contrary in any Loan Document, be of no further force or effect. Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties, shall promptly provide such Borrower, at its sole expense, a written release of their respective Obligations hereunder and under the other Loan Documents and of the Collateral pledged, assigned or otherwise secured, together with any assignment therefor to the relevant party by such Borrower and, so long as such Borrower has written confirmation from the Administrative Agent that such Collateral Documents have been terminated as provided above, such Borrower shall be authorized to prepare and file termination statements terminating all UCC financing statements and any related filings in foreign jurisdictions filed of record in connection with such Collateral Documents. Notwithstanding any withdrawal by a Borrower pursuant to this Section 2.9(d)(i), such Borrower shall remain liable for any amounts due to the Secured Parties pursuant to Sections 4 and 12.5 hereof from such Borrower, which provisions shall survive any withdrawal by a Borrower and the termination of this Credit Agreement.
(ii)    If any Guarantor does not directly or indirectly hold any Eligible Investments (or Investments that were Eligible Investments prior to a Material Investment Event), and there exists no Event of Default, Potential Default or Trigger Event which is continuing, such Guarantor shall be permitted to withdraw from the Credit Facility as a Guarantor upon ten (10) days advance written notice to the Administrative Agent (or such shorter period as agreed by the Administrative Agent in writing). Upon effectiveness of such withdrawal, such Guarantor shall have no further obligations under this Credit Agreement. Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties, shall promptly provide such Guarantor, at its sole expense, a written release of their respective Obligations hereunder and under the other Loan Documents, except for those Obligations (including indemnification obligations pursuant to Section 12.5) which by their terms survive withdrawal by a Guarantor and termination of this Credit Agreement.
2.10    Use of Proceeds, Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used solely to finance any Credit Party’s direct or indirect acquisition of Investments, to provide working capital or for other general corporate purposes permitted under each applicable Credit Party’s Partnership Agreement, all related documentation (including any subscription agreements and Infra-Fund Supplemental Agreements, if any) and the Constituent Documents of each applicable Credit Party, including to acquire or otherwise support an Investment or Investments; provided that, subject to Section 9.10, the outstanding Principal Obligations as of any date used for Distributions to Investors in any Infra-Fund Subscription Entity (excluding any ~~repurchase~~redemption of Units pursuant to the Unit ~~Repurchase~~Redemption Program of the applicable Infra-Fund Subscription Entities) shall not exceed twenty percent (20%) of the Available Commitment as of such date. Neither the Lenders nor the Administrative Agent shall have any liability, obligation, or responsibility whatsoever with respect to the Borrower’s use of the proceeds of the Loans or the Letters of Credit, and neither the Lenders nor the Administrative Agent shall be obligated to determine whether or not the Borrower’s use of the proceeds of the Loans or the Letters of Credit are for purposes permitted under the Partnership Agreement or other Constituent Documents of any Infra-Fund Subscription Entity, Credit Party or Holding Vehicle or any related documentation (including any applicable subscription agreements and Infra-Fund Supplemental Agreements, if any). Nothing, including, without limitation, any Borrowing, any Rollover, any issuance of any Letter of Credit, or other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by the Lenders or the Administrative Agent as to whether any investment by a Borrower is permitted by the terms of its Partnership Agreement and related documentation (including the Partnership Agreement or other Constituent Documents of any Infra-Fund Subscription Entity, Credit Party or other Holding Vehicle, as applicable or any related documentation (including any applicable subscription agreements and Infra-Fund Supplemental Agreements, if any)).
2.11    Administrative Agent and Lender Fees. The Borrower shall pay, to the Administrative Agent and to each applicable Lender, fees in consideration of the arrangement and in respect of the Administrative Agent only, administration of the Lender Commitments, which fees shall be payable in amounts and on the dates set forth in the applicable Fee Letter.
2.12    Unused Commitment Fee.
(a)    In addition to the payments provided for in Section 3 hereof, the Borrower shall pay or cause to be paid to the Administrative Agent, for the account of each Lender, according to its Pro Rata Share, an unused commitment fee on the average daily amount of the Maximum Commitment less the Dollar Equivalent of the Principal Obligations outstanding on such date (the “Unused Portion”), during the immediately preceding calendar quarter at the rate of (a) 40 basis points (0.40%) per annum when the Unused Portion is less than or equal to fifty percent (50%) of the Maximum Commitment, or (b) 50 basis points (0.50%) per annum when the Unused Portion is greater than 50 percent (50%) of the Maximum Commitment, in either case calculated on the basis of actual days elapsed in a year consisting of 360 days, in each case, payable in arrears on the fifteenth (15th) Business Day of each calendar quarter for the preceding calendar quarter. The unused commitment fee shall accrue at all times during the Commitment Period, shall be calculated on an average daily basis and shall be payable in Dollars. The Borrower and the Lenders acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

(b)    Any such unused commitment fees accrued pursuant to Section 2.12(a) above shall be paid in cash, unless the Borrower delivers written notice to the Administrative Agent not later than 2:00 p.m. (New York time) three (3) Business Days prior to any payment date for unused commitment fees pursuant to Section 2.12(a) above that it elects to capitalize such fees as a Loan, then the amount of such fees shall be capitalized and deemed to be a Loan under this Credit Agreement (each such Loan, a “Capitalized Unused Commitment Fee Loan”); provided that on any such payment date for unused commitment fees pursuant to Section 2.12(a) above, (i) no Event of Default or Potential Default shall have occurred and be continuing, (ii) each of the representations and warranties set forth herein and in the other Loan Documents shall be true and correct in all material respects (except that any representation (or portion thereof, as applicable) qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of such date, with the same force and effect as if made on and as of such date (except to the extent of changes in facts or circumstances that have been disclosed to the Administrative Agent in writing and do not constitute an Event of Default or Potential Default or to the extent such representations and warranties expressly relate to an earlier or other specific date), and (iii) no Excess Prepayment Event shall have occurred and be continuing as a result thereof. The initial Capitalized Unused Commitment Fee Loan hereunder shall be a new Loan bearing interest based on Daily Simple RFR for Dollars. Any subsequent Capitalized Unused Commitment Fee Loan, unless otherwise specified by the Borrower in writing, shall become part of the initial Capitalized Unused Commitment Fee Loan, on the same terms and conditions as such initial Capitalized Unused Commitment Fee Loan.
2.13    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent:
(a)    for the benefit of the Lenders, in consideration for the issuance of Letters of Credit issued for its account hereunder, a non-refundable fee equal to the Applicable Margin (applicable to Loans in such Currency) on the average daily face amount of each such Letter of Credit, less the amount of any draws on such Letter of Credit, payable quarterly in arrears on the later of (i) the fifteenth (15th) Business Day of each calendar quarter for the preceding calendar quarter and (ii) the fifth (5th) Business Day following receipt of an invoice from the Administrative Agent, commencing on the issuance date and continuing for so long as such Letter of Credit remains outstanding (such fee shall be payable in Dollars); and
(b)    for the benefit of the Letter of Credit Issuer, and for the Letter of Credit Issuer’s own account, in consideration of the issuance and fronting of Letters of Credit, a fronting fee, with respect to each Letter of Credit, at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, which fee shall be waived by ING if it is the sole Lender in the Credit Facility. Such fronting fee shall be due and payable on (i) the later of (A) the fifteenth (15th) Business Day of each calendar quarter for the preceding calendar quarter (or portion thereof, in the case of the first payment) and (B) the fifth (5th) Business Day following receipt of an invoice from the Administrative Agent, commencing with the first such date to occur after the issuance of such Letter of Credit, (ii) the Maturity Date and

(iii) thereafter (if applicable) on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. In addition, the Borrower Party shall pay directly to the Letter of Credit Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Letter of Credit Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
2.14    Extension of Maturity Date.
(a)    The Borrower will may request an extension of the Stated Maturity Date then in effect for 1 additional term of up to 364 days with respect to each such extension (any such extension, an “Uncommitted Extension Option”), in each case, subject to the approval of the Administrative Agent and one or more of the Lenders in their sole discretion and to satisfaction of the following applicable conditions precedent:
(i)    the Borrower shall have paid (on or prior to the date on which such extension becomes effective) an extension fee for the extension as set forth in the applicable Fee Letter, payable to the Administrative Agent, for the benefit of each extending Lender ratably based on such extending Lender’s share of the Lender Commitments subject to extension, and such extension fee shall be pro-rated in the case of any extension of less than 364 days, provided that if any such extension is for less than 364 days, then such extension shall have a term of at least six (6) months (or such shorter period agreed by the Administrative Agent);
(ii)    no Potential Default or Event of Default shall have occurred and be continuing on the date on which notice is given in accordance with the following clause (v) or on the Stated Maturity Date then being extended;
(iii)    either no Review Event has occurred and is continuing or if a Review Event has occurred and is continuing, a Review Event Cure Plan has been agreed with respect thereto and the Borrower is in compliance with such agreed Review Event Cure Plan;
(iv)    no other Trigger Event has occurred and is continuing;
(v)    the Borrower shall have delivered an Extension Request to the Administrative Agent with respect to such extension no less than thirty (30) days prior to the Stated Maturity Date then in effect (or such shorter period agreed to by the Administrative Agent in writing) (which shall be promptly forwarded by the Administrative Agent to each Lender);
(vi)    the representations and warranties set forth herein and in the other Loan Documents are true and correct in all material respects (except that any representation (or portion thereof, as applicable) qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified)

on and as of the date of such extension, and will be true and correct in all material respects (except that any representation (or portion thereof, as applicable) qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) immediately after the extension pursuant to this Section 2.14, with the same force and effect as if made on and as of such date (except to the extent of changes in facts or circumstances that have been disclosed in writing to the Administrative Agent and do not constitute an Event of Default or a Potential Default or to the extent such representations and warranties relate to an earlier or specified date);
(vii)    the Borrower shall have delivered to each requesting Lender a new or updated Beneficial Ownership Certification, as applicable, in relation to the Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by such Lender prior to the effectiveness of any extension to the Maturity Date; and
(viii)    on or prior to the then current Maturity Date, the Administrative Agent and one or more existing Lender(s) shall have agreed to extend the Maturity Date for such additional term, each in its sole discretion.
(b)        To the extent any Lender does not consent to extend its Lender Commitment with respect to any Uncommitted Extension Option under this Section 2.14, the Obligations outstanding to such Lender as of the then effective Stated Maturity Date shall be due and payable to such Lender on such date; provided that, at the discretion of the Administrative Agent and the Borrower, such non-extending Lender may be required to assign on the Stated Maturity Date all or part of its Lender Commitment to one or more extending Lenders (or new Lenders) who have consented to increase their Lender Commitments and have agreed to such extended Stated Maturity Date. Upon the payment of amounts due under the prior sentence to the non-extending Lender (and, if requested by the Administrative Agent and the Borrower, such aforementioned assignment), such non-extending Lender shall cease to be a Lender hereunder.
2.15    Increase in the Maximum Commitment; Temporary Increase Tranches, Borrowings and Repayments.
(a)    Permanent Increase in the Maximum Commitment.
(i)    Request for Increase. Subject to compliance with the terms of this Section 2.15(a), upon delivery to the Administrative Agent by the Borrower of a Facility Increase Request, the Borrower may permanently increase the Maximum Commitment to an amount whereby immediately after giving effect thereto (for the avoidance of doubt, including any Temporary Increase Tranches), the LTV Ratio shall not exceed the Maximum LTV Ratio. Such permanent increases may be effected in one or more requested increases, in minimum increments of $25,000,000 (or such other amount as agreed by the Administrative Agent) (each such increase, shall be referred to herein as a “Facility Increase”).

(ii)    Effective Date. The Administrative Agent and the Borrower shall determine the effective date of any Facility Increase (the “Increase Effective Date”). The Administrative Agent shall promptly notify the Borrower and the Lenders of the Increase Effective Date.
(iii)    Conditions to Effectiveness of Increase. The following are conditions precedent to such increase:
(1)    each of the increasing Lenders shall consent in writing to such Facility Increase in their sole discretion and the Administrative Agent shall consent in writing to such Facility Increase to the extent such Facility Increase is pursuant to a new Lender joining the Credit Facility (such consent not to be unreasonably withheld or delayed);
(2)    no later than ten (10) Business Days prior to the date of such increase (or such shorter period as agreed by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent a Facility Increase Request signed by a Responsible Officer of the Borrower certifying and attaching the resolutions adopted by or on behalf of the Borrower approving or consenting to such increase;
(3)    on or prior to the proposed date of such Facility Increase, the Borrower shall pay to the Administrative Agent, for the benefit of the applicable Lenders or other applicable Persons: (A) the Facility Increase Fee, and (B) to the extent invoiced at least two (2) Business Days prior to the required payment date, all other fees due and owing hereunder or under any other Loan Document;
(4)    if requested by the Administrative Agent on behalf of the Lenders and the Borrower executing the Facility Increase Request shall execute replacement Notes payable to the Administrative Agent reflecting the Facility Increase;
(5)    on the Increase Effective Date, (A) an existing Lender or Lenders agree(s) to increase its Lender Commitment to support the Facility Increase, in its sole discretion, and/or (B) an additional Lender or Lenders shall have joined the Credit Facility in accordance with Section 2.14 or 12.11(e) hereof, and the aggregate Lender Commitment of such increasing and additional Lenders shall be at least equal to the amount of such Facility Increase;
(6)    the representations and warranties set forth herein and in the other Loan Documents are true and correct in all material respects (except that any representation (or portion thereof, as applicable) qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Increase Effective Date, and will be true and correct in all material respects (except that any representation (or portion thereof, as applicable) qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) immediately after the Facility Increase pursuant to this Section 2.15(a), with the same force and effect as if made on and as of such date (except to the extent of changes in facts or circumstances that have been disclosed in writing to the Administrative Agent and do not constitute an Event of Default or a Potential Default or to the extent such representations and warranties relate to an earlier or specified date);
(7)    no Potential Default or Event of Default shall have occurred and be continuing;
(8)    either no Review Event has occurred and is continuing or if a Review Event has occurred and is continuing, a Review Event Cure Plan has been agreed with respect thereto and the Borrower is in compliance with such agreed Review Event Cure Plan;
(9)    no other Trigger Event has occurred and is continuing (or will result therefrom);
(10)    the Borrower is in compliance with the Financial Covenants and the Debt Limitations after giving pro forma effect to any such increase and shall demonstrate pro forma compliance including (A) an increased interest rate (for the drawn portion on the effective date of such Facility Increase) and (B) increased unused commitment fees (for the undrawn portion on the effective date of such Facility Increase) pursuant to delivery of a Compliance Certificate under Section 8.1(b); and
(11)    the Borrower shall have delivered to each requesting Lender (i) a new or updated Beneficial Ownership Certification, as applicable, in relation to the Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation; and (ii) any documents or information related to “Know Your Customer” or similar requirements reasonably requested by the Lenders (through the Administrative Agent), and required by their applicable regulatory requirements, in each case, if so requested by such Lender prior to the effectiveness of any Facility Increase.
(iv)    For the avoidance of doubt, such increases provided under this Section 2.15(a) may be provided by existing Lender(s) on a non-ratable basis.
(b)    Temporary Increase Tranches, Borrowings and Repayments.
(i)    Request for Temporary Increase. Provided there exists no Event of Default or Potential Default, and subject to compliance with the terms of this Section 2.15(b), upon five (5) Business Days’ prior notice to the Administrative Agent (or such shorter notice period as the Borrower and the Temporary Increase Tranche Lenders participating in such Temporary Increase Tranche may agree), the Borrower may from time to time request temporary increases in the Maximum Commitment, which increases shall be effectuated in separate tranches (each such increase, a “Temporary Increase Tranche”); provided that each such Temporary Increase Tranche shall be in a minimum amount of $25,000,000 (or such other amount as agreed by the Administrative Agent), and the Maximum Commitment as increased by (A) all Temporary Increase Tranches and (B) all permanent Facility Increases pursuant to Section 2.15(a) hereto, may be up to an aggregate amount whereby immediately after giving effect thereto, the LTV Ratio shall not exceed the Maximum LTV Ratio at any one time. The maturity of Loans outstanding associated with each Temporary Increase Tranche shall be requested in the related Temporary Increase Tranche Request, but shall not extend beyond the Temporary Increase Tranche Maturity Date.
(ii)    Effective Date. In the Temporary Increase Tranche Request, the Borrower shall request a date for a Temporary Increase Tranche to become effective. The Administrative Agent and the Borrower shall determine the effective date of any Temporary Increase Tranche (the “Temporary Increase Tranche Effective Date”) and, subject to the conditions set forth in clause (iii) below, shall confirm the participation of Lender(s) in a particular Temporary Increase Tranche through an acknowledgement to such Temporary Increase Tranche Request. The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the Temporary Increase Tranche Effective Date.
(iii)    Conditions to Effectiveness of a Temporary Increase Tranche. The following are conditions precedent to each Temporary Increase Tranche:
(1)    The Administrative Agent shall consent in writing to such Temporary Increase Tranche, which consent shall be in the Administrative Agent’s discretion, not to be unreasonably withheld;
(2)    the Borrower shall deliver to the Administrative Agent a Temporary Increase Tranche Request signed by a Responsible Officer of the Borrower, certifying and attaching the resolutions adopted by or on behalf of the Borrower approving or consenting to such increase;
(3)    on or prior to the Temporary Increase Tranche Effective Date, the Borrower shall have paid to the Administrative Agent, for the benefit of each applicable Temporary Increase Tranche Lender: (A) the Temporary Increase Tranche Fee and (B) all other fees due and owing hereunder or under any other Loan Document;
(4)    the amount of such Temporary Increase Tranche shall comply with the limits set forth in Section 2.15(b)(i) hereof;

(5)    if requested by the Administrative Agent on behalf of the Lenders, the Borrower shall execute Notes payable to the Administrative Agent reflecting such Temporary Increase Tranche;
(6)    either no Review Event has occurred and is continuing or if a Review Event has occurred and is continuing, a Review Event Cure Plan has been agreed with respect thereto and the Borrower is in compliance with such agreed Review Event Cure Plan;
(7)    no other Trigger Event has occurred and is continuing (or will result therefrom);
(8)    the Borrower is in compliance with the Financial Covenants and the Debt Limitations after giving pro forma effect to any such increase and shall demonstrate pro forma compliance including (A) an increased interest rate (for the drawn portion on the Temporary Increase Tranche Effective Date) and (B) increased unused commitment fees (for the undrawn portion on the effective date of such Temporary Increase Tranche) pursuant to delivery of a Compliance Certificate under Section 8.1(b);
(9)    on or prior to the Temporary Increase Tranche Effective Date for such requested Temporary Increase Tranche, (A) an existing Lender or Lenders agree(s) to increase its Lender Commitment for such Temporary Increase Tranche, in its sole discretion; and/or (B) an additional Lender or Lenders shall have joined the Credit Facility in accordance with Section 12.11(e) hereof, and the aggregate Lender Commitment of such increasing and additional Lenders shall be at least equal to the amount of such Temporary Increase Tranche.
For the avoidance of doubt, (A) no such Temporary Increase Tranche may be utilized for the issuance of Letters of Credit and (B) the Temporary Increase Tranche Commitments may be provided by existing Lender(s) on a non-ratable basis. Further, in order for any Loan to be borrowed under a Temporary Increase Tranche, the specific Temporary Increase Tranche intended to be so utilized must be specified in the related Request for Borrowing as allocated to such Temporary Increase Tranche. Without the consent of the applicable Temporary Increase Tranche Lenders, Loans from each particular Temporary Increase Tranche may not be combined with Loans from any other Temporary Increase Tranche and each Temporary Increase Tranche must be renewed or Continued separately. No more than five (5) Temporary Increase Tranches may be outstanding hereunder at any one time.
(iv)    Temporary Increase Tranche Loans. At any time, and from time to time, prior to the Temporary Increase Tranche Maturity Date related to a

Temporary Increase Tranche, the Borrower shall specify whether a Loan is to be funded as a Temporary Increase Tranche Loan by noting such in the related Request for Borrowing delivered to the Administrative Agent in accordance with Section 2.3 and Section 2.15(b) hereof and if more than one Temporary Increase Tranche is currently effective, by specifying which Temporary Increase Tranche such Temporary Increase Tranche Loan will be allocated to. Temporary Increase Tranche Loans shall be Loans and part of the Obligations in all respects but shall be subject to the terms set forth in this Section 2.15(b). Temporary Increase Tranche Loans will be secured by the Collateral in the same manner and to the same extent as all other Loans and will be pari passu with all other Loans in all respects. Provided that all applicable conditions precedent for a Loan in Sections 2.1(b) and 6.2 (or, if applicable, Section 6.3) hereof have been satisfied, the applicable Lenders for such Temporary Increase Tranche will fund, at any time and from time to time, its pro rata share of the Temporary Increase Tranche Loans requested by the Borrower; provided that after giving effect to such Temporary Increase Tranche Loan (A) the Dollar Equivalent of the Principal Obligations with respect to Temporary Increase Tranche Loans outstanding at such time for such Temporary Increase Tranche will not exceed the Temporary Increase Tranche Commitment then in effect for such Temporary Increase Tranche and (B) the Dollar Equivalent of the Principal Obligations will not exceed the Available Commitment. Subject to the limitations in this Section 2.15(b), and the other terms and conditions of this Credit Agreement, the Borrower may borrow, repay without penalty or premium, and re-borrow Temporary Increase Tranche Loans hereunder at any time following the effectiveness of a Temporary Increase Tranche and prior to the related Temporary Increase Tranche Maturity Date then in effect with respect to such Temporary Increase Tranche.
(v)    Temporary Increase Tranche Maturity Date. The unpaid principal amount of the Obligations with respect to Temporary Increase Tranche Loans outstanding on the Temporary Increase Tranche Maturity Date then in effect with respect to the related Temporary Increase Tranche, together with all accrued but unpaid interest thereon, shall be due and payable on such Temporary Increase Tranche Maturity Date.
(vi)    Temporary Increase Tranche Loan Repayments. Notwithstanding anything to the contrary herein, so long as no Event of Default has occurred and is continuing and no event requiring payment or prepayment of any amounts pursuant to Section 2.1(d) hereof has occurred and is continuing, all repayments of Principal Obligations and payments of interest, fees and other amounts from the Borrowers shall be applied to Temporary Increase Tranche Loans or Loans other than Temporary Increase Tranche Loans as directed by the Borrowers in their sole discretion (and the Administrative Agent shall in turn apply such repayments and payments in accordance with such direction from the Borrowers). If an Event of Default has occurred and is continuing or an event requiring payment or prepayment of any amounts pursuant to Section 2.1(d)

hereof has occurred and is continuing at any time when there are Obligations outstanding related to Temporary Increase Tranche Loans, notwithstanding anything herein to the contrary, all payments made by a Borrower on the applicable Obligations shall be credited, to the extent of the amount thereof, to the Lenders in accordance with their Pro Rata Share of the Principal Obligations at the time of such repayment (i.e., ratably between Temporary Increase Tranche Loans or Loans other than Temporary Increase Tranche Loans).
(vii)    Temporary Increase Tranche Loans Generally. Except as otherwise stated in this Section 2.15(b), Temporary Increase Tranche Loans shall be subject to all the applicable provisions of this Credit Agreement with respect to Loans generally to the extent applicable, other than pricing.
(c)    Reallocation Following Facility Increase. On any Increase Effective Date with respect to any Facility Increase pursuant to Section 2.15(a) hereof (whether pursuant to a new Lender joining the Credit Facility or an existing Lender increasing its Lender Commitment), the Administrative Agent will reallocate the outstanding Loans (other than any Temporary Increase Tranche Loans) and participations in Letters of Credit hereunder (including any Loans made by any new or increasing Lender pursuant to Section 2.15(a)) such that, after giving effect thereto, the ratio of each Lender’s (including each new or increasing Lender’s) share of the outstanding Loans and participations in Letters of Credit is in the same proportion as that of such Lender’s individual Lender Commitment over the total Lender Commitments (excluding any Temporary Increase Tranche Commitments). For the avoidance of doubt, such reallocation may require the reallocation of Loans from an existing Lender to a new or increasing Lender. In connection with any such reallocation of the outstanding Loans, (i) the Administrative Agent will give advance notice sufficient to comply with the applicable timing period in Section 2.3 to each Lender which is required to fund any amount or receive any partial repayment in connection therewith and (ii) the applicable Lender or Lenders will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lenders its applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans. In connection with such repayment made with respect to such reallocation (to the extent such repayment is required), the Borrower shall pay (i) all interest due on the amount repaid to the date of repayment on the immediately following Interest Payment Date and (ii) any amounts due pursuant to Section 4.5 hereof as a result of such reallocation occurring on any date other than an Interest Payment Date.
Section 3.    PAYMENT OF OBLIGATIONS
3.1    Revolving Credit Notes. The Administrative Agent may request that Loans made under this Credit Agreement be evidenced by a promissory note executed by each Borrower, with each Borrower being jointly and severally liable for the Obligations of all Borrowers (if applicable). In such event, each Borrower shall execute and deliver a promissory note payable to the Administrative Agent on behalf of the Lenders. Any such note issued by each Borrower shall be substantially in the form of Exhibit B attached hereto (with blanks appropriately completed in conformity herewith). Each Borrower agrees, from time to time, upon the request of the Administrative Agent, to reissue a new Note, in accordance with the terms and in the form heretofore provided, to the Administrative Agent, in renewal of and substitution for the Note previously issued by such Borrower(s) to the Administrative Agent, and such previously issued Note shall be returned to the applicable Borrower(s) marked “replaced.”
3.2    Payment of Obligations. The unpaid principal amount of the Obligations outstanding on the Maturity Date, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.
3.3    Payment of Interest.
(a)    Interest. Interest on each Borrowing and any portion thereof shall commence to accrue in accordance with the terms of this Credit Agreement and the other Loan Documents as of the date of the disbursal or wire transfer of such Borrowing by the Administrative Agent, consistent with the provisions of Section 2.6 hereof, even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing is disbursed by wire transfer pursuant to instructions received from the Borrower in accordance with the related Request for Borrowing, then such Borrowing shall be considered made at the time of the transmission of the wire, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds in the applicable Currency (unless otherwise agreed by all Lenders) by the Administrative Agent to the Administrative Agent’s account described in Section 3.4 hereof, or any other account of the Administrative Agent which the Administrative Agent designates in writing to the Borrower.
(b)    Interest Payment Dates. Accrued and unpaid interest on the Obligations (i) shall be due and payable in arrears on each Interest Payment Date and on the Maturity Date, (ii) shall be due and payable on each other date of any reduction of the Principal Obligations hereunder (solely with respect to the portion of the Obligations so prepaid), (iii) with respect to any Obligation with respect to which the Borrower is in default, shall be due and payable at any time and from time to time following such default upon demand by Administrative Agent and (iv) in the event of any Conversion of any Eurocurrency Rate Loan or Term RFR Loan prior to the end of the Interest Period applicable thereto, accrued interest on such applicable Loan shall be payable on the effective date of such Conversion. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(c)    Direct Disbursement. If, at any time, the Administrative Agent or Letter of Credit Issuer shall not have received on the date due, any payment of interest upon the Loans (other than as provided in Section 3.3(d) hereof), or any fee described herein, the Administrative Agent may direct the disbursement of funds from a Collateral Account of the Borrower (or the Borrower) to the Lenders to the extent available therein for payment of any such amount; provided that, subject to the provisions set forth in Section 3.1 hereof, the amount so debited from any Collateral Account(s) shall not exceed the amount owing by the Borrower. Thereafter, if the amount available in the applicable Collateral Account(s) is not sufficient for the full payment of such amounts due from the Borrower, the Administrative Agent may, without prior notice to or the consent of the Credit Parties, within the limits of the Available Commitment, disburse to the Lenders or the Letter of Credit Issuer, in accordance with the terms hereof, in immediately available funds an amount equal to the interest or fee due to the Lenders, which disbursement shall be deemed to be a Daily Simple RFR Loan for an amount owing in Dollars, Canadian Dollars, Sterling or Swiss Francs, or a Eurocurrency Rate Loan with a one-month Interest Period with respect to an amount owing in an Alternative Currency (other than Canadian Dollars, Sterling or Swiss Francs), to the Borrower pursuant to Section 2.3 hereof, and the Borrower shall be deemed to have given to the Lenders in accordance with the terms and conditions of Section 2.3 hereof a Request for Borrowing with respect thereto. After any disbursement of funds from any Collateral Account to the Lenders as contemplated in this Section 3.3(c), the Administrative Agent shall promptly deliver written notice of such disbursement to the Borrower; provided that the failure of the Administrative Agent to give such notice will not affect the validity of such disbursement, and the Administrative Agent shall provide the Lenders with notice thereof.
(d)    Capitalization of Interest. Notwithstanding anything in this Credit Agreement to the contrary, if the Borrower notifies the Administrative Agent in a Request for Borrowing submitted pursuant to Section 2.3 hereof that it elects to capitalize interest related to the Loan requested therein, then the amount of such interest shall be capitalized, added to the principal amount of such Loan and deemed to be a Loan under this Credit Agreement (each such Loan, a “Capitalized Interest Loan”), unless the Borrower otherwise notifies the Administrative Agent, with respect to interest payable in Dollars, at least three (3) Business Days and, with respect to interest payable in an Alternative Currency, at least four (4) Business Days prior to the applicable Interest Payment Date. Unless otherwise specified by the Borrower in writing, any such Capitalized Interest Loan shall become part of the existing Loan upon which it is capitalized, on the same terms and conditions (and in the same Currency) as such existing Loan. Notwithstanding anything in this Section 3.3(d) to the contrary, no interest shall be capitalized hereunder if (i) the result thereof would be the creation of an Excess Prepayment Event, or (ii) any Event of Default or Potential Default shall have occurred and be continuing.
3.4    Payments on the Obligations. All payments of principal of, and interest on, the Obligations under this Credit Agreement by the Borrower to or for the account of the Lenders, or any of them, shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off by the Borrower for receipt by the Administrative Agent on the relevant due date therefor in federal or other immediately available funds in the same currency in which the relevant amount was remitted not later than 5:00 p.m., New York time, to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, to such account of the Administrative Agent that the Administrative Agent designates in writing to the Borrower. Funds received after 5:00 p.m., New York time, shall be treated for all purposes as having been received by the Administrative Agent on the first Business Day next following receipt of such funds. Except as provided in Section 2.14, 2.15 or 12.11 hereof, and as contemplated by the definition of “Applicable Margin”, each Lender shall be entitled to receive its Pro Rata Share of each payment received by the Administrative Agent hereunder for the account of the Lenders on the Obligations. Each payment received by the Administrative Agent hereunder for the account of a Lender shall be promptly distributed by the Administrative Agent to such Lender. If any payment to be made by the Borrower shall come due on a day other than an Interest Payment Date, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. The Administrative Agent and each Lender hereby agree that payments to the Administrative Agent by the Borrower of principal of, and interest on, the Obligations of the Borrower to or for the account of the Lenders in accordance with the terms of this Credit Agreement, the Notes and the other Loan Documents shall constitute satisfaction of the Borrower’s obligations with respect to any such payments, and the Administrative Agent shall indemnify, and each Lender shall hold harmless, the Borrower from any claims asserted by any Lender in connection with the Administrative Agent’s duty to distribute and apportion such payments to the Lenders in accordance with this Section 3.4. Except as expressly provided otherwise in this Credit Agreement (including, without limitation, in Section 2.1(d) and Section 2.15(b)(vi) hereof), at all times when no Event of Default has occurred and is continuing, all payments made by a Borrower on the Obligations shall be credited as directed by the Borrower. At all times when an Event of Default has occurred and is continuing, all payments made by a Borrower on the Obligations (including all amounts received by the Administrative Agent pursuant to the exercise of remedies hereunder or under any Collateral Document) shall be credited, to the extent of the amount thereof, in the following manner:
(a)    first, against all costs, indemnities, expenses and other fees (including attorneys’ fees) arising under the terms hereof or under any other Loan Document;
(b)    second, against the amount of interest accrued and unpaid on the Obligations of the Borrower as of the date of such payment;
(c)    third, against all principal due and owing on the Obligations of the Borrower as of the date of such payment (including any Capitalized Interest Loan); ~~and~~
(d)    fourth, to cash collateralize that portion of the Letter of Credit obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to the terms of this Credit Agreement; and
(~~d~~e)    ~~fourth~~fifth, to all other amounts constituting any portion of the Obligations of the Borrower.
3.5    Voluntary Prepayments. The Borrower may, at any time or from time to time, without premium or penalty, with prior written notice to the Administrative Agent, which such notice must be received by Administrative Agent not later than 2:00 p.m.: (i)

three (3) Business Days prior to the requested date with respect to any Eurocurrency Rate Loans; (ii) three (3) Business Days prior to the requested date with respect to any Term RFR Loans or Daily Simple RFR Loans (other than in Dollars); (iii) two (2) Business Days prior to the requested date with respect to any Daily Simple RFR Loans in Dollars; and (iv) on the requested date with respect to any Reference Rate Loans if such date is a Business Day, prepay the principal of the Obligations then outstanding, in whole or in part, at any time or from time to time; provided that if the Borrower shall prepay the principal of any Eurocurrency Rate Loan or Term RFR Loan on any date other than the last day of the applicable Interest Period applicable thereto, the Borrower shall make the payments required by Section 4.5 hereof. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment and the type(s) of Loans to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s applicable percentage of such prepayment. Any such voluntary prepayment received after the close of business in New York City on the date specified in such notice shall be treated for all purposes as having been received by the Administrative Agent on the first Business Day next following receipt of such amount.
3.6    Reduction or Early Termination of Lender Commitments. The Borrower may terminate the Lender Commitments, or from time to time reduce the Maximum Commitment, by giving prior irrevocable written notice to the Administrative Agent of such termination or reduction three (3) Business Days (or such shorter time as the Administrative Agent may permit) prior to the effective date of such termination or reduction (which date shall be specified by the Borrower in such notice): (a)(i) in the case of complete termination of the Lender Commitments, upon prepayment by the Borrower of all of the outstanding Obligations, including, without limitation, all fees and interest accrued thereon, in accordance with the terms of Section 3.5 hereof; or (ii) in the case of a reduction of the Maximum Commitment, upon prepayment of the amount by which the Dollar Equivalent of the Principal Obligations exceed the reduced Available Commitment resulting from such reduction, including, without limitation, payment of all fees and interest accrued thereon, in accordance with the terms of Section 3.5 hereof, provided that, except in connection with a termination of all of the Lender Commitments, the Maximum Commitment may not be reduced such that, upon such reduction, the Available Commitment is less than the Dollar Equivalent of the aggregate stated amount of (i) outstanding Letters of Credit plus (ii) the amount indicated in all outstanding Requests for Letter of Credit; and (b) in the case of the complete termination of the Lender Commitments, if any Letter of Credit Liability exists, upon payment to the Administrative Agent for deposit in a segregated interest-bearing cash collateral account, as security for the Letter of Credit Liability, an amount equal to the Letter of Credit Liability then outstanding at the time such notice is given in the applicable Currencies of such outstanding Letters of Credit, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived. Unless otherwise required by Law, upon the full and final payment of the Letter of Credit Liability, or upon the termination of all outstanding Letter of Credit Liability due to the expiration of all outstanding Letters of Credit prior to draws thereon, the Administrative Agent shall return to the Borrower any amounts remaining in said cash collateral account; provided that, so long as no Event of Default or Potential Default exists, to the extent individual Letters of Credit expire, the Administrative Agent will return to the Borrower the corresponding amount of the expired

Letter of Credit Liability. Notwithstanding the foregoing: (1) any reduction of the Maximum Commitment shall be in an amount equal to $5,000,000 or multiples thereof (or such other amount as agreed by the Administrative Agent); and (2) in no event shall a reduction by the Borrower reduce the Maximum Commitment to less than $25,000,000 (except for a termination of all the Lender Commitments). Promptly after receipt of any notice of reduction or termination, the Administrative Agent shall notify each Lender of the same. Any reduction of the Maximum Commitment shall reduce the Lender Commitments of the Lenders on a pro rata basis, subject to Section 2.15 hereof.
3.7    Lending Office. Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its lending office (and the office to whose accounts payments are to be credited) for any Loan; and (b) change its lending offices from time to time by notice to the Administrative Agent and the Borrower. Each Lender shall be entitled to fund all or any portion of its Lender Commitment in any manner it reasonably deems appropriate, consistent with the provisions of Section 2.5 hereof, but for the purposes of this Credit Agreement such Lender shall, regardless of such Lender’s actual means of funding, be deemed to have funded its Lender Commitment in accordance with the Interest Option selected from time to time by the Borrower for such Borrowing period.
Section 4.    CHANGE IN CIRCUMSTANCES
4.1    Increased Cost and Reduced Return; Change in Law.
(a)    Change in Law: Increased Costs. Subject to Section 4.1(b) hereof, if any Lender or the Letter of Credit Issuer reasonably determines that as a result of the introduction after the Closing Date, or if later, with respect to any Lender or the Letter of Credit Issuer, after the date such Lender or Letter of Credit Issuer became a Lender or the Letter of Credit Issuer hereunder, of any change in, or in the interpretation by any Governmental Authority of, any Law or the method by which such Lender or the Letter of Credit Issuer must comply therewith, there shall be any increase in the cost to such Lender or the Letter of Credit Issuer of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans, RFR Loans or Reference Rate Loans or (as the case may be) issuing or participating in Letters of Credit by virtue of the participation arrangement provided in Section 2.8(c) hereof (including the imposition, modification or application of any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), or a reduction in the amount received or receivable by such Lender or the Letter of Credit Issuer in connection with any of the foregoing (excluding for purposes of this Section 4.1(a) any such increased costs or reduction in amount resulting from (i) Non-Excluded Taxes (as to which Section 4.6 hereof shall govern), (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Taxes imposed on or measured by net income (however denominated) or that are franchise Taxes (imposed in lieu of net income Taxes), or branch profit Taxes imposed as a result of a present or former connection between a Lender or Letter of Credit Issuer and the jurisdiction imposing such Tax (other than connections arising from such Lender or Letter of Credit Issuer having executed, delivered, become a party to or performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), then from time to time upon demand of such Lender or the Letter of Credit Issuer (with a copy of such demand to the Administrative Agent)), the Borrower shall pay to such Lender or the Letter of Credit Issuer, as applicable, on or prior to the Required Payment Time (measured from the date of such demand), such additional amounts (subject to Section 4.7 hereof) as will compensate such Lender or the Letter of Credit Issuer for such increased cost or reduction (provided that such amounts (other than Taxes) shall be consistent with amounts that such Lender or the Letter of Credit Issuer is generally charging other borrowers similarly situated to the Borrower).
(b)    Change in Law: Reduced Return. If any Lender or the Letter of Credit Issuer reasonably determines that the introduction after the Closing Date, or if later, with respect to any Lender or the Letter of Credit Issuer, after the date such Lender or the Letter of Credit Issuer became a Lender or the Letter of Credit Issuer hereunder, of any Law regarding capital adequacy or liquidity requirement or any change therein or in the interpretation by any Governmental Authority thereof, or the method by which such Lender (or its Applicable Lending Office) or the Letter of Credit Issuer must comply therewith, has the effect of reducing the rate of return on the capital of such Lender or the Letter of Credit Issuer or any entity controlling such Lender or the Letter of Credit Issuer as a consequence of such Lender’s or the Letter of Credit Issuer’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity requirements and such Lender or the Letter of Credit Issuer’s or entity’s desired return on capital), then from time to time upon demand of such Lender or the Letter of Credit Issuer (with a copy of such demand to the Administrative Agent), the Borrower shall (subject to Section 4.7 hereof) pay to such Lender or the Letter of Credit Issuer, as applicable, on or prior to the Required Payment Time (measured from the date of such demand), such additional amounts as will compensate such Lender or the Letter of Credit Issuer for such reduction (provided that such amounts shall be consistent with amounts that such Lender or the Letter of Credit Issuer is generally charging other borrowers similarly situated to the Borrower).
(c)    Notice. Each Lender and the Letter of Credit Issuer shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, but in no event later than one hundred eighty (180) days after the occurrence of such event, which will or may entitle such Lender to compensation pursuant to this Section 4.1; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such one hundred eighty (180) day period referenced above shall be extended to include the period of retroactive effect. Each Lender agrees to designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the good faith judgment of such Lender, be otherwise disadvantageous to it.
4.2    Limitation on Types of Loans.
(a)    [Reserved].

(b)    Effect of Benchmark Transition Event.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document:
            (A)    [Reserved].
            (B)    Future Benchmark Replacement. If a Benchmark Transition Event occurs after the Closing Date with respect to any then-current Benchmark and a Benchmark Replacement is determined, then such Benchmark Replacement will replace such then-current Benchmark for all purposes hereunder and under each other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At the time of any such Benchmark Transition Event, the applicable Borrower(s) may revoke any Request for Borrowing for, Conversion to or Continuation of, a Eurocurrency Rate Loan or RFR Loan that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark and, failing that, the Borrower will be deemed to have converted any such Request for Borrowing for, Conversion to or Continuation of, a Eurocurrency Rate Loan or RFR Loan into a Reference Rate Loan. During the period referenced in the foregoing sentence, the component of the Reference Rate based upon the applicable then-current Benchmark will not be used in any determination of the Reference Rate. Furthermore, if any Eurocurrency Rate Loan or RFR Loan in such Currency (as applicable) is outstanding on the date of the Borrower’s receipt of such notice from the Administrative Agent under this clause (B) with respect to a then-current Benchmark applicable to such Eurocurrency Rate Loan or RFR Loan, then until such time as a Benchmark Replacement for such then-current Benchmark is implemented pursuant to this Section 4.2(b) (including, for the avoidance of doubt, by any amendment to implement any necessary Benchmark Replacement Conforming Changes related thereto) (i) if such RFR Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Reference Rate Loan denominated in Dollars on such day or (ii) if such Eurocurrency Rate Loan or RFR Loan is denominated in an Alternative Currency, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) such Eurocurrency Rate Loan or RFR Loan shall be Converted into Loans bearing interest at the Reference Rate.
(i)    Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document (other than as provided in the definition of Benchmark Replacement Conforming Changes).
(ii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly (and in any event within five (5) Business Days) notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, and (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the Borrower or any Lender (or group of Lenders) pursuant to this Section 4.2(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.2(b).
(iii)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if a then-current Benchmark is a term rate (including any Term RFR or Eurocurrency Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for such Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for such Benchmark (including Benchmark Replacement) settings.
(iv)    [Reserved].
(v)    Tax Matters. The Administrative Agent and, to the extent the Borrower shall have any consent or consultation right in respect of the selection of such Benchmark Replacement, each such applicable party shall use commercially reasonable efforts to satisfy any applicable Internal Revenue Service guidance, including Section 1.1001-3 of the United States Treasury Regulations and any future guidance, to the effect that a Benchmark Replacement will not result in a deemed exchange for U.S. federal income tax purposes of any Loan under this Credit Agreement.
4.3    Illegality.
(a)    If any Lender reasonably determines that any Law adopted after the Closing Date or if later, with respect to any Lender, after the date such Lender became a Lender hereunder, has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans or RFR Loans, or to determine or charge interest rates based upon the applicable Eurocurrency Rate or RFR or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or take deposits of any Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or Continue Eurocurrency Rate Loans in the relevant Currency or to Convert Loans to such applicable RFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower pursuant to Section 4.4 hereof that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice: (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans or RFR Loans denominated in an Alternative Currency to Loans bearing interest at the Reference Rate or RFR Loans denominated in Dollars of such Lender to Reference Rate Loans (with an interest rate that shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily Simple RFR for Dollars component of the Reference Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans or RFR Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or RFR Loans; and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the applicable RFR, the Administrative Agent shall during the period of such suspension compute the Reference Rate applicable to such Lender without reference to the Daily Simple RFR for Dollars component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon such applicable RFR. Upon the prepayment of any such Loans, the Borrower shall also pay interest on the amount so prepaid. Each Lender agrees to designate a different Applicable Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
(b)    [Reserved].
4.4    Treatment of Affected Loans.
(a)    Subject to Section 4.2, in connection with any RFR Loan or any Reference Rate Loan, a Request for Borrowing therefor, a Conversion thereto or a Rollover thereof or otherwise, if for any reason (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that (x) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Daily Simple RFR” cannot be determined pursuant to the definition thereof, or (y) if Term RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Term RFR” cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, (ii) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange markets with respect to an applicable Alternative Currency

(including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or (iii) the Required Lenders determine (which determination shall be conclusive and binding absent manifest error) that the applicable Daily Simple RFR, Term RFR or Reference Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower and the Lenders. Upon notice thereof by the Administrative Agent to the Borrower and the Lenders, (A) any obligation of the Lenders to make RFR Loans in each such Currency, and any right of the Borrower to convert any Loan in each such Currency (if applicable) or Rollover any Loan as an RFR Loan in each such Currency (if applicable), shall be suspended (to the extent of the affected RFR Loans or, in the case of Term RFR Loans, the affected Interest Periods) until the Administrative Agent revokes such notice and (B) if such determination affects the calculation of the Reference Rate, the Administrative Agent shall during the period of such suspension compute the Reference Rate without reference to clause (c) of the definition of “Reference Rate” until the Administrative Agent revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending Request for Borrowing of, Conversion Notice to or Rollover Notice of RFR Loans in each such affected Currency (to the extent of the affected RFR Loans or, in the case of Term RFR Loans, the affected Interest Periods) or, failing that, (I) in the case of any Request for Borrowing of any affected RFR Loans in Dollars, the Borrower will be deemed to have converted any such request into a Request for Borrowing of or Conversion Notice to Reference Rate Loans in the amount specified therein, and (II) in the case of any Request for Borrowing of any affected RFR Loans in an Alternative Currency, then such request shall be ineffective, and (B)(I) any outstanding affected RFR Loans denominated in Dollars will be deemed to have been converted into Reference Rate Loans immediately or, in the case of Term RFR Loans, at the end of the applicable Interest Period, and (II) any outstanding affected RFR Loans denominated in an Alternative Currency, at the Borrower’s election, shall either (1) be converted into Reference Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Term RFR Loans, at the end of the applicable Interest Period, or (2) be prepaid in full, together with accrued interest thereon (subject to the last sentence of Section 2.6(a)), immediately or, in the case of Term RFR Loans, at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is three (3) Business Days after receipt by the Borrower of such notice or, in the case of Term RFR Loans, the last day of the current Interest Period for the applicable RFR Loan, if earlier, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay any additional amounts required pursuant to Section 4.5.
(b)    Subject to Section 4.2, if, for any reason on or prior to the first day of any Interest Period with respect to a Eurocurrency Rate Loan, a Request for Borrowing therefor, a Conversion thereto or a Rollover thereof or otherwise, (w) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered to banks in the applicable interbank market for the applicable Currency, amount and Interest Period of such Loan, (x) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (y) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the Eurocurrency Rate for such Currency and Interest Period, including because any screen rate for the applicable Currency is not available or published on a current basis, or (z) the Required Lenders determine (which determination shall be conclusive and binding absent manifest error) that the Eurocurrency Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower and the Lenders. Upon notice thereof by the Administrative Agent to the Borrower and the Lenders, any obligation of the Lenders to make Eurocurrency Rate Loans in each such Currency, and any right of the Borrower to convert any Loan in each such Currency (if applicable), or Rollover any Loan as a Eurocurrency Rate Loan in each such Currency (in each case, to the extent of the affected Eurocurrency Rate Loans or Interest Periods), shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending Request for Borrowing of, Conversion Notice to or Rollover Notice of Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected Eurocurrency Rate Loans or the affected Interest Periods) or, failing that, in the case of any Request for Borrowing of any affected Eurocurrency Rate Loans in such Alternative Currency, then such request shall be ineffective and (B) any outstanding affected Eurocurrency Rate Loans denominated in such Alternative Currency, at the Borrower’s election, shall either (1) be converted into Reference Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the applicable Interest Period or (2) be prepaid in full, together with accrued interest thereon (subject to the last sentence of Section 2.6(a)), at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is three (3) Business Days after receipt by the Borrower of such notice or, in the case of Eurocurrency Rate Loans, the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, if earlier, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay any additional amounts required pursuant to Section 4.5.
4.5    Compensation. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for any cost or expense actually incurred by it (other than loss of margin or spread) as a result of:
(a)    any Conversion, payment or prepayment by the Borrower of any Eurocurrency Rate Loan or Term RFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); provided that no Borrower shall be required to pay any of the foregoing amounts to the Lenders due to a prepayment pursuant to clause (b) of Section 2.5 hereof as a result of a Lender failing to make its Pro Rata Share of any requested Borrowing; or
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan, and including, without limitation, the failure of any condition precedent specified in Section 6 hereof to be satisfied) to prepay, borrow, or Continue or Convert any Eurocurrency Rate Loan or Term RFR Loan or Convert a Reference Rate Loan to a Eurocurrency Rate Loan or Term RFR Loan on the date or in the amount notified by the Borrower including any loss or expense (other than loss of margin or spread) arising from the liquidation of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
4.6    Taxes.
(a)    Non-Excluded Taxes. Any and all payments by, or on account of any obligation of, the Borrower to or for the account of the Administrative Agent, any Lender or the Letter of Credit Issuer under any Loan Document or in connection with any Letter of Credit shall be made free and clear of and without deduction for any and all present or future Taxes with respect thereto, unless required by applicable Law. If the Borrower or the Administrative Agent shall (as determined in the good faith discretion of such Person) be required by any applicable Laws to deduct or withhold any Taxes from any such payment: (i) in the event that such deduction or withholding is in respect of Non-Excluded Taxes, the sum payable by the Borrower shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 4.6), the Administrative Agent and such Lender or Letter of Credit Issuer (without duplication) receives an amount equal to the sum it would have received had no such deductions or withholdings of Non-Excluded Taxes been made; (ii) the Borrower or the Administrative Agent, as applicable, shall make such deductions and withholdings of Taxes; and (iii) the Borrower or the Administrative Agent, as applicable, shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws.
(b)    Notice of Deduction of Excluded Taxes. The Borrower shall promptly, upon becoming aware that the Borrower must deduct or withhold any Tax on a payment under a Loan Document (or that there is any change in the rate or the basis of a Tax required to be deducted or withheld), notify the Administrative Agent accordingly.
(c)    Other Taxes. Without duplication of amounts paid to Section 4.6(a), the Borrower agrees to pay any and all present or future stamp, court or documentary, intangible, record, filing, stamp duty reserve tax, stamp duty land tax, and any other excise or property taxes or charges or similar levies or penalties that arise from any payment made by it under any Loan Document or in connection with any Letter of Credit or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document to which it is a party or any Letter of Credit issued for its account (hereinafter referred to as “Other Taxes”); provided that the Borrower shall not be responsible hereunder to pay any such Other Taxes (i) arising in connection with any Lender’s violation of applicable Law and/or the use by any Lender of funds constituting Plan Assets, (ii) that are Other Connection Taxes imposed on an assignment pursuant to Section 12.11(c) hereof respectively (except in circumstances described in Section 4.9 below), (iii) if any Loan Document is voluntarily presented (including under a contractual obligation) to the registration formalities in Luxembourg, or (iv) if any Loan Document is appended to a document that requires mandatory registration in Luxembourg.
(d)    Indemnification.
(i)    The Borrower agrees to jointly and severally, indemnify any Secured Party for (A) the full amount of Non-Excluded Taxes and Other Taxes (including any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid or payable by such Secured Party (other than the Collateral Agent), and (B) any liability (including, without duplication, penalties, interest or expenses, including legal expenses incurred in the enforcement of this Credit Agreement against the Administrative Agent or the Borrower), excluding any penalties, interest or expenses attributable to the gross negligence or willful misconduct of the Administrative Agent or any Lender or any of their Affiliates arising therefrom or with respect thereto, in each case whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 4.6(d) shall be made by the Required Payment Time (measured from the date of demand by the applicable Secured Party). Nothing in this Section 4.6(d) shall require the Borrower to indemnify the Secured Parties (other than the Collateral Agent) to the extent that the Non-Excluded Taxes, Other Taxes or liabilities are or will be compensated for under Section 4.6(a) hereof, are suffered or incurred in respect of any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy).
(ii)    Each Lender shall severally indemnify the Administrative Agent for (x) any Non-Excluded Taxes attributable to such Lender (but only to the extent that a Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of the Borrower to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provision of Section 12.11(f) relating to the maintenance of a Participant Register, and (z) any Excluded Taxes and any and all related losses, claims, liabilities, penalties, interest and reasonable expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent, as applicable) attributable to such Lender and incurred by or asserted against the Administrative Agent in connection with any Loan Document, as applicable, by the relevant Governmental Authority for not properly withholding such Excluded Taxes, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 4.6(d)(ii). The agreements in this Section 4.6(d) hereof shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all other Obligations.
(e)    Prescribed Forms.
(i)    In the event that any Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and duly executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or Letter of Credit Issuer, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or Letter of Credit Issuer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clause (e)(ii) and (iii) below) shall not be required if, in a Lender’s reasonable judgment, such completion, execution or submission would subject such Lender, as applicable, to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the foregoing, each Lender or Letter of Credit Issuer that is a U.S. Person, on or prior to the date on which such Lender or Letter of Credit Issuer becomes a Lender or Letter of Credit Issuer hereunder (and from time to time thereafter upon the reasonable request of a Borrower or the Administrative Agent, but only to the extent that such Lender or Letter of Credit Issuer is legally entitled to do so), shall deliver to the Borrower and the Administrative Agent executed copies of Internal Revenue Service Form W-9 or any applicable successor form, certifying that such Lender or Letter of Credit Issuer is exempt from U.S. federal backup withholding tax. Each Lender or Letter of Credit Issuer that is not a U.S. Person, on or prior to the date on which such Lender or Letter of Credit Issuer becomes a Lender or Letter of Credit Issuer under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) shall, only to the extent that such Lender or Letter of Credit Issuer is legally entitled to do so, deliver to the Borrower and the Administrative Agent executed copies of whichever of the following is applicable: (A) Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or any applicable successor form, (I) claiming eligibility of such Lender or Letter of Credit Issuer for a complete exemption from, or reduction of, U.S. federal withholding Tax pursuant to the benefits of an income tax treaty to which the United States is a party, or (II) accompanied by a certificate for the “portfolio interest” rule of Section 881(c) of the Internal Revenue Code, stating that such Lender or Letter of Credit Issuer is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (y) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code or (z) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code, (B) Internal Revenue Service Form W-8ECI, or any applicable successor form, (C) Internal Revenue Service Form W-8IMY, or any applicable successor form accompanied by Internal Revenue Service Form W-8ECI, W-8BEN, W-8BEN-E, W-9 and/or other certification documents from each beneficial owner, as applicable, evidencing a complete exemption from or reduction of U.S. withholding Tax, or (D) such other documentary evidence satisfactory to Borrowers and the Administrative Agent that such Person is entitled to a complete exemption from or reduction of U.S. withholding Tax.
(iii)    Each Lender and Letter of Credit Issuer shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or Letter of Credit Issuer has complied with such Lender’s or Letter of Credit Issuer’s obligations thereunder or to determine the amount to deduct and withhold from such payment. For purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement and analogous provisions of non-U.S. law.
Each Lender and Letter of Credit Issuer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)    Status of Administrative Agent. If the Administrative Agent is a U.S. Person, then it shall, on or prior to the date of this Credit Agreement (or, in the case of a successor Administrative Agent, on or before the date on which it becomes the Administrative Agent hereunder), provide the Borrower with a properly completed and duly executed copy of IRS Form W-9 confirming that the Administrative Agent is exempt from U.S. federal back-up withholding. If the Administrative Agent is not a U.S. Person, then it shall, on or prior to the date of this Credit Agreement (or, in the case of a successor Administrative Agent, on or before the date on which it becomes the Administrative Agent hereunder), provide the Borrower with, (i) with respect to payments made to the Administrative Agent for its own account, a properly completed and duly executed copy of IRS Form W-8ECI (or other applicable IRS Form W-8), and (ii) with respect to payments made to the Administrative Agent on behalf of the Lenders, a properly completed and duly executed IRS Form W-8IMY confirming that the Administrative Agent agrees (A) to be treated as a “United States person” for U.S. federal withholding Tax purposes and the payments it receives for the account of such Lenders are not effectively connected with the conduct of its trade or business in the United States or (B) is a “Qualified Intermediary” for U.S. federal withholding Tax purposes; provided, in each case, that the Administrative Agent shall not be required to deliver any documentation pursuant to this Section 4.6(f) that it is not legally eligible to deliver as a result of any change in, or in the interpretation by any Governmental Authority of, any Law or the method by which such Administrative Agent must comply therewith occurring after the Closing Date (or, in the case of a successor Administrative Agent, occurring after the date on which it becomes the Administrative Agent hereunder). Such Administrative Agent agrees that if such documentation previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or promptly notify the Borrower in writing of its legal inability to do so.
(g)    Selection of Lending Office. If the Borrower is or is likely to be required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the good faith judgment of such Lender, is not otherwise materially disadvantageous to such Lender.
(h)    Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes under a Loan Document by the Borrower, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment, if any.
(i)    Tax Refunds. Each Lender and Letter of Credit Issuer and the Administrative Agent agrees that if such Lender or Letter of Credit Issuer or the Administrative Agent determines, in its sole discretion exercised in good faith, that it subsequently recovers or receives a refund of any Taxes attributable to a Tax Payment by the Borrower, such Lender or Letter of Credit Issuer or the Administrative Agent shall promptly pay the Borrower such refund net of all out-of-pocket expenses (including

Taxes) related thereto; provided that if, due to subsequent adjustment of such refund, such Lender or Letter of Credit Issuer or the Administrative Agent is required to repay such amount to the relevant Governmental Authorities, the Borrower agrees to repay to such Lender or Letter of Credit Issuer or the Administrative Agent, as the case may be, the amount required to be repaid, plus any interest, penalties, or other charges imposed by the Governmental Authority in respect thereof. Notwithstanding anything to the contrary in this paragraph (i), in no event will any Lender or Letter of Credit Issuer or the Administrative Agent be required to pay any amount to a Borrower pursuant to this paragraph (i) the payment of which would place such Lender or Letter of Credit Issuer or the Administrative Agent in a less favorable net after-Tax position than such Lender or Letter of Credit Issuer or the Administrative Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Lender or Letter of Credit Issuer or the Administrative Agent to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
4.7    Requests for Compensation.
(a)    Certificate. If requested by the Borrower in connection with any demand for payment pursuant to Section 4.1, 4.5, or 4.6 hereof, a Lender shall provide to the Borrower with a copy to the Administrative Agent, a certificate setting forth, unless prohibited by applicable Law, in reasonable detail the basis for such demand, the amount required to be paid by the Borrower to such Lender, the computations made by such Lender to determine such amount and satisfaction of the condition set forth in subsection (b) below. Such certificate shall, in the absence of manifest error, be conclusive and binding.
(b)    No Duplication. Any amount payable by the Borrower on account of Section 4.1, 4.5, or 4.6 hereof shall not be duplicative of: (i) any amount paid under any other such sections, or (ii) any amounts included in the calculation of any Eurocurrency Rate, RFR or the Reference Rate.
(c)    Refund. Any amount determined to be paid by the Borrower in error pursuant to Section 4.1, 4.5, or 4.6 hereof shall be, if no Event of Default or Potential Default has occurred and is continuing, promptly refunded to the Borrower, or applied to amounts owing by the Borrower hereunder, as the Borrower may elect.
4.8    Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, all of the Borrower’s obligations under this Section 4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Lender Commitments or the termination of this Credit Agreement or any provision hereof. Each Lender and Letter of Credit Issuer shall notify the Borrower of any event occurring after the termination of this Credit Agreement entitling such Lender or Letter of Credit Issuer to compensation under Section 4.1, 4.5 or 4.6 hereof as promptly as practicable, but in any event within one hundred eighty (180) days, after such Lender or Letter of Credit Issuer obtains actual knowledge thereof; if any Lender or Letter of Credit Issuer fails to give such notice within one hundred eighty (180) days after it obtains actual knowledge of such an event, such Lender or Letter of Credit Issuer shall, with respect to compensation payable under Section 4.1, 4.5, or 4.6 hereof, only be entitled to payment for such compensation relating to the period from and after the date one hundred eighty (180) days prior to the date that such Lender or Letter of Credit Issuer does give such notice.
4.9    Replacement of Lenders. If any Lender or Letter of Credit Issuer (a) requests compensation under this Section 4, (b) becomes a Defaulting Lender or (c) does not provide its consent to an amendment, modification or waiver that requires the consent of each Lender or Letter of Credit Issuer or each affected Lender or Letter of Credit Issuer, as applicable, and such amendment, modification or waiver receives the consent of the Required Lenders, then, if there is no Event of Default, the Borrower may, at its sole expense and effort, upon notice to such Lender or Letter of Credit Issuer and the Administrative Agent, require such Lender or Letter of Credit Issuer to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.11 hereof), all of its interests, rights and obligations under this Credit Agreement and the related Loan Documents or Letters of Credit to an Eligible Assignee who agrees to assume such obligations; provided that:
(a)    such Lender or Letter of Credit Issuer shall have received payment of an amount equal to the outstanding principal of its Loans or Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under this Section 4) from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(b)    in the case of any such assignment resulting from a claim for compensation under this Section 4, such assignment will result in a reduction in such compensation or payments thereafter;
(c)    such assignment does not conflict with applicable Law; and
(d)    a Lender or Letter of Credit Issuer shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or Letter of Credit Issuer or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 5.    SECURITY
5.1    Liens and Security Interest.
(a)    Collateral Accounts. Subject to the terms of the applicable Collateral Documents, each Credit Party, pursuant to the terms of the applicable Distribution Collateral Account Pledge, to further secure the payment and performance of the Obligations of each Credit Party, shall pledge and assign (by way of security) to the Administrative Agent, for the benefit of the Secured Parties, as collateral, its Distribution

Collateral Account and all amounts and assets credited thereto. For the avoidance of doubt, no security interest or Lien will be created with respect to any Credit Party’s direct or indirect interest in any Investment.
The collateral security set forth in subsection (a) of this Section 5.1 shall be collectively referred to herein as the “Collateral”. The security agreements, assignments, collateral assignments and any other documents and instruments from time to time executed and delivered pursuant to this Credit Agreement to grant a security interest in the Collateral, the Collateral Account Pledges, the Collateral Account Control Agreements, and any documents or instruments amending or supplementing the same, shall be collectively referred to herein as the “Collateral Documents”. The Collateral provided by the Credit Parties shall secure the Obligations.
5.2    The Collateral Accounts.
(a)    The Collateral Accounts.  In order to directly or indirectly secure further the payment and the performance of the Obligations: (A) each Credit Party shall cause any Portfolio Investment Distributions and all proceeds from disposals or sales with respect to the Investments that are received by such Credit Party to be deposited into such Credit Party’s Distribution Collateral Account promptly, but in any event within ten (10) Business Days to the extent no Event of Default or any other Cash Control Event is continuing, otherwise within three (3) Business Days following receipt thereof by such Person, and (B) during the continuance of an Event of Default or any other Cash Control Event that is continuing, each Credit Party shall cause any Portfolio Investment Distributions (excluding amounts retained or applied for a purpose set forth in clauses (i)-(vii) in the definition of “Net Cash Proceeds”) (collectively, the “Retained Distributions” (as further defined below)) that are received by any Holding Vehicle to be deposited into the applicable Credit Party’s Distribution Collateral Account, promptly, but in any event within five (5) Business Days, following receipt thereof by such Person; provided that, during a Cash Control Event (other than a Cash Control Event in which an Event of Default or Potential Default under Section 10.1(a), (d), (f), (h), (i), (k), (l), (o) or (q) hereof has occurred and is continuing), the “Retained Distributions” may also include Distributions retained to make an Investment pursuant to then-existing binding commitments.
(b)    Use of the Collateral Accounts. The Credit Parties may withdraw funds from the Collateral Accounts only in compliance with Section 9.12 hereof. During the existence of the conditions specified in Section 9.12 hereof, no Credit Party shall have any right to withdraw funds from any Collateral Account, except as described in Section 9.12 hereof.
(c)    Withdrawals from Collateral Accounts to pay Borrower Obligations. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the right, at any time during the continuation of such Event of Default, to direct the Depository Bank to withdraw funds from any Collateral Account(s), and apply such funds for the purpose of paying the Obligations that are then due and owing (after the passage of any applicable grace period); provided that promptly after any disbursement of funds from any such account to the Lenders, as contemplated in this Section 5.2(c), the Administrative Agent shall deliver a written notice of such disbursement to the Borrower.
5.3    Lender Offset. In addition to the rights granted to the Administrative Agent and the Lenders under Section 5.2 hereof, the Borrower hereby grants to each Lender a right of offset, to secure repayment of the Obligations of the Borrower or any other Borrower, as applicable, upon any and all monies, securities, or other property of the Borrower and the proceeds therefrom, now or hereafter held or received by or on behalf of or in transit to the Lenders, from or for the account of the Borrower, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or specified) and credits of the Borrower and any and all claims of the Borrower, against the Lenders at any time existing. The Lenders are hereby authorized at any time and from time to time during the existence of an Event of Default, without notice to the Borrower, to offset, appropriate, apply, and enforce such right of offset against any and all items referred to above against the Obligations of the Borrower or any other Borrower, as applicable. The Borrower shall be deemed directly indebted to the Lenders in the full amount of its Obligations, and the Lenders shall be entitled to exercise the rights of offset provided for above. The rights of the Lenders under this Section 5.3 are subject to Section 12.2 hereof. The Administrative Agent, and the Lenders, as applicable, shall give the Borrower prompt notice of any action taken pursuant to this Section 5.3, but failure to give such notice shall not affect the validity of such action or give rise to any defense in favor of the Borrower with respect to such action.
5.4    Agreement to Deliver Additional Collateral Documents. Each Additional Borrower and Additional Guarantor that is added pursuant to Section 2.9 hereof shall deliver such security agreements, financing statements, financing change statements, assignments, notices and other acknowledgments and other collateral documents (all of which security agreements shall be deemed part of the Collateral Documents), in form and substance satisfactory to the Administrative Agent, acting reasonably, as the Administrative Agent acting on behalf of the Lenders may reasonably request from time to time for the purpose of granting to, or maintaining or perfecting in favor of the Lenders, security interests in the Collateral with respect to which is the Credit Parties are granting a security interest to the Administrative Agent, together with other assurances of the enforceability of the Lenders’ Liens and assurances of due recording and documentation of the Collateral Documents or copies thereof, as the Administrative Agent may reasonably require to avoid material impairment of the Liens and security interests (or the priority thereof) granted or purported to be granted pursuant to this Section 5.
5.5    Subordination. During the occurrence and continuation of an Event of Default, if there are any Obligations outstanding under the Credit Facility, no Credit Party shall make any payments or advances of any kind (other than Permitted Tax Distributions and subject in each case to Section 5.2(a) hereof and, with respect to amounts to be withdrawn from a Collateral Account, Section 9.12 hereof), directly or indirectly, on any debts and liabilities to any other Credit Party or Investor whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the “Other Claims”), except to the extent that such payments or advances are being provided to a Credit Party in order to pay such Obligations. All Other Claims, together with all Liens, security interests, and all other encumbrances or charges on assets securing the payment of all or any portion of the Other Claims shall at all times during the continuance of an Event of Default, if there are any Obligations outstanding under the Credit Facility, be subordinated to and inferior in right and in payment to the Obligations and all Liens, security interests, and all other encumbrances or charges on assets securing all or any portion of the Obligations, and the Credit Parties agree to take any actions reasonably requested by the Administrative Agent as are necessary to provide for such subordination between it and any other Credit Party, inter se, including but not limited to including provisions for such subordination in the documents evidencing the Other Claims. Notwithstanding the foregoing, there shall be no restriction or limitation on the right of any General Partner, the AIFM or the Advisor (or Affiliate of any thereof) to receive management or other fees (including incentive management fees) payable to such General Partner, the AIFM, the Advisor (or such Affiliate) under or pursuant to the Partnership Agreements or the applicable Constituent Documents, except as set forth in Section 9.10 hereof, provided that such management or other fees shall not be paid from the Collateral during any time that withdrawals from the Collateral Accounts are prohibited pursuant to Section 9.12 hereof.
5.6    Permitted Liens. Any reference in any of the Loan Documents to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien.
Section 6.    CONDITIONS PRECEDENT TO LENDING.
6.1    Obligations of the Lenders. This Credit Agreement shall become effective on the Closing Date, subject to the Administrative Agent’s receipt of the following (which, unless otherwise consented to in writing by the Administrative Agent, shall be received within one (1) Business Day of the date hereof):
(a)    Credit Agreement. This Credit Agreement, duly executed and delivered by the Credit Parties and each other party hereto;
(b)    Notes. The Notes, duly executed and delivered by the Borrower to each requesting Lender in accordance with Section 3.1 hereof;
(c)    [Reserved].
(d)    Collateral Accounts.
(i)    Evidence acceptable to the Administrative Agent, acting reasonably, that each Distribution Collateral Account has been established at the Depository Bank;
(ii)    The Distribution Collateral Account Pledges, each duly executed and delivered by each applicable Credit Party; and

(iii)    The Collateral Account Control Agreements with respect to the Distribution Collateral Accounts, each duly executed and delivered by each applicable Credit Party and the applicable Depository Bank;
(e)    UCC and Bankruptcy Searches. Searches of (A) UCC filings (or their equivalent) in each jurisdiction where a filing would need to be made in order to perfect the Secured Parties’ first priority security interest (subject to any Permitted Liens) in the Collateral, copies of the financing statements (if any) on file in such jurisdictions and evidence that no Liens (other than Permitted Liens) exist on the Collateral, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all security interests and other rights of any Person in any Collateral previously granted, and (B) bankruptcy and insolvency, execution and other searches conducted by the Administrative Agent and its counsel with respect to the Credit Parties in all relevant jurisdictions selected by the Administrative Agent and its counsel;
(f)    Responsible Officer Certificates. A certificate from a Responsible Officer of each then existing Credit Party, substantially in the form of Exhibit L hereto;
(g)    The Credit Parties’ Constituent Documents. True and complete copies of the Constituent Documents of the Credit Parties (and the Constituent Documents of its general partner, managing general partner or ultimate general partner as set forth in its signature block, as the case may be) and each Infra-Fund Subscription Entity, as in effect on the Closing Date, and together with certificates of existence or good standing or equivalent from the applicable Governmental Authority of each such Credit Party’s and Infra-Fund Subscription Entity’s jurisdiction of incorporation, organization, registration or formation, each dated on the Closing Date or a recent date prior thereto (including with respect to the Luxembourg Infra-Fund and its respective General Partner, excerpts (extraits) issued by the RCS and certificates as to the non-inscription of a court decision or administrative dissolution without liquidation (certificats de non-inscription d’une décision judiciaire ou de dissolution administrative sans liquidation) issued by the insolvency register (Registre de l’insolvabilité) (Reginsol) held and maintained by the RCS, dated no earlier than two (2) Business Days prior to the Closing Date), in each case satisfactory to the Administrative Agent in its sole discretion;
(h)    Authority Documents. Certified copies of resolutions of (or on behalf of) each applicable Credit Party authorizing the entry by each applicable Credit Party into the transactions contemplated herein and in the other Loan Documents to which such Credit Party is a party;
(i)    Incumbency Certificate. A signed certificate of a Responsible Officer of each Credit Party (or its general partner or applicable ultimate general partner, as the case may be) who shall certify the names of the Persons authorized, on the Closing Date, to sign each of the Loan Documents to which such Credit Party is a party and the other documents or certificates to be delivered pursuant to such Loan Documents on behalf of such Credit Party, together with the true signatures of each such Person. The Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate;
(j)    Representations and Warranties. All of the representations and warranties of the Credit Parties (including such representation and warranties made on behalf of each General Partner) set forth herein and in the other Loan Documents shall be true and correct in all material respects (except that any representation (or portion thereof, as applicable) qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;
(k)    No Default. No event shall have occurred and be continuing, or would result from any Borrowing or the issuance of any Letter of Credit on the Closing Date, which constitutes an Event of Default or a Potential Default;
(l)    Opinions. A favorable opinion or opinions of (i) Simpson Thacher & Bartlett LLP, New York counsel to the Credit Parties; and (ii) Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Initial Cayman Credit Parties; each in form and substance satisfactory to the Administrative Agent and its counsel, acting reasonably, dated the Closing Date;
(m)    [Reserved].
(n)    Fees; Costs and Expenses. Payment of all fees and other amounts due and payable on or prior to the date hereof, including pursuant to the Fee Letter, and, to the extent invoiced at least two (2) Business Days prior to the date hereof, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by the Borrower hereunder, including the reasonable fees and disbursements invoiced through the date hereof of the Administrative Agent’s special counsel, Sidley Austin LLP and special Cayman Islands counsel, Harney, Westwood & Riegels (Cayman) LLP, which may be deducted from the proceeds of any initial Borrowing on the Closing Date;
(o)    ERISA Status. As of the Closing Date with respect to each Credit Party with one or more ERISA Investors, either (i) a copy of any opinion acceptable to the Administrative Agent, acting reasonably, delivered to ERISA Investors (along with a reliance letter, dated as of the later of such Credit Party’s “initial valuation date” or the Closing Date, from the issuer of such opinion specifying that the Lenders are permitted to rely on such opinion as if such opinion had been addressed to them) regarding the status of such Credit Party as an Operating Company; provided that such opinion delivery requirement under this clause (i) may alternatively be satisfied by delivery to the Lenders of a copy of such Credit Party’s most recent certificate, if any, of a Responsible Officer with respect to such Credit Party’s most recent Annual Valuation Period to the effect that the assets of such Credit Party should not constitute Plan Assets of any such ERISA

Investor and stating the basis for such conclusion, or (ii) a certificate signed by a Responsible Officer certifying that the underlying assets of such Credit Party should not constitute Plan Assets of any such ERISA Investor; and
(p)    Know Your Customer. (i) A Beneficial Ownership Certification in relation to the Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and/or, with respect to the Borrower that does not qualify as a “legal entity customer” under the Beneficial Ownership Regulation, a certification describing the basis of such exemption, and (ii) any documents or information related to “Know Your Customer” or similar requirements reasonably requested by the Lenders (through the Administrative Agent), and required by their applicable regulatory requirements.
(q)    Additional Information. The Administrative Agent shall have received such other information and documents as may reasonably be required by the Administrative Agent and its counsel.
Without limiting the generality of the provisions of the last paragraph of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 6.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
~~(q)    Additional Information. The Administrative Agent shall have received such other information and documents as may reasonably be required by the Administrative Agent and its counsel.~~
6.2    Conditions to all Loans and Letters of Credit. The obligation of the Lenders to advance each Borrowing (including without limitation the initial Borrowing) or to cause the issuance of Letters of Credit (including, without limitation, the initial Letter of Credit) hereunder is subject to the additional conditions precedent that:
(a)    Representations and Warranties. The representations and warranties (other than those in Section 7.8 hereof, which shall be replaced with the condition in Section 6.2(b) below) set forth herein and in the other Loan Documents are true and correct in all material respects (except that any representation (or portion thereof, as applicable) qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of the advance of such Borrowing or issuance of such Letter of Credit, with the same force and effect as if made on and as of such date (except to the extent of changes in facts or circumstances that have been disclosed to the Administrative Agent and do not constitute an Event of Default or a Potential Default or to the extent such representations and warranties relate to an earlier or other specific date);

(b)    No Default. No event shall have occurred and be continuing, or would result from the Borrowing or the issuance of the Letter of Credit, which constitutes an Event of Default or a Potential Default;
(c)    Request for Borrowing. The Administrative Agent shall have received a Request for Borrowing or Request for Letter of Credit, as applicable;
(d)    Investment Events. To the knowledge of the Borrower, no Material Investment Event or Intraperiod Adjustment Event has occurred except as disclosed in writing to the Administrative Agent;
(e)    Application. In the case of a Letter of Credit, the Letter of Credit Issuer shall have received an Application for Letter of Credit executed by the Borrower;
(f)    No Material Adverse Effect. To the knowledge of the Borrower, no circumstances exist or changes to the Borrower have occurred since the date of the most recent financial statements delivered or required to be delivered to the Administrative Agent hereunder that would reasonably be expected to result in a material adverse effect on the Borrower’s ability to pay the Obligations when due in accordance with the terms of the Loan Documents;
(g)    Adjusted NAV. Solely with respect to the first to occur of the initial Borrowing or the issuance of the initial Letter of Credit, the Administrative Agent shall have received satisfactory evidence that the Adjusted NAV is no less than the applicable Minimum Adjusted NAV;
(h)    Financial Covenants. The Borrower is in compliance with the Financial Covenants contained in Section 9.17 at the time of, and after giving pro forma effect to, any such Borrowing or issuance of Letters of Credit;
(i)    Review Event. Either no Review Event has occurred or if a Review Event has occurred and is continuing, a Review Event Cure Plan has been agreed with respect thereto and the Borrower is in compliance with such agreed Review Event Cure Plan in all material respects;
(j)    No Trigger Event. No other Trigger Event has occurred as is continuing (or no other Trigger Event will be continuing after giving pro forma effect to the acquisition of any Investments with the proceeds thereof); and
(k)    No Excess Outstanding. Immediately prior to, and after giving effect to such Borrowing or issuance of Letter of Credit, as applicable, (A) the Dollar Equivalent of the Principal Obligations as of such date will not exceed the Maximum Commitment as of such date; and (B) the Letter of Credit Liability as of such date will not exceed the Letter of Credit Sublimit on such date.

6.3    Conditions to Additional Borrower Loans and Letters of Credit. The obligation of the Lenders to advance a Borrowing to an Additional Borrower or to cause the issuance of a Letter of Credit for the account of an Additional Borrower is subject to the conditions that (in addition to the conditions specified in Section 6.2), on or prior to the date that such entity becomes an “Additional Borrower” hereunder (such date, the “Additional Borrower Joinder Date”):
(a)    Borrower Joinder Agreement. The Administrative Agent shall have received from such Additional Borrower (i) a duly executed Borrower Joinder Agreement complying with the terms and provisions hereof and (ii) an updated Schedule I hereto which provides the relevant Schedule I information with respect to such Additional Borrower; and
(b)    Other Items. The Administrative Agent shall have received from or on behalf of such Additional Borrower the documents and other items set forth in Sections 6.1(b), (d), (e), (f), (g), (h), (i), (j), (l), (n), (o), and (p), to the extent applicable to such Additional Borrower and applied mutatis mutandis with respect to the Additional Borrower Joinder Date as opposed to the Closing Date.
6.4    Conditions in respect of Additional Guarantors. On or prior to the date that an entity becomes an “Additional Guarantor” hereunder (such date, the “Additional Guarantor Joinder Date”):
(a)    Guarantor Joinder Agreement. The Administrative Agent shall have received from such Additional Guarantor (i) a duly executed Guarantor Joinder Agreement complying with the terms and provisions hereof and (ii) an updated Schedule I hereto which provides the relevant Schedule I information with respect to such Additional Guarantor; and
(b)    Other Items. The Administrative Agent shall have received from or on behalf of such Additional Guarantor the documents and other items set forth in Sections 6.1(d), (e), (f), (g), (h), (i), (j), (l), (n), (o) and (p), to the extent applicable to such Additional Guarantor and applied mutatis mutandis with respect to the Additional Guarantor Joinder Date as opposed to the Closing Date.
Section 7.    REPRESENTATIONS AND WARRANTIES
To induce the Lenders to make the Loans and cause the issuance of Letters of Credit hereunder, each Credit Party hereby represents and warrants (solely as to itself and its General Partner) to the Administrative Agent and the Lenders that:
7.1    Organization and Good Standing.
(a)    The Credit Parties. Each Credit Party is duly formed and/or registered, as applicable, validly existing and, except where such failure would not result in a Material Adverse Effect, in good standing (to the extent applicable) under the laws of its jurisdiction of formation and/or registration, each has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and each Credit Party, except where such failure would not result in a Material Adverse Effect, is qualified to do business in every jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification.
(b)    The General Partners. Each Credit Party’s General Partner is duly formed, validly existing and, except where such failure would not result in a Material Adverse Effect, in good standing (to the extent applicable) under the laws of its jurisdiction of formation and/or registration, each has the requisite power and authority to own its properties and assets and to carry on its business as now conducted, and each such General Partner, except where such failure would not result in a Material Adverse Effect, is qualified to do business in every jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification.
7.2    Authorization and Power. Each Credit Party has the requisite power and authority to execute, deliver and perform its obligations under this Credit Agreement, the Notes, the applicable Partnership Agreement, any applicable Constituent Documents, and any applicable subscription agreements, Infra-Fund Supplemental Agreements (if any) and each of the other Loan Documents to be executed by it, as the case may be; each Credit Party is duly authorized to, and has taken all action necessary to authorize it to, execute, deliver and perform its obligations under this Credit Agreement, the Notes, the applicable Partnership Agreements, the applicable Constituent Documents, the subscription agreements, Infra-Fund Supplemental Agreements (if any) and each of the other Loan Documents to which it is a party.
7.3    No Conflicts or Consents. None of the execution and delivery of this Credit Agreement or the other Loan Documents to which it is a party, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, in any material respect, with any provision of Law to which each Credit Party and each Credit Party’s General Partner is subject or any material judgment, license, order or permit applicable to such Credit Party and each Credit Party’s General Partner or any material indenture, mortgage, deed of trust or other material agreement or instrument (including such Credit Party’s and each such Credit Party’s General Partner Constituent Documents, as applicable) to which such Credit Party or such Credit Party’s General Partner is a party or by which such Credit Party or such Credit Party’s General Partner may be bound, or to which such Credit Party or such Credit Party’s General Partner may be subject. No material consent, approval, authorization or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by any Credit Party of the Loan Documents to which it is a party or to consummate the transactions contemplated hereby or thereby, except (a) the consents, approvals, authorizations, filings and notices that have been obtained or made and are in full force and effect and (b) the filings and regulations referred to in Section 6.1(e) hereof.
7.4    Enforceable Obligations. This Credit Agreement, any Notes (in the case of the Borrower) and the other Loan Documents to which each Credit Party is a party are the legal and binding obligations of such Credit Party, enforceable against it in accordance with their respective terms, subject to Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law).

7.5    Priority of Liens. The Collateral Documents to which each Credit Party is a party create, as security for the Obligations of such Credit Party (and, the Obligations of each other Credit Party), valid and enforceable security interests in and Liens on all of the Collateral in which the applicable Credit Party has any right, title or interest, in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens are prior to all other Liens on the Collateral (other than Permitted Liens), except as enforceability may be limited by Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law). Such security interests in and Liens on the Collateral in which the applicable Credit Party has any right, title or interest shall (subject to Permitted Liens) be superior to and prior to the rights of all third parties in such Collateral, and, other than in connection with any future change in Law or in the applicable Credit Party’s name, identity or structure, or its jurisdiction of organization, as the case may be, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements, financing change statements or their equivalent in accordance with applicable Law. Each Lien referred to in this Section 7.5 is and shall be the sole and exclusive Lien (other than Permitted Liens) on the Collateral in which the applicable Credit Party has any right, title or interest.
7.6    Financial Condition. Each Credit Party has delivered to the Administrative Agent the most recently available copies of the financial statements and reports required pursuant to Section 8.1(a) hereof, if any, together with the Compliance Certificate and Financial Covenant Certificate required to be delivered under Section 8.1(b) and (c) hereof, as applicable, and such financial statements fairly present, in all material respects, the financial condition of the applicable Credit Parties as of the date of such financial statements and have been prepared in accordance with Generally Accepted Accounting Principles, except as provided therein. The Credit Parties, taken as a whole (after giving effect to the Loans and the other transactions to be consummated on the Closing Date), are ~~S~~solvent.
7.7    Full Disclosure.
(a)    There is no fact and there are no changes to any Credit Party or General Partner that such Credit Party has not disclosed to the Administrative Agent in writing which could reasonably be expected to have a Material Adverse Effect. No information heretofore furnished by such Credit Party, in connection with this Credit Agreement, the other Loan Documents or any transaction contemplated hereby (or, to the extent such information was provided to a Credit Party by an Investor, to the knowledge of such Credit Party) contains any untrue statement of material fact that could reasonably be expected to result in a Material Adverse Effect.
(b)    As of the Closing Date, to the best of the applicable Responsible Officer’s knowledge, the information provided in the Beneficial Ownership Certification of the Borrower (if any) is complete and correct.
7.8    No Default. No event has occurred and is continuing which constitutes an Event of Default or a Potential Default.
7.9    No Litigation. As follows: (a) for purposes of this representation and warranty as of the Closing Date, there are no material actions, suits, investigations or legal,

equitable, arbitration or administrative proceedings in any court or before any arbitrator or Governmental Authority (“Proceedings”) pending, or to the knowledge of such Credit Party threatened, against any Credit Party or such Credit Party’s General Partner, other than any such Proceeding that is disclosed in writing by such Credit Party to the Administrative Agent before the Closing Date; and (b) for purposes of this representation and warranty as of the date of the advance of any Borrowing or the issuance of any Letter of Credit, there are no such Proceedings pending, or to the knowledge of such Credit Party threatened, against such Credit Party or such Credit Party’s General Partner, other than any such Proceeding that would not have a Material Adverse Effect.
7.10    Taxes. To the extent that failure to do so would (individually or in the aggregate) result in a Material Adverse Effect, all Tax returns required to be filed by any Credit Party in any jurisdiction have been filed and all Taxes (including mortgage recording Taxes), assessments, fees, and other governmental charges upon such Credit Party or upon any of its properties, income or franchises have been paid prior to the time that such Taxes become delinquent (other than any Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with Generally Accepted Accounting Principles have been provided on the books of the relevant Credit Party). To the knowledge of any Credit Party, there is no proposed Tax assessment against any Credit Party or any basis for such assessment that is material and is not being contested in good faith.
7.11    Principal Office; Jurisdiction of Formation. As of the Closing Date, (a) each of the principal office, chief executive office, registered office, and principal place of business of each Credit Party and such Credit Party’s General Partner is correctly listed on Schedule I hereto, and such Credit Party and such Credit Party’s General Partner has maintained such principal office, registered office, chief executive office and principal place of business at such location since its formation and/or registration; and (b) the jurisdiction of formation of each Credit Party and such Credit Party’s General Partner is listed on Schedule I hereto, and no Credit Party or such Credit Party’s General Partner is organized under the laws of any other jurisdiction. After the Closing Date, the principal office, chief executive or registered office and principal place of business of each Credit Party and such Credit Party’s General Partner and the jurisdiction of formation of each Credit Party is as set forth on Schedule I hereto (including any updated Schedule I provided to the Administrative Agent for any Credit Party and such Credit Party’s General Partner which have changed their principal office, chief executive office and principal place of business).
7.12    ERISA. Assuming that no portion of the assets used by any Lender in connection with the transactions contemplated under the Loan Documents constitutes Plan Assets, the execution, delivery and performance of this Credit Agreement and the other Loan Documents by each Credit Party which is a party hereto and thereto, and the borrowing and repayment of amounts under this Credit Agreement by the Borrower, do not constitute a non-exempt “prohibited transaction” under Section 406(a) of ERISA or Section 4975(c)(1)(A) - (C) of the Internal Revenue Code. As of the Closing Date, no Credit Party sponsors a Plan. Except as would not reasonably be expected to have a Material Adverse Effect, no Credit Party or any member of its respective Controlled Group maintains, has any obligation to contribute to, or has any liability (contingent or otherwise) with respect to any Plan.

7.13    Compliance with Law. Such Credit Party and its General Partner is in compliance with all Laws, rules, regulations, orders, and decrees which are applicable to it or its properties, except where non-compliance would not be reasonably likely to have a Material Adverse Effect.
7.14    Fiscal Year. The fiscal year of each Credit Party is the calendar year, or in the case of the first and last fiscal years of the Credit Parties, the fraction or multiple thereof commencing on the effective date for such Credit Party or ending on the date on which winding up or liquidation of such Credit Party is completed, as the case may be.
7.15    Margin Stock. Neither the execution and delivery by the Credit Parties of the Loan Documents nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by the Credit Parties will or will cause any Lender to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System applicable to Margin Stock or to violate Section 7 of the Securities Exchange Act, in each case as now in effect or as the same may hereafter be in effect.
7.16    Investment Company Act. No Credit Party organized, formed, incorporated or established and registered, as applicable, under the laws of a U.S. jurisdiction is an “investment company” and no Credit Party organized, formed, incorporated or established and registered, as applicable, under the laws of a non-U.S. jurisdiction is required to be registered as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.
7.17    Ownership of Investments.
(a)    As of the Closing Date, and as of the date of each requested Borrowing hereunder by the Borrower, each Eligible Investment included in the calculation of the Available Commitment is owned by a Credit Party (directly or indirectly through a Holding Vehicle).
(b)    The Borrower, to its knowledge, has good and marketable title to the Investments which it owns (directly or indirectly through a Holding Vehicle), except for Liens not prohibited hereunder.
7.18    Foreign Asset Control Laws. Stonepeak maintains policies and procedures reasonably designed to ensure compliance by each Credit Party, each of its Subsidiaries and Holding Vehicles, and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and each such Credit Party, each of its Subsidiaries and Holding Vehicles, and, to the knowledge of each such Credit Party, their respective officers, employees and directors are in compliance with (a) all applicable Sanctions, (b) Anti-Corruption Laws, (c) the Patriot Act and any other applicable terrorism and anti-money laundering laws, rules, regulations and orders. None of (i) the Credit Parties or (ii) to the knowledge of such Credit Parties, their respective directors, officers or employees that will act in any capacity in connection with or benefit from the Credit Facility established hereby, is a Sanctioned Person. None of the Credit Parties (a) are located, incorporated, formed, organized, or resident in a Sanctioned Country, (b) have any business affiliation or commercial dealings with, or investments in, any Sanctioned Country or Sanctioned Person, except to the extent that such business affiliations, commercial dealings, or investments do not cause any Lender or Credit Party to violate any Sanctions, or (c) to the knowledge of such Credit Parties, are the subject of any action or investigation under any Sanctions or Anti-Corruption Laws. No Borrowing, use of proceeds or other transaction contemplated by this Credit Agreement will violate applicable Sanctions, any Anti-Corruption Law or the Patriot Act or any other applicable terrorism or anti-money laundering laws, rules, regulations and orders.
7.19    Investment Policy and Valuation Policy. The Investment Policy and Valuation Policy of each Infra-Fund and Credit Party (as applicable) is in effect and has not been amended, supplemented or otherwise modified since the Closing Date, except in accordance with Section 9.4 hereof and, in accordance with such Valuation Policy, a comprehensive valuation of the Investments shall be conducted annually by an independent valuation firm.
7.20    [Reserved].
7.21    Plan Assets. With respect to any Credit Party with one or more ERISA Investors, the underlying assets of such Credit Party do not constitute Plan Assets of any ERISA Investor.
7.22    Partnership Agreement Representations. The Credit Facility is a type of financing permissible under each Credit Party’s Partnership Agreement.
Section 8.    AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES
So long as the Lenders have any commitment to lend hereunder or to cause the issuance of any Letters of Credit hereunder, and until payment and performance in full of the Obligations (other than Letter of Credit obligations which have been fully cash collateralized and contingent indemnification obligations for which no claim has been made) under this Credit Agreement and the other Loan Documents, each Credit Party agrees (solely as to itself, and in the case of each Credit Party, its General Partner) that:
8.1    Financial Statements, Reports and Notices. The Credit Parties shall deliver to the Administrative Agent (and the Administrative Agent shall provide to the Lenders promptly upon receipt) the following:

(a)    Financial Reports.
(i)    Annual Reports. Within one hundred twenty (120) days after the end of each fiscal year of each Infra-Fund (subject to reasonable delays in the event of the late receipt of any necessary financial information from any portfolio company), and in any event no later than five (5) Business Days after delivery thereof to the Investors, commencing with the fiscal year ending December 31, 2025, each such Infra-Fund’s audited balance sheet and income statement, prepared in accordance with Generally Accepted Accounting Principles, as more particularly provided in the Partnership Agreement of such Infra-Fund, together with the unqualified opinion of a firm of nationally-recognized independent certified public accountants to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of each Infra-Fund; and

(ii)    Quarterly Reports. As soon as available, but no later than ninety (90) days after the end of each of the first three (3) fiscal quarters of each Infra-Fund, but in no event later than five (5) Business Days after the date when such statements and reports are distributed to Investors, commencing with the fiscal quarter ending June 30, 2025, an unaudited report setting forth as of the end of such fiscal quarter, each such Infra-Fund’s, balance sheet and income statement, certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of each Infra-Fund in accordance with Generally Accepted Accounting Principles, subject to normal year-end audit adjustments, the absence of footnotes and as otherwise described therein;
provided that the financial statements to be delivered in accordance with clauses (a)(i) and (ii) above may be separate, consolidated or combined for the various Credit Parties.
(iii)    Monthly Reports. As soon as available, but no later than the later of (x) twenty (20) Business Days after the end of each calendar month of the Borrower and (y) the immediately following Business Day after the date on which the monthly net asset value of the Infra-Fund Subscription Entities is delivered to Investors, commencing with the calendar month ending August 31, 2025, a report (collectively, the “Monthly Report”) containing (A) a spreadsheet substantially in the form delivered on the Closing Date or such other form reasonably acceptable to the Administrative Agent reflecting (1) a trial balance with respect to each Credit Party setting forth each Credit Party’s assets and liabilities for such calendar month, (2) a calculation of the Value of each Investment (and with respect to each Eligible Investment, identifying each such Investment as an Eligible Investment) held directly or indirectly by each Credit Party as of the end of such calendar month and the change in the Value as of such calendar month-end from the preceding calendar month-end, as determined in accordance with the Valuation Policy and the Generally Accepted Accounting Principles, (3) the amount of Portfolio Investment Distributions received by each Credit Party with respect to each Investment (and with respect to each Eligible Investment, identifying each such Investment as an Eligible Investment) during the trailing twelve (12) month period, (4) a calculation of the aggregate Value of (x) the ~~Eligible~~ Primary Investments and (y) the Liquid Assets, and (5) a calculation of the Adjusted NAV, (B) to the extent the Borrower has not previously notified the Administrative Agent thereof, a summary of any acquisitions or dispositions of Eligible Investments in such calendar month and (C) to the extent not previously delivered to the Administrative Agent, New Investment Materials with respect any new ~~Eligible~~ Primary Investments made by any Credit Party or Holding Vehicle through the date such report is delivered (provided, that in no event shall this clause (C) require any Credit Party or Affiliate thereof to breach any (x) binding confidentiality obligations owed to any Investors, Investments or bona fide counterparties with respect thereto or (y) securities Laws, other similar Laws or insider trading policies with respect to Investments, and the Borrower will be permitted to redact any of the foregoing contents of any Monthly Report solely to the extent necessary to avoid any such breach).
(iv)    Other Reporting. Promptly following the delivery to the Investors, other financial statements and material periodic reports from time to time prepared by the Infra-Funds and/or the Credit Parties and furnished to Investors in one or more of the Infra-Funds generally, including without limitation, any annual reports, communications relating to any change to the net asset value of any Investment, and the liquidity of such Infra-Fund.
Notwithstanding anything in this Section 8.1(a) to the contrary, the Borrower shall be deemed to have satisfied the applicable requirements of this Section 8.1(a) if the reports, documents and other information of the type otherwise so required thereby are publicly available when filed on EDGAR at the www.sec.gov website or any successor service provided by the SEC.
(b)    Compliance Certificate. (w) As soon as available, but no later than five (5) Business Days after the date on which any quarterly financial reports are delivered pursuant to Section 8.1(a)(ii) hereof or any annual audited financial reports are delivered pursuant to Section 8.1(a)(i) hereof, (x) promptly upon any Credit Party’s knowledge that the LTV Ratio exceeds the Maximum LTV Ratio or the Interest Coverage Ratio has declined below the Minimum Interest Coverage Ratio, (y) on or prior to the Increase Effective Date pursuant to Section 2.15(a)(iii)(10) and (z) on or prior to the Temporary Increase Tranche Effective Date pursuant to Section 2.15(b)(iii)(8), a compliance certificate, substantially in the applicable form of Exhibit R hereto (the “Compliance Certificate”), executed by a Responsible Officer of the Borrower, and (i) stating whether, to such Responsible Officer’s knowledge, any Event of Default or Potential Default has occurred and is continuing; (ii) stating whether the applicable Credit Parties are in compliance with the Financial Covenants contained in Section 9.17 and the Debt Limitations contained in Section 9.11 hereof and containing the calculations evidencing such compliance and (iii) stating that, to the knowledge of the applicable Responsible Officer, no Material Investment Event has occurred and is continuing with respect to any Eligible Investment or if one has occurred, the nature of such Material Investment Event.
(c)    Financial Covenant Certificates. The Borrower shall provide to the Administrative Agent a certificate, substantially in the applicable form of Exhibit R hereto, certified by a Responsible Officer of the Borrower to be true and correct in all material respects, stating whether the applicable Credit Parties are in compliance with the Financial Covenants contained in Section 9.17 and the Debt Limitations contained in Section 9.11 hereof and containing a spreadsheet substantially in the form delivered on the Closing Date which includes the calculations evidencing such compliance (each a “Financial Covenant Certificate”): (i) on the effective date of any extension of the Stated Maturity Date pursuant to Section 2.14 and any Increase Effective Date pursuant to Section 2.15(a) or any Temporary Increase Tranche Effective Date pursuant to Section

2.15(b); and (ii) promptly following its knowledge, but not later than two (2) Business Days thereafter, of the occurrence of any Material Investment Event (calculated after giving effect thereto), which shall include a calculation of the Financial Covenants under Section 9.17 hereof after giving effect to such Material Investment Event.
(d)    Borrowing Base Certificate. The Borrower shall provide to the Administrative Agent a certificate, substantially in the applicable form of Exhibit R hereto, certified by a Responsible Officer of the Borrower to be true and correct in all material respects, setting forth a calculation of the Available Commitment, in each case, in reasonable detail as of such date on a spreadsheet substantially in the form delivered on the Closing Date: (i) in connection with the delivery of each quarterly Compliance Certificate in accordance with Section 8.1(b) hereof; (ii) in connection with any new Borrowing by, or issuance of Letter of Credit to, a Borrower; (iii) promptly following the occurrence of any Material Investment Event (calculated after giving effect thereto) and (iv) subject to Section 9.14 hereof, prior to the sale, transfer or other disposition of any Eligible Investment, which results in such Investment (or any portion thereof) no longer being deemed an Eligible Investment.
(e)    Funding Deficiencies. No later than ten (10) days after becoming aware thereof, notice of any funding deficiencies with respect to any Plan maintained or sponsored by any Credit Party or member of its Controlled Group or to which any Credit Party or member of its Controlled Group has an obligation to contribute;
(f)    Material Investment Events. Promptly, but not later than two (2) Business Days after knowledge of any Material Investment Event, notify the Administrative Agent of such Material Investment Event with respect to any Eligible Investment;
(g)    Other Information. (i) Such other information concerning the business, properties, or financial condition of such Credit Parties as the Administrative Agent shall reasonably request, and which information is not otherwise subject to confidentiality restrictions with third parties, and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent) as reasonably required by the Administrative Agent or such Lender to comply with applicable “know your customer” requirements under the Patriot Act or other applicable anti-money laundering laws; and
(h)    Beneficial Ownership Certification. Promptly following request from the Administrative Agent, the Borrower shall notify the Administrative Agent of any change in the information provided in the Borrower’s Beneficial Ownership Certification (if any) that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
8.2    Payment of Taxes. To the extent that failure to do so would (individually or in the aggregate) result in a Material Adverse Effect, each Credit Party will file, or cause to be filed, all Tax returns required to be filed by it in any jurisdiction, and pay all Taxes

(including mortgage recording Taxes), assessments, fees, and other governmental charges or levies imposed upon it or upon any of its properties, income or franchises prior to the time that such Taxes become delinquent; provided that no Credit Party shall be required to pay any such Tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate reserves therefor have been established.
8.3    Maintenance of Existence and Rights. Subject to the provisions of the Loan Documents, each Credit Party and its General Partner shall preserve and maintain its existence. Such Credit Party and its General Partner shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority, the failure of which would reasonably be expected to result in a Material Adverse Effect.
8.4    Notice of Default. Each Credit Party shall furnish to the Administrative Agent, promptly upon becoming aware (and in no event later than the next Business Day after obtaining actual knowledge) at all times when any Principal Obligations are outstanding, and within five (5) Business Days, at all times when no Principal Obligations are outstanding, of the existence of any condition or event which constitutes (i) an Event of Default or a Potential Default, or (ii) any Trigger Event, a written notice specifying the nature and period of existence thereof and the action which such Credit Party is taking or proposes to take with respect thereto.
8.5    Other Notices.
(a)    Prior to or simultaneously with any delivery of a Request for Borrowing or Request for Letter of Credit, the Borrower shall disclose in writing to the Administrative Agent all material Proceedings pending, or to the knowledge of the Credit Parties, threatened against the Credit Parties which could reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower shall, promptly upon receipt of knowledge thereof, notify the Administrative Agent of any of the following events if such event would reasonably be expected to result in a Material Adverse Effect: (i) any change in the financial condition or business of any Credit Party; (ii) any default under any material agreement, contract, or other instrument to which any Credit Party is a party or by which any of its properties are bound, or any acceleration of the maturity of any material Indebtedness owing by a Credit Party; (iii) any uninsured claim against or affecting a Credit Party or any of its properties; or (iv) the commencement of, and any material determination in any Proceeding affecting any Credit Party.
(c)    Each Credit Party shall promptly provide the Administrative Agent with a copy of any written notice received from the Investors of such Credit Party that such any such investors intend to exercise their right to remove the General Partner of any Credit Party in accordance with the applicable Partnership Agreement.
8.6    Compliance with Loan Documents and Partnership Agreement. Unless otherwise approved in accordance with the terms of this Credit Agreement (which approval, by such terms, may require more or fewer Lenders than the Required Lenders), such Credit

Party and its General Partner shall promptly comply with any and all covenants and provisions of this Credit Agreement applicable to such parties, the Notes, and all of the other Loan Documents executed by such parties.
8.7    Operations and Properties. Such Credit Party and its General Partner shall act in accordance with the Partnership Agreement of such Credit Party in managing or operating its assets, properties, business, and investments so as not to have a Material Adverse Effect.
8.8    Books and Records; Access. Following five (5) Business Days prior written notice, each Credit Party and its General Partner shall give any representative of the Administrative Agent or the Lenders, or any of them, access during ordinary business hours to, and permit such representative to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of the Credit Parties and relating to their affairs; provided that, so long as no Event of Default exists, any such inspection, which shall be at the Borrower’s expense, shall be conducted no more than once in any twelve (12) month period, provided further, however, that if an Event of Default has occurred and is continuing, any such inspection may be conducted by representatives of the Administrative Agent and any Lender with reasonable prior notice and as many times as the Administrative Agent reasonably deems necessary.
8.9    Compliance with Law. Such Credit Party and its General Partner shall comply in all material respects with all material laws, rules, regulations, and all orders of any Governmental Authority, including without limitation, Environmental Laws and ERISA, except where the failure to comply would not reasonably be expected to result in a Material Adverse Effect.
8.10    Insurance. Such Credit Party shall maintain liability insurance, and insurance on its present and future properties, assets, and businesses except where the failure to maintain could not reasonably be expected to have a Material Adverse Effect.
8.11    Authorizations and Approvals. Such Credit Party shall promptly obtain, from time to time at its own expense, all such material governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Credit Parties to comply with their respective obligations hereunder, under the other Loan Documents to which it is a party and its Constituent Documents, its depositary agreement, investment management agreement, subscription agreements and Infra-Fund Supplemental Agreements, if any.
8.12    Maintenance of Liens. Such Credit Party shall perform, all such acts and execute all such documents as the Administrative Agent may reasonably request in order to enable the Secured Parties to file and record every instrument that the Administrative Agent may reasonably deem necessary in order to perfect and maintain the Administrative Agent’s first priority security interests (subject to any Permitted Liens) in and Liens on the Collateral and otherwise to preserve and protect the rights of the Secured Parties in respect of such security interests and Liens. No Credit Party nor its General Partner shall grant or create (nor shall either suffer any other Person to grant or create) any other Liens (other than Permitted Liens) on any Collateral, whether junior, equal, or superior in priority to the security interests and Liens created by the Loan Documents.
8.13    Further Assurances. Such Credit Party shall take such other actions, as the Administrative Agent may, from time to time, reasonably deem necessary or proper in connection with this Credit Agreement or any of the other Loan Documents, the Obligations of such Credit Party hereunder or thereunder for better assuring and confirming unto the Lenders all or any part of the security for any of such Obligations.
8.14    Additional Borrowers or Guarantors. Subject to Section 2.9, in the event that any present or future Investment (other than, as long as the economic ownership interest represented thereby is less than or equal to 0.1% of the amount of such Investment by the Infra-Funds in the aggregate, any Investment constituting or held through the Aggregator I Excluded Share) having a fair value at any time equal to or greater than $5,000,000, as determined in accordance with the Valuation Policy and the Generally Accepted Accounting Principles is transferred to or acquired by an Infra-Fund through one or more corporations, limited liability companies, limited partnerships, exempted limited partnerships, exempted companies or other similar entities, including any vehicles used to aggregate such holdings (each an “Intermediate Entity”) and such Investment is not held directly or indirectly through one or more Credit Parties, the Borrower shall notify the Administrative Agent thereof, and shall cooperate with the Administrative Agent in good faith to jointly determine which Intermediate Entity or Intermediate Entities shall be required to become a Borrower or Guarantor hereunder, as elected by the Borrower (it being understood that (x) subject to the consent of the Administrative Agent (acting in its reasonable discretion), the Borrower will be permitted to designate the applicable Intermediate Entity or Intermediate Entities so long as such Intermediate Entities directly or indirectly hold 100% of the aggregate interests in the applicable Investment, and (y) such requirement shall not apply to the extent the Borrower and the Administrative Agent mutually agree in good faith that the cost, burden, difficulty or consequence of causing such Intermediate Entity or Intermediate Entities to become Borrowers hereunder outweighs the benefit thereof). Each such Intermediate Entity shall execute and deliver a Borrower Joinder Agreement or Guarantor Joinder Agreement and such other documents and items as set forth in Section 6.3(b) or Section 6.4(b), in each case, as applicable, no later than thirty (30) Business Days (or such longer period reasonably acceptable to the Administrative Agent) from the date of such determination.
8.15    [Reserved].
8.16    Notices to Investors. Each Credit Party shall give all notices to its Investors required pursuant to the applicable Partnership Agreement regarding the entry by such Credit Parties into the Loan Documents in the time periods, if any, required for such notices under the applicable Partnership Agreement.
8.17    ERISA Matters. Such Credit Party agrees to use commercially reasonable efforts to promptly provide notice to the Administrative Agent in writing if the Borrower has reason to believe that the assets of such Credit Party (or its General Partner) constitute Plan Assets of any ERISA Investor.
8.18    Register of Mortgages and Charges. Any Credit Party that is a Cayman Islands limited liability company or a Cayman Islands exempted company shall, immediately upon execution of the Collateral Documents, instruct its registered office to update its register of mortgages and charges to reflect the security granted by such Credit Party pursuant to the terms of the Collateral Documents, in form and substance acceptable to the Administrative Agent and shall deliver a copy of the updated register of mortgages and charges to the Administrative Agent within five (5) Business Days of such execution.

Section 9.    NEGATIVE COVENANTS OF THE CREDIT PARTIES
So long as the Lenders have any commitment to lend hereunder or to cause the issuance of any Letter of Credit hereunder, and until payment and performance in full of the Obligations (other than Letter of Credit obligations which have been fully cash collateralized and contingent indemnification obligations for which no claim has been made) under this Credit Agreement and the other Loan Documents, each Credit Party agrees that, without the written consent of the Administrative Agent, based upon the approval of the Required Lenders (unless the approval of the Administrative Agent alone or a different number of the Lenders is expressly permitted below):
9.1    Mergers, Etc. Except as otherwise provided in the Loan Documents, such Credit Party shall not take any actions (a) to merge, amalgamate or consolidate with or into any Person, unless a Credit Party is the surviving or continuing entity, (b) except as permitted by clause (a), that will dissolve or terminate such Credit Party, or (c) to Divide.
9.2    Negative Pledge. Without the approval of each Lender, no Credit Party or Holding Vehicle shall create, permit or suffer to exist any Lien (i) upon the Collateral (or any Lien upon any “security entitlement”, as such term is defined in the UCC, relating to any Collateral Account), or (ii) upon the interest of such Credit Party or any Holding Vehicle in any assets or property of such Credit Party or Holding Vehicle, other than the following (“Permitted Liens”): (A) Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents or as otherwise contemplated by the Loan Documents, (B) Liens securing Indebtedness permitted under Section 9.11, (C) Liens of the Depository Bank holding the Collateral Accounts which arise as a matter of law on items in the course of collection or encumbering deposits or other similar Liens (including the right of set-off), and (D) non-consensual Liens (other than judgment liens in respect of judgments that constitute an Event of Default under Section 10.1(j)), if any, imposed on the property of any Credit Party not yet delinquent or being contested in good faith by appropriate proceedings so long as such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles.
9.3    Fiscal Year and Accounting Method. Such Credit Party shall not change its fiscal year or its method of accounting, other than in accordance with the terms of its Partnership Agreement.
9.4    Partnership Agreements(a)    . Except as otherwise provided in this Credit Agreement, no Credit Party or Infra-Fund Subscription Entity shall alter, amend, modify, terminate, or change any provision of its Partnership Agreement or any other Constituent Document, Investment Policy, the Valuation Policy or, solely in respect of clause (vii), any Memorandum, if any such Proposed Amendment (hereinafter defined) would (i) adversely affect the rights, powers, remedies and privileges of the Lenders hereunder, (ii) impair the Lenders’ rights in the Collateral or adversely affect the rights, titles, first priority security interests (subject to any Permitted Liens) and Liens, and powers and privileges of the Lenders hereunder, (iii) adversely affect any Credit Party’s debts, duties, obligations, and liabilities, or rights, titles, security interests, Liens, powers and privileges, in any case, relating to the Collateral, or any Credit Party’s rights to receive Portfolio Investment Distributions; (iv)  modify the Debt Limitations imposed on the applicable Credit Party in a manner that would allow such Credit Party to incur or suffer to exist additional Indebtedness, other than as permitted by Section 9.11 hereof; (v) change its fiscal year or its method of accounting, other than in accordance with the terms of its Constituent Documents, (vi) modify or alter any provision relating to the Distribution Reinvestment Plan or Unit ~~Repurchase~~Redemption Program in a manner materially adverse to Lenders (e.g., providing for reinvestment pursuant to the Distribution Reinvestment Plan or ~~repurchase~~redemption of Units pursuant to the Unit ~~Repurchase~~Redemption Program without taking into account outstanding Obligations) or (vii) in the case of any Memorandum, override any provision of a Partnership Agreement or any other Constituent Document that would otherwise constitute a material amendment of such Partnership Agreement or other Constituent Document pursuant to the preceding clauses (i) through (vi) (each a “Material Amendment”).
With respect to any proposed alteration, amendment, modification, termination or change affecting any applicable provisions of any Credit Party’s or Infra-Fund Subscription Entity’s Partnership Agreement or any other Constituent Document, Investment Policy, the Valuation Policy or any Memorandum, in each case, described in clauses (i) through (vi) in the foregoing paragraph (each, a “Proposed Amendment”), the applicable Credit Party shall notify the Administrative Agent of such proposal. The Administrative Agent shall determine, in its sole reasonable discretion (i.e., the determination of the other Lenders shall not be required) and on its good faith belief, whether such Proposed Amendment would constitute a Material Amendment within three (3) Business Days of the date on which it is deemed to have received such notification in accordance with Section 12.6 hereof and shall promptly notify the applicable Credit Parties of its determination. If the Administrative Agent determines that the Proposed Amendment is a Material Amendment, the approval of the Required Lenders shall be required (unless the approval of all Lenders is otherwise required consistent with the terms of this Credit Agreement), and the Administrative Agent shall promptly notify the Lenders of such request for such approval, distributing, as appropriate, the Proposed Amendment and any other relevant information provided by the Credit Parties; subject to Section 12.1 hereof, the Lenders shall have five (5) Business Days from the date of such notice from the Administrative Agent to deliver their approval or denial thereof. If the Administrative Agent determines that the Proposed Amendment is not a Material Amendment, the applicable Credit Party may make such amendment without the consent of the Lenders.
Notwithstanding the foregoing, any Credit Party may, without the consent of the Administrative Agent or the Lenders (and without submitting the Proposed Amendment to the Administrative Agent for determination as described above), amend its applicable Partnership Agreement or other Constituent Documents: (a) [reserved]; (b) to reflect transfers of interests in the applicable Credit Party to the extent permitted by the Loan Documents; (c) to modify the Debt Limitations imposed on the applicable Credit Party in a manner that reduces the amount of Indebtedness such Credit Party may incur or suffer to exist, to the extent it does not affect outstanding Obligations; (d) with respect to the Valuation Policy, to comply with guidelines issued by a Governmental Authority; and (e) to cure any ambiguity, correct or supplement any provision of such Partnership Agreement or any other Constituent Document, Investment Policy, the Valuation Policy or any Memorandum which is incomplete or inconsistent with any other provision thereof (the effect of which shall be immaterial to the Lenders), correct any printing, stenographic or clerical error or effect changes of an administrative or ministerial nature which do not materially increase the authority of a General Partner or adversely affect the rights of the Lenders or to fix any other obvious error or any other error or omission of a technical or immaterial nature; provided that the applicable Credit Party shall promptly provide to the Administrative Agent ~~a copy of any such amendment which does not require the consent of the Administrative Agent or the Lenders and an executed copy of any amendment consented to by the Administrative Agent or the Lenders; provided that the applicable Credit Party shall promptly provide to the Administrative Agent a~~an executed copy of any such amendment which does not require the consent of the Administrative Agent or the Lenders and an executed copy of any amendment consented to by the Administrative Agent or the Lenders.
9.5    [Reserved].
9.6    [Reserved].
9.7    ERISA Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect, no Credit Party or any member of its respective Controlled Group shall maintain, have an obligation to contribute to, or have any liability (contingent or otherwise) with respect to any Plan. Such Credit Party shall not take any action that would reasonably be expected to cause it to fail to meet an exception under the Plan Asset Regulations which prevents the assets of such Credit Party from being Plan Assets of an ERISA Investor which would result in a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A)-(C) of the Internal Revenue Code in connection with the performance of such Credit Party under this Credit Agreement or any other Loan Documents subjecting any Lender to a tax or penalty on non-exempt prohibited transactions imposed under Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.
9.8    Dissolution. Except as permitted by Section 9.1 hereof, without the prior written consent of all Lenders (in their sole discretion), the Credit Parties shall not take any action to terminate or dissolve.
9.9    Environmental Laws. Such Credit Party shall not take any action that would violate any applicable Environmental Law, except to the extent such violation would not reasonably be expected to result in a Material Adverse Effect.
9.10    Limitations on Distributions and Redemptions. No Credit Party shall make, pay or declare any Distribution (other than Permitted Tax Distributions) (i) during the existence of an Event of Default or a Potential Default under Section 10.1(a), (d), (f), (h), (i), (k), (l), (o) or (q) hereof, if there are any Principal Obligations or accrued and unpaid interest thereon outstanding, (ii) during the continuance of a Review Event if the Borrower has not presented a Review Event Cure Plan to the Administrative Agent or if it has been presented but has not yet been agreed, (iii) during the continuance of a Review Event if the Borrower is not in compliance with the agreed Review Event Cure Plan, (iv) during the continuance of a violation of any of the Financial Covenants (including after giving pro forma effect to any such Distribution), and (v) during the continuance of any other Cash Control Event. “Distribution” means any distributions (whether or not in cash), direct or indirect, on account of any Equity Interest in a Credit Party, including as a dividend or other distribution and on account of the purchase, redemption, retirement or other acquisition of any such Equity Interest. For the avoidance of doubt, there shall be no limitation on the right of any General Partner, the AIFM or the Advisor or their respective Affiliates (each such party, a

“Stonepeak Related Party”) to receive management or other fees under the applicable Partnership Agreement; provided, that no management or other fees shall be paid to any Stonepeak Related Party from any Collateral during any time that withdrawals from the Collateral Accounts are prohibited pursuant to Section 9.12 hereof. Notwithstanding the foregoing, the Borrower shall comply with the limitations on Distributions with the proceeds of Loans and Letters of Credit set forth in Section 2.10.
9.11    Limitation on Indebtedness. No Credit Party or Holding Vehicle shall (a) incur, assume or suffer to exist any Indebtedness, except as permitted by its respective Partnership Agreement; (b) incur or assume any Indebtedness to the extent the incurrence or assumption thereof would violate the Financial Covenants; (c) without the consent of the Administrative Agent and the Required Lenders, (i) in the case of any Credit Party, incur or assume any Indebtedness for Borrowed Money or Guaranty Obligations in respect of such Indebtedness for Borrowed Money (in each case, excluding the Obligations) in excess of 1% of NAV, in an aggregate outstanding principal amount at any one time or (ii) in the case of any Holding Vehicle, incur or assume any Indebtedness that is secured by or otherwise recourse to any other Holding Vehicle’s (other than another Holding Vehicle that holds the same Investment(s) as such Holding Vehicle) interest in any other Investment, other than where such Indebtedness is attributable to Hedging Agreements (the limitations in clauses (a)-(c) collectively, the “Debt Limitations”).

9.12    Limitation on Withdrawals From the Collateral Accounts. Without the prior written consent of the Administrative Agent, no Credit Party shall make or cause the making of any withdrawal or transfer of funds from its Collateral Account (i) during the existence of an Event of Default or a Potential Default under Section 10.1(a), (d), (f), (h), (i), (k), (l), (o) or (q) hereof, if there are any Principal Obligations or accrued and unpaid interest thereon outstanding, (ii) during the continuance of a Review Event if the Borrower is not in compliance with the agreed Review Event Cure Plan, (iii) during the continuance of a violation of any of the Financial Covenants (including any breach of the Financial Covenants after giving pro forma effect to any such withdrawal or transfer), and (iv) during the continuance of any other Cash Control Event, unless such withdrawal shall be used (a) to pay or repay any outstanding Obligations in accordance with this Credit Agreement or (b) for purposes of making Permitted Tax Distributions (it being understood that during the continuance of an Event of Default under Section 10.1(a), (h) or (i) hereof, any amounts so withdrawn pursuant to this clause (b) shall first be applied to repay any outstanding amounts described in clause (a) above); provided that, if the Administrative Agent shall have exercised its rights under any Collateral Account Control Agreement to obtain exclusive control of the applicable Collateral Account, then the applicable Credit Party may request that the Administrative Agent withdraw such funds on such Credit Party’s behalf as are necessary to make Permitted Tax Distributions or pay or repay outstanding Obligations in accordance with this Credit Agreement (and, in respect of such amounts hereunder, the Administrative Agent shall then be authorized to apply such withdrawn funds to such amounts then due and payable).
9.13    [Reserved].
9.14    Transfers of Investments. No Credit Party shall, nor shall it permit any Holding Vehicle which it directly or indirectly controls to (or, in the case of any other

Holding Vehicle of such Credit Party, vote or consent to), sell, transfer or otherwise dispose of (all or a portion of) an Investment to any Person except:
(a)    for fair value, as determined by such Credit Party, in accordance with the Valuation Policy; and
(b)    in an arm’s length transaction (or otherwise in accordance with such Credit Party’s Partnership Agreement).
Notwithstanding the foregoing, no Credit Party shall, nor shall it permit any Holding Vehicle which it directly or indirectly controls to (or, in the case of any Holding Vehicle of such Credit Party, vote or consent to), sell, transfer or otherwise dispose of an Investment to any Person: (i) if there are any Obligations outstanding, while an Event of Default under Section 10.1(a), 10.1(h) or 10.1(i) has occurred or any other Event of Default has occurred and is continuing (in the case of any sale, transfer or other disposition that was committed to by the applicable Credit Party in writing prior to the occurrence of such an Event of Default, for a period of thirty (30) consecutive days); and/or (ii) to the extent a breach of a Financial Covenant or an Excess Prepayment Event would result therefrom, in each case unless, (x) the Net Cash Proceeds of such disposition shall be applied to repay the Obligations of the Borrower in accordance with Section 2.1(d); or (y) such transfer or disposition is to any other Credit Party.
9.15    [Reserved].
9.16    Sanctions. No Borrower will request any Borrowing or Letter of Credit, and the Borrower shall not directly or indirectly use the proceeds of any Borrowing or Letter of Credit, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of any applicable Sanctions, or (iii) in any manner that would result in the violation by the Lenders of any Sanctions or Anti-Corruption Laws. In addition, no Credit Party shall become a Sanctioned Person during the term of this Credit Agreement.
9.17    Financial Covenants.
(a)    Maximum LTV Ratio. As of all dates of determination, the LTV Ratio shall be less than or equal to 25% (the “Maximum LTV Ratio”).
(b)    Minimum Interest Coverage Ratio. As of all dates of determination, the Interest Coverage Ratio shall be at least 3.5:1.0 (the “Minimum Interest Coverage Ratio”).
Section 10.    EVENTS OF DEFAULT
10.1    Events of Default. An “Event of Default” shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)    (i) the Borrower shall fail to pay when due (in the applicable Currency as required by Section 2.1(f) hereof), any principal of its Obligations, including any failure to pay any amount required to be paid by it under Section 2.1(d) hereof; or (ii) the Borrower shall fail to pay when due, any interest on its Obligations or any fee, expense, indemnity or other payment required to be paid by it hereunder, including, without limitation, payment of cash for deposit as cash collateral under Section 2.1(e) hereof; provided in respect of clause (ii) such failure shall continue for three (3) Business Days following the date such amount was required to be paid by it hereunder;
(b)    any representation or warranty made by or on behalf of the Credit Parties (in each case, as applicable) under this Credit Agreement, or any of the other Loan Documents executed by any one or more of them, or in any certificate or statement furnished or made to the Lenders or any one of them by the Credit Parties (in each case, as applicable) pursuant hereto, in connection herewith or with the Loans, or in connection with any of the other Loan Documents, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made and the adverse effect of the failure of such representation or warranty shall not have been cured within thirty (30) days after written notice thereof is delivered to the Borrower by the Administrative Agent;
(c)    default shall occur in the performance of: (i) any of the covenants or agreements contained herein (other than the covenants contained in Sections 1.7(b), 2.1(d), 2.1(e), 5.1(a), 5.2(a), 8.1(a), (b), (c), (d), (e), (i), 8.3 (solely as to existence), 8.4, 8.5, 8.8, 8.12, 8.14, 8.18, and Sections 9.1 through 9.16 hereof) by the Credit Parties or any General Partner, as applicable; or (ii) the covenants or agreements of the Credit Parties or any General Partner, as applicable, contained in any other Loan Documents executed by such Person, and such default shall continue uncured to the satisfaction of the Administrative Agent for a period of thirty (30) days after the earlier of: (x) written notice thereof has been given by the Administrative Agent to the Borrower; or (y) the Administrative Agent has been notified or should have been notified of such default pursuant to Section 8.4 or Section 8.5 hereof; provided that if such default is not susceptible of being cured with diligence within said thirty (30)-day period, but, in the reasonable determination of Administrative Agent, is susceptible of being cured within an additional period, then such period may be extended by the Administrative Agent after consulting with the Required Lenders, for such additional period of time, not to exceed an additional thirty (30) days, as may reasonably be necessary to cure the same; provided that the applicable Credit Parties or General Partner commences such cure within such thirty (30) day period and diligently prosecutes the same until its completion;
(d)    default shall occur in the performance of any of the covenants or agreements of the Borrower or any other Credit Party contained in Section 2.1(d) (other than with respect to failure to comply with a Review Event Cure Plan) or (e) or Section 5.1(a) or Section 5.2(a), hereof, Section 8.3 (solely as to existence) or any one of Sections 9.1 through 9.16 hereof;

(e)    (i) default shall occur in the performance of any one of the covenants contained in Sections 8.1(a), (b), (c), (d), (e), and (i), 8.5, 8.8, 8.12, 8.14 or 8.18 of this Credit Agreement and such default shall continue uncured for five (5) Business Days after written notice thereof is given to the Borrower by the Administrative Agent; or (ii) default shall occur in the performance of any one of the covenants contained in Section 8.4 of this Credit Agreement and such default shall continue uncured for five (5) Business Days after the earlier of (a) written notice thereof is given to the Borrower by the Administrative Agent or (b) the knowledge of a Responsible Officer of any Credit Party of the occurrence of such breach;
(f)    other than in compliance with the explicit provisions of the Loan Documents, any of the Loan Documents executed by any of the Credit Parties party thereto: (i) shall cease, in whole or in material part, to be legal, valid, binding agreements enforceable against such Credit Parties, as the case may be, in accordance with the terms thereof; (ii) shall in any way be terminated or become or be declared ineffective or inoperative except in accordance with its terms thereof; or (iii) shall in any way whatsoever cease to give or provide the respective first priority Liens (subject to any Permitted Liens), security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby (other than, in each case, solely as the result of an action or failure to act on the part of the Administrative Agent); provided that if any of the events set forth in the foregoing clauses (i), (ii) and (iii) occur as a result of a change in any applicable Law, and is in the reasonable judgment of the Administrative Agent susceptible of being cured, then the Administrative Agent shall be permitted to provide the Borrower up to thirty (30) days from the date thereof to cure a default arising under this Section 10.1(f) to the reasonable satisfaction of the Administrative Agent;
(g)    default shall occur with respect to the payment of any recourse Indebtedness or Guaranty Obligations of the Credit Parties in an aggregate amount of the Dollar Equivalent of 3.5% of NAV or more, and such default shall continue for more than the applicable period of grace or cure, if any; or any non-monetary default occurs in respect of such Indebtedness which permits such Indebtedness to become due before its stated maturity by acceleration of the maturity thereof;
(h)    any Credit Party, the Advisor or Stonepeak Partners shall: (i) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, intervenor, liquidator or provisional liquidator of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; (vi) take partnership, limited partnership, exempted limited partnership, limited liability company or corporate action for the purpose of effecting any of the foregoing; or (vii) take any analogous procedure or step in any other applicable jurisdiction;

(i)    an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of any Credit Party, the Advisor or Stonepeak Partners, or appointing a receiver, interim receiver, receiver and manager, custodian, trustee, intervenor, liquidator or provisional liquidator of any Credit Party, the Advisor or Stonepeak Partners, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;
(j)    any final judgment(s) for the payment of money in excess of the sum of the Dollar Equivalent of the lesser of (i) $50,000,000 and (ii) 5% of NAV, in the aggregate shall be rendered against any Credit Party and such judgment is not stayed, discharged or vacated after a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party to enforce any such judgment, unless such judgment is covered by insurance or bonded or unless it is being appealed and such Credit Party has posted a bond or cash collateral;
(k)    a Minimum Interest Coverage Ratio Breach has occurred and is continuing, and (i) the Borrower has failed to make a prepayment as required by Section 2.1(d)(iii) or (ii) the Borrower makes three or more ICR Cure Payments in any twelve month period;
(l)     a Maximum LTV Ratio Breach has occurred and is continuing, and the Borrower has failed to make a prepayment as required by Section 2.1(d)(ii);
(m)    a Review Event Cure Plan has been agreed in respect of a then-continuing Review Event, and the Borrower have failed to comply with the terms of such Review Event Cure Plan and such failure continues for ten (10) Business Days after notice from the Administrative Agent or the Required Lenders;
(n)    with respect to any Credit Party, the assets of such Credit Party shall be treated as Plan Assets of any ERISA Investor and such condition gives rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A)-(C) of the Internal Revenue Code subjecting the Administrative Agent and/or Lenders to any tax or penalty on prohibited transactions imposed under Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA;
(o)    any General Partner of a Credit Party shall cease to be the general partner or managing member, as applicable, or shall withdraw or resign as the general partner or managing member, as applicable, of such Credit Party (except in the case of the appointment of a successor general partner or managing member that is an Affiliate of Stonepeak Partners reasonably acceptable to the Administrative Agent), or any General Partner of a Credit Party shall be removed as a general partner or managing member, as applicable, of such Credit Party or the requisite percentage of Investors shall notify any Credit Party of their intent to seek the removal of such entity’s General Partner under the applicable Partnership Agreement to the extent such Investors are permitted to so remove such General Partner under the terms of the applicable Partnership Agreement (provided, that it shall no longer be deemed an Event of Default pursuant to this Section 10.1(o) if the corresponding vote for removal does not succeed in removing such General Partner);
(p)    upon the occurrence of a Change of Control; or
(q)    except as permitted by Section 9.1 hereof, an event shall occur that causes a dissolution or liquidation of any Credit Party or General Partner.
10.2    Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then the Administrative Agent may (or shall if so directed by the Required Lenders): (a) suspend the Lender Commitments of the Lenders until such Event of Default is cured or waived; (b) terminate the Lender Commitment of the Lenders hereunder; (c) declare the principal of, and all interest then accrued on, the Obligations to be forthwith due and payable (including the liability to fund the Letter of Credit Liability pursuant to Section 2.8(g) hereof), whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind (other than notice of such declaration) all of which the Borrower hereby expressly waives, anything contained herein or in any other Loan Document to the contrary notwithstanding; (d) exercise any right, privilege, or power set forth in Sections 5.2 and 5.3 hereof or in the Collateral Documents; or (e) without notice of default or demand, pursue and enforce any of the Administrative Agent’s or the Lenders’ rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable Law or agreement; provided that the Administrative Agent may select which remedies to exercise unless otherwise directed by the Required Lenders, in which case the Administrative Agent will exercise such remedies as directed by the Required Lenders, and provided further that if any Event of Default specified in Section 10.1(h) or 10.1(i) hereof shall occur, the principal of, and all interest on, the Obligations shall thereupon become due and payable concurrently therewith, without any further action by the Administrative Agent or the Lenders, or any of them, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each of the Borrower hereby expressly waives.
10.3    Performance by the Administrative Agent. Should any Credit Party fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents to which it is a party, and such failure continues beyond any applicable cure period, the Administrative Agent may (pursuant to such Loan Documents) but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Person. In such event, the applicable Credit Parties shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent at its designated Agency Services Address, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither the Administrative Agent nor the Lenders assume any liability or responsibility for the performance of any duties of the Credit Parties, or any related Person hereunder or under any of the Loan Documents or other control over the management and affairs of the Borrower, or any related Person, nor by any such action shall the Administrative Agent or the Lenders be deemed to create a partnership arrangement with any Credit Party, or any related Person.
10.4    [Reserved].
Section 11.    AGENTS
11.1    Appointment.
(a)    Authority of the Administrative Agent. Each Lender hereby designates and appoints ING, as the Administrative Agent of such Lender to act as specified herein and the other Loan Documents, and each such Lender hereby authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Loan Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties or any Affiliate of the foregoing (each, a “Borrower Party”) or any Investor or its Affiliates shall have any rights as a third-party beneficiary of the provisions hereof (except for the provisions that explicitly relate to the Credit Parties in Section 11.10 hereof). In performing its functions and duties under this Credit Agreement and the other Loan Documents, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower Party.
(b)    Release of Collateral. The Secured Parties irrevocably authorize the Administrative Agent, at the Administrative Agent’s option and in its sole discretion, to release any security interest in or Lien on any Collateral granted to or held by the Administrative Agent: (i) upon termination of this Credit Agreement and the other Loan Documents, termination of the Lender Commitments and all Letters of Credit and payment in full of all of the Obligations, including all fees and indemnified costs and expenses that are then due and payable pursuant to the terms of the Loan Documents; (ii) pursuant to any express provision of a Loan Document; and (iii) if approved by the Lenders pursuant to the terms of Section 12.1. Upon the request of the Administrative Agent, the Lenders shall confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.1(b).
11.2    Delegation of Duties. The Administrative Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of legal counsel, accountants, and other professionals selected by the Administrative Agent concerning all matters pertaining to such duties. The

Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, nor shall it be liable for any action taken or suffered in good faith by it in accordance with the advice of such Persons.
11.3    Exculpatory Provisions. Neither the Administrative Agent nor any of its Affiliates, nor any of their respective officers, directors, employees, agents or attorneys-in-fact, shall be liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Loan Documents (except for its or such Person’s own gross negligence or willful misconduct) or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Borrower Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for therein, or received by the Administrative Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of a Borrower Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Borrower Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower Parties to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Potential Default or Event of Default or to inspect the properties, books or records of the Borrower Parties. The Administrative Agent is not a trustee for the Lenders and owes no fiduciary duty to the Lenders hereunder and/or pursuant to the Collateral ~~Agreements~~Documents. Each Lender recognizes and agrees that the Administrative Agent shall not be required to determine independently whether the conditions described in Section 6.2(a) or 6.2(b) hereof have been satisfied and, when the Administrative Agent disburses funds to the Borrower, or causes Letters of Credit to be issued, it may rely fully upon statements contained in the relevant requests by the Borrower.
11.4    Reliance on Communications. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, email, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Borrower Parties, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless an Assignment and Acceptance Agreement shall have been delivered to the Administrative Agent in accordance with Section 12.11(c) hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically required, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).
11.5    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower Party referring to the Loan Document, describing such Potential Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Loan Documents.
11.6    Non-Reliance on the Administrative Agent and the Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Administrative Agent or any Affiliate thereof hereinafter taken, including any review of the affairs of the Borrower Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
11.7    Indemnification. The Lenders agree to, jointly and severally, indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Obligations) be incurred by the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements as determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, fraud or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.7 shall survive the payment of the Obligations.
11.8    Administrative Agent in Its Individual Capacity. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, the Administrative Agent acting in its individual capacity shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not an agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity. The Administrative Agent acting in its individual capacity and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though the Administrative Agent were not an agent hereunder and without any duty to account therefor to the other Lenders.
11.9    Successor Agent. The Administrative Agent may at any time resign upon twenty (20) days’ prior written notice to the Lenders and the Borrower, subject to the prior written consent of the Borrower, in their sole discretion (except upon the declaration that the Obligations are immediately due and payable pursuant to Section 10.2 hereof upon the occurrence and continuation of an Event of Default). In addition, if the Administrative Agent becomes a Defaulting Lender under clause (f) of the definition of “Defaulting Lender,” then such Administrative Agent may be removed as the Administrative Agent at the reasonable request of the Borrower (except when an Event of Default of the type described in Section 10.1(a), 10.1(h) or 10.1(i) hereof (or any other Event of Default which has continued for a period of thirty (30) days)) and the Required Lenders. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, (subject, except when an Event of Default of the type described in Section 10.1(a), 10.1(h) or 10.1(i) hereof (or any other Event of Default which has continued for a period of thirty (30) days) exists, to the consent of the Borrower, such consent not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Letter of Credit Issuer, (subject, except when an Event of Default of the type described in Section 10.1(a), 10.1(h) or 10.1(i) hereof (or any other Event of Default which has continued for a period of thirty (30) days) exists, to the consent of the Borrower, such consent not to be unreasonably withheld), appoint a successor Administrative Agent meeting the qualifications set forth above, provided that if Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and: (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of Lenders or the Letter of Credit Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed); and (b) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Prior to the occurrence and continuance of an Event of Default pursuant to Section 10.1(a) that has not been cured within sixty (60) days in no event may any Competitor be appointed successor Administrative Agent hereunder. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section and Section 12.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
11.10    Reliance by the Credit Parties. Each Credit Party shall be entitled to rely upon, and to act or refrain from acting on the basis of, any notice, statement, certificate, waiver or other document or instrument delivered by the Administrative Agent to such Credit Party so long as the Administrative Agent is purporting to act in its respective capacity as the Administrative Agent pursuant to this Credit Agreement, and such Credit Party shall not be responsible or liable to any Lender (or to any Participant or Assignee), or as a result of any action or failure to act (including actions or omissions which would otherwise constitute defaults hereunder) which is based upon such reliance upon the Administrative Agent. Such Credit Party shall be entitled to treat the Administrative Agent as the properly authorized Administrative Agent pursuant to this Credit Agreement until such Credit Party shall have received notice of resignation, and such Credit Party shall not be obligated to recognize any successor Administrative Agent until such Credit Party shall have received written notification satisfactory to it of the appointment of such successor.
11.11    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement,

adjustment, composition or other judicial proceeding relative to any Credit Party, the Secured Parties acknowledge and agree that the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Liability shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Liability and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Party, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.
11.12    Delivery of Notices to the Lenders. Promptly upon receipt of any written notice, report or information from the Credit Parties under the Loan Documents, the Administrative Agent will provide copies of such notice, report or information to the Lenders in a time and manner reasonable under the circumstances.
11.13    Non-Receipt of Funds by Administrative Agent; Erroneous Payments.
(a)    Unless Administrative Agent shall have received notice from a Lender or Borrower (either one as appropriate being the “Payor”) prior to the date on which such Lender is to make payment hereunder to Administrative Agent of the proceeds of a Loan or Borrower is required to make payment to Administrative Agent, as the case may be (either such payment being a “Required Payment”), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(b)    (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section ~~11.3~~11.13(b) shall be conclusive, absent manifest error:
(ii)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the

Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)    The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from or on behalf of a Credit Party for the purpose of prepaying, repaying, discharging or otherwise satisfying any Obligations.
(iv)    Each party’s obligations under this Section 11.13(b)(iv) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Lender Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
Section 12.    MISCELLANEOUS
12.1    Amendments. Neither this Credit Agreement (including the exhibits hereto) nor any other Loan Document (other than any Fee Letter, which may be amended, waived, discharged or terminated in accordance with its terms) to which any Credit Party is a party, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by the Administrative Agent (based upon the approval of the Required Lenders), or the Required Lenders, on the one hand, and such Credit Party on the other hand; provided that no such amendment, waiver, discharge, or termination shall, without the consent of:
(a)    each Lender affected thereby:
(i)    increase the amount or extend the term of the Lender Commitment of such Lender (other than increases complying with Section 2.15 hereof or an extension of the Stated Maturity Date pursuant to Section 2.14 hereof), decrease the amount of fees (or any other payments) payable to such Lender, or accelerate the obligations of such Lender to advance its portion of any Borrowing, as contemplated in Section 2.5 hereof or to issue or participate in any Letter of Credit, as contemplated in Section 2.8 hereof;
(ii)    extend the time for payment for the principal of or interest on the Obligations (other than an extension pursuant to Section 2.14 hereof), or fees or costs, or reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments), or reduce the rate of interest borne by the Obligations (other than as a result of waiving the applicability of the Default

Rate), or otherwise affect the terms of payment of the principal of or any interest on the Obligations or fees or costs hereunder; and
(iii)    release all or any material portion of the Collateral, except as otherwise contemplated herein or in the Collateral Documents, except in connection with the transfer of interests in a Credit Party permitted under the Loan Documents;
(b)    all Lenders:
(i)    amend the definition of “Adjusted NAV,” “Available Commitment,” “Borrowing Base,” “Cash Control Event,” “Concentration Limit,” “Eligible Investment,” “~~Eligible Investment Concentration Limit,” “~~Excess Prepayment Event,” ~~“Fair Market Value,”~~ “Financial Covenants,” “Interest Coverage Ratio,” “LTV Ratio,” “Maximum LTV Ratio,” “Minimum Interest Coverage Ratio,” “NAV,” “Portfolio Borrowing Base Advance Rate,” “Trigger Event,” “Material Investment Event,” “Review Event,” “Value,” or the definition of any of the defined terms used therein;
(ii)    change the percentages specified in the definition of Required Lenders herein or any other provision hereof specifying the number or percentage of the Lenders which is required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder;
(iii)    except in a transaction permitted by this Credit Agreement, consent to the assignment or transfer by any Credit Party of any of its rights and obligations under (or in respect of) the Loan Documents;
(iv)    change the payment on the Obligations specified in Section 3.4; or
(v)    change any applicable provision in a manner that would alter the pro rata sharing of payments required thereby; or
(vi)    amend the terms of this Section 12.1.
Notwithstanding the above: (A) no provision of Section 11 hereof may be amended or modified without the consent of the Administrative Agent; (B) no provisions of Section 2.8 hereof may be amended or modified without the consent of the Letter of Credit Issuer; and (C) Section 8 and Section 9 hereof specify the requirements for waivers of the affirmative covenants and negative covenants listed therein, and any amendment to a provision of Section 8 or Section 9 hereof shall require the consent of the Lenders or the Administrative Agent that are specified therein as required for a waiver thereof.
Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the United States Bankruptcy Code supersede the unanimous consent provisions set forth herein; (2) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding; and (3) the Administrative Agent may, with the consent of the Borrower, agree to the modification or waiver of any of the other terms of this Credit Agreement or any other Loan Document or consent to any action or failure to act by any Credit Party, if such modification, waiver, or consent is of an administrative nature. If the Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, such Lender shall use best efforts in good faith to give such consent or denial thereof in writing within ten (10) Business Days of the making of such request by the Administrative Agent, as the case may be, but if such Lender is unable to respond within such time, such Lender shall be deemed to have denied its consent to the request.
Notwithstanding anything to the contrary herein, Schedule I hereto may be amended without the consent of any Lender or other Secured Party if delivered in accordance with the terms of the Loan Documents; provided that the Borrower shall provide such revised Schedules to the Administrative Agent prior to such amendment and the Administrative Agent shall have confirmed such amended schedules in writing.
Notwithstanding anything to the contrary herein, if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Credit Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
Notwithstanding anything to the contrary herein, any Collateral Account Control Agreement may be amended, waived, discharged or terminated by the Administrative Agent in order to (i) assist with any transfer to a new Depository Bank which is an Eligible Institution in accordance with this Credit Agreement or to otherwise reflect any change in the account number with an existing Depository Bank or (ii) to fix an obvious error or any error or omission of a technical or immaterial nature, in either case, without any further action or consent of any other party to this Credit Agreement or any other Loan Document if the same is, in the reasonable determination of the Administrative Agent, not materially adverse to the Lenders.
12.2    Sharing of Offsets. Each Lender and the Administrative Agent agrees that if it shall, through the exercise of any right of counterclaim, offset, banker’s lien or otherwise, receive payment of a portion of the aggregate amount of principal, interest and fees due to such Lender hereunder which constitutes a greater proportion of the aggregate amount of principal, interest and fees then due to such Lender hereunder than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due with respect to such other Lenders under this Credit Agreement, then such Lender shall purchase participations in the Obligations under this Credit Agreement held by such other Lenders so that all such recoveries of principal, interest and fees with respect to this Credit Agreement, the Notes and the Obligations thereunder held by the Lenders shall be pro rata according to each Lender’s Lender Commitment (determined as of the date hereof and regardless of any change in any Lender’s Lender Commitment caused by such Lender’s receipt of a proportionately greater or lesser payment hereunder) provided that the terms of this Section 12.2 shall not apply to amounts to which each Lender and the Administrative Agent is entitled under the terms of this Credit Agreement or to any amounts received in connection with any assignment or participation.
12.3    Sharing of Collateral. To the extent permitted by applicable Law, each Lender and the Administrative Agent, in its capacity as a Lender, agrees that if it shall, through the receipt of any proceeds from Collateral or the exercise of any remedies under any Collateral Documents, receive or be entitled to receive payment of a portion of the aggregate amount of principal, interest and fees due to it under this Credit Agreement which constitutes a greater proportion of the aggregate amount of principal, interest and fees then due to such Lender under this Credit Agreement than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due with respect to any Obligations to such Lender under this Credit Agreement, then such Lender or the Administrative Agent, in its capacity as a Lender, as the case may be, shall purchase participations in the Obligations under this Credit Agreement held by such other Lenders so that all such recoveries of principal, interest and fees with respect to this Credit Agreement, the Notes and the Obligations thereunder held by the Lenders shall be pro rata according to each Lender’s Lender Commitment (determined as of the date hereof and regardless of any change in any Lender’s Lender Commitment caused by such Lender’s receipt of a proportionately greater or lesser payment hereunder). Each Lender hereby authorizes and directs the Administrative Agent to coordinate and implement the sharing of collateral contemplated by this Section 12.3 prior to the distribution of proceeds from Collateral or proceeds from the exercise of remedies under the Collateral Documents prior to making any distributions of such proceeds to each Lender or the Administrative Agent, in their respective capacity as the Lenders.
12.4    Waiver. No failure to exercise, and no delay in exercising, on the part of the Administrative Agent or the Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of the Administrative Agent and the Lenders hereunder and under the Loan Documents shall be in addition to all other rights provided by Law. No modification or waiver of any provision of this Credit Agreement, the Notes or any of the other Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. Subject to Section 12.1 hereof, the Administrative Agent acting on behalf of all Lenders, and the Credit Parties may from time to time enter into agreements amending or changing any provision of this Credit Agreement or the rights of the Lenders or the Credit Parties hereunder, or may grant waivers or consents to a departure from the due performance of the obligations of the Credit Parties hereunder, any such agreement, waiver or consent made with such written consent of the Administrative Agent being effective to bind all the Lenders, except as provided in Section 12.1 hereof. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.
12.5    Payment of Expenses; Indemnity.
(a)    The Borrower agrees to pay (within the Required Payment Time after the receipt of written notice from the Administrative Agent) its pro rata share of all documented out-of-pocket costs and expenses of the Administrative Agent (including without limitation the reasonable fees and expenses of one designated law firm in each applicable jurisdiction acting as counsel to the Administrative Agent) reasonably and actually incurred by it in connection with the negotiation, preparation, execution and delivery of this Credit Agreement, the Notes, and the other Loan Documents and any and all amendments, modifications, waivers and supplements thereof or thereto, and, if an Event of Default exists, all documented out-of-pocket costs and expenses of the Administrative Agent and the Lenders (including, without limitation, the reasonable attorneys’ fees of the Administrative Agent’s and the Lenders’ legal counsel) reasonably incurred by them in connection with the preservation and enforcement of the Administrative Agent’s, the Letter of Credit Issuer’s and the Lenders’ rights under this Credit Agreement, the Notes, and the other Loan Documents.
(b)    The Borrower agrees to indemnify the Administrative Agent, the Letter of Credit Issuer and each of the Lenders and their respective directors, officers, employees, attorneys and agents (each such Person, including without limitation the Administrative Agent, the Letter of Credit Issuer, each of the Lenders, and any affiliate of the foregoing acting in any such capacity in connection with this Credit Agreement or any other Loan Document, being called an “Indemnitee”) its pro rata share against, and to hold each Indemnitee harmless from, any and all losses, claims, actions, judgments, suits, disbursements, penalties, damages, liabilities and related expenses and counsel fees and expenses (including without limitation the counsel fees and expenses incurred in the enforcement of any Loan Documents against any Credit Party), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of:
(i)    this Credit Agreement or any other Loan Document, including without limitation the execution, delivery and enforcement thereof, or any agreement or instrument contemplated thereby,
(ii)    the use or misuse of the proceeds of the Loans,
(iii)    the fraudulent actions or misrepresentations of any Credit Party or its Affiliates in connection with the transactions contemplated by this Credit Agreement and the other Loan Documents, or any breach by any Credit Party of its obligations under this Credit Agreement or any other Loan Document, or
(iv)    any claim, litigation, investigation or proceeding relating to any of the foregoing or relating to any transaction contemplated hereby, whether or not any Indemnitee is a party thereto;

provided that such indemnity shall not, as to any Indemnitee, apply (1) to any such losses, claims, actions, judgments, suits, disbursements, penalties, damages, liabilities or related expenses as determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from gross negligence, fraud or willful misconduct of such Indemnitee or from any dispute between or among the Indemnitees and not involving any Credit Party or (2) with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    To the fullest extent permitted by applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct or actual damages resulting from the gross negligence, bad faith, material breach of contract or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.
(d)    WITHOUT LIMITATION OF AND SUBJECT TO THE FOREGOING, THE BORROWER AND EACH OTHER CREDIT PARTY INTENDS AND AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, THE REASONABLE AND DOCUMENTED FEES AND EXPENSES OF COUNSEL) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR CLAIMS OF NEGLIGENCE OF SUCH OR ANY OTHER INDEMNITEE OR ANY STRICT LIABILITY OR CLAIMS OF STRICT LIABILITY.
(e)    The provisions of this Section 12.5 shall survive termination of this Credit Agreement, and shall remain operative and in full force and effect regardless of the expiration of the Commitment Period, the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Maturity Date, the invalidity, illegality, or unenforceability of any term or provision of this Credit Agreement or any other Loan Document, or any investigation made by or on behalf of the Lenders. All amounts due under this Section 12.5 shall be payable promptly on written demand therefor.
12.6    Notice.
(a)    Notices Generally. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective: (a) if by hand delivery on the day and at the time on which delivered to such party at the address or fax numbers specified below; (b) if by mail, on the day which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; (c) if by FedEx or other internationally recognized express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; (d) if by telephone, on the day and at the time communication with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below; or (e) if by email, as provided in Section 12.6(b) hereof:
If to a Borrower:
At the address specified with respect thereto on Schedule I hereto.
With a copy to:
Simpson Thacher & Bartlett LLP
1999 Avenue of the Stars – 29th Floor
Los Angeles, ~~CA~~California 90067
Attention:    Tom Howland
Telephone:    (310) 407-7535
Fax:        (310) 407-7502
Email:        thomas.howland@stblaw.com
    If to the Administrative Agent:
    At the address specified with respect thereto on Schedule II hereto.
With a copy to (which shall not constitute notice):
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
    Attention:      Leah Edelboim
    Telephone:     (212) 839-5571
    Fax:         (212) 839-5599
    Email:         leah.edelboim@sidley.com
If to the Lenders:
At the address specified with respect thereto on Schedule II hereto or on the Assignment and Acceptance Agreement of such Lender.
Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section 12.6.

With respect to any notice received by the Administrative Agent from the Borrower not otherwise addressed herein, the Administrative Agent shall notify the Lenders promptly of the receipt of such notice, and shall provide copies thereof to the Lenders.
(b)    Electronic Communication. Notices and other communications to the Lenders and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to Section 2 hereof if such Lender or the Letter of Credit Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving such notices by electronic communication. Any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the recipient’s receipt of such notice with no error message or other evidence of non-delivery received by the sender, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient
Notwithstanding the foregoing, delivery by posting to a secure website which is available to the Administrative Agent shall be an acceptable form of delivery for any report, statement or notice required of the Borrower pursuant to Section 8.1(a)~~, 8.1(b)(iv)(A) and (B), or 8.1(i)~~ hereof; provided that the Borrower shall notify the Administrative Agent by electronic mail (or shall cause the Administrative Agent to be notified by electronic mail from the applicable secure website) that such posting has been made at the notice addresses set forth above.
12.7    Governing Law. This Credit Agreement and all of the other Loan Documents (except, as to any other Loan Document, as expressly set forth therein) shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
12.8    Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against any Credit Party with respect to this Credit Agreement, the Notes or the other Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City or any appellate court therefrom, as the Lenders in their sole discretion may elect and each party hereto hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each party hereto hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by registered or certified mail, postage prepaid, to such party’s address set forth in Section 12.6 hereof. Each party hereto hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement, the Notes, or the other Loan Documents brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY. Notwithstanding the foregoing, nothing in this Credit Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Credit Agreement or any other Loan Document against any Credit Party or its properties in the courts of any other proper jurisdiction.
12.9    Invalid Provisions. If any provision of this Credit Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Credit Agreement, such provision shall be fully severable and this Credit Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Credit Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Credit Agreement, unless such continued effectiveness of this Credit Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Credit Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Credit Agreement shall prevail.
12.10    Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.
12.11    Parties Bound; Assignment.
(a)    Parties Bound. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that, except as expressly permitted hereby, no Credit Party may assign or otherwise transfer any of its respective rights under this Credit Agreement without the prior written consent of all the Lenders.
(b)    Participations. Any Lender may at any time grant to one or more banks or other institutions (each a “Participant”) a participating interest in its Lender Commitment or any or all of its Loans; provided that (i) any such participation shall be in a minimum amount of $5,000,000, and, if in a greater amount, in integral multiples of $5,000,000 (or such Lender’s entire remaining Lender Commitment), and (ii) prior to the occurrence and continuance of an Event of Default pursuant to Section 10.1(a) that has not been cured within sixty (60) days, no such participation shall be granted to any Competitor. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Credit Parties and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligations including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Credit Agreement. The voting rights of each Participant shall be limited to (i) reductions or increases in the amount, or altering the term, of the Lender Commitment of such Participant and (ii) changes to the Maturity Date or interest rate. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.6, and Section 5.3 hereof with respect to its participating interest; provided that in no event shall the Borrower be obligated to pay to such Participant amounts greater than those the Borrower would have been required to pay to the granting Lender in the absence of such participation; and provided, further, that the Participant shall have complied with the obligations of such sections as though such Participant were a Lender. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Credit Agreement only to the extent of a participating interest which is permitted in accordance with this subsection (b).
(c)    Assignments. With the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) and with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed (but shall be deemed to have been given on the fifth (5th) Business Day after the date written notice is provided to the Borrower and the assigning Lender has not received, by such time, written notice of the Borrower’s objection to such assignment), and such consent of the Borrower not to be required for (i) assignments to another existing Lender, to a Federal Reserve Bank or other central banking authority, an Affiliate of a Lender (so long as, if such Affiliate is a commercial paper conduit, the assigning Lender provides credit support acceptable to the Borrower in their reasonable discretion) or (ii) during the existence of an Event of Default of the type described in Section 10.1(a), (h) or (i) hereof or any other Event of Default which has continued uncured for a period of thirty (30) days), any Lender may (at its expense) at any time assign to one or more Persons (an “Assignee”) all, or a proportionate part of all (in a constant, not varying, percentage), of its rights and obligations under this Credit Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance Agreement; provided that:
(i)    this Section 12.11(c) shall not restrict an assignment or other transfer by any Lender to a Federal Reserve Bank or other central banking authority, but no such assignment to a Federal Reserve Bank or other central banking authority shall release the assigning Lender from its obligations hereunder;
(ii)    except in the case of an assignment to another Lender, or the assignment of all of a Lender’s rights and obligations under this Credit Agreement, any assignment shall be in a minimum amount of $5,000,000, and, if in a greater amount, in integral multiples of $5,000,000 (or such Lender’s entire remaining Lender Commitment); provided that, no Lender shall have a Lender Commitment of less than $5,000,000 following any such assignment (unless the assigning Lender shall have assigned all of its rights and obligations under this Credit Agreement);
(iii)    prior to the occurrence and continuance of an Event of Default pursuant to Section 10.1(a) that has not been cured within sixty (60) days, the Assignee shall not be a Competitor;
(iv)    the Assignee shall provide any required documentation under Section 4.6 of this Credit Agreement; and
(v)    the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement, and the Assignee shall pay to the transferor Lender an amount equal to the purchase price agreed between such transferor Lender and such Assignee, and the transferor Lender shall deliver payment of a processing and recordation fee of $3,500 to the Administrative Agent.
(d)    Consequences of Assignment. Upon execution and delivery of such Assignment and Acceptance Agreement and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Credit Agreement and shall have all the rights and obligations of a Lender with a Lender Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.
(e)    Addition of Lenders. With the prior written consent of the Administrative Agent in its sole discretion (other than with respect to any Lender agreed in writing between the Borrower and the Administrative Agent on or prior to the ~~Effective~~Closing Date), at the request of the Borrower, a new lender may join the Credit Facility as a Lender by delivering a Joinder Agreement to the Administrative Agent, and such new Lender shall assume all rights and obligations of a Lender under this Credit Agreement and the other Loan Documents; provided that:
(i)    The Lender Commitment of the new Lender shall be in addition to the Lender Commitment of the existing Lenders in effect on the date of such new

Lender’s entry into the Credit Facility and the Maximum Commitment shall be increased in a corresponding amount;
(ii)    the Lender Commitment of the new Lender shall be in a minimum amount of $5,000,000, and, if in a greater amount, in integral multiples of $1,000,000 (in each case, or such lesser amount agreed to by the Borrower and the Administrative Agent in writing);
(iii)    the new Lender shall provide any required documentation under Section 4.6 of this Credit Agreement; and
(iv)    the parties shall execute and deliver to the Administrative Agent a Joinder Agreement, the Borrower shall execute such new Notes as the Administrative Agent or any Lender may reasonably request, and the new Lender shall deliver payment of a processing and recordation fee of $3,500 to the Administrative Agent.
(f)    Register of Lenders. The Administrative Agent shall maintain at its principal offices in New York or at such other location as the Administrative Agent shall designate in writing to each Lender and the Borrower, a copy of each Assignment and Acceptance Agreement and Joinder Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, the principal amount of each Lender’s Pro Rata Share of the Lender Commitments and the Loans, and the name and address of each Lender’s agent for service of process in New York (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each person or entity whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection and copying by the Borrower or any Lender during normal business hours upon reasonable prior notice to the Administrative Agent. A Lender may change its address and its agent for service of process upon written notice to the Administrative Agent, which notice shall be effective upon actual receipt by the Administrative Agent, which receipt will be acknowledged by the Administrative Agent upon request. Upon receipt of any Assignment and Acceptance Agreement or Joinder Agreement, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been completed, fully-executed and is substantially in the form of Exhibit H hereto or if such Joinder Agreement has been completed, fully-executed and is substantially in the form of Exhibit N hereto: (i) accept such an Assignment and Acceptance Agreement or Joinder Agreement; (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the

Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)    Disclosure of Information. Any Lender may furnish any information concerning the Borrower Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants), subject, however, to the provisions of Section 12.17 hereof.
12.12    Lender Default. If any Lender becomes a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Administrative Agent, the Lenders, or the Borrower at law or in equity, such Defaulting Lender’s right to vote on matters related to this Credit Agreement, other than those set forth in Section 12.1(a) and (b) hereof, to receive the unused commitment fees pursuant to Section 2.12 and to participate in the administration of the Loans, the Letters of Credit, and this Credit Agreement, shall be suspended during the pendency of such failure or refusal or other event that caused such Lender to be a Defaulting Lender. The Administrative Agent shall have the right, but not the obligation, in its sole discretion, to acquire at par all of such Lender’s Lender Commitment, including its Pro Rata Share in the Obligations under this Credit Agreement. In the event that the Administrative Agent does not exercise its right to so acquire all of such Lender’s interests, then each Lender that is not a Defaulting Lender (a “Current Party”) shall then, thereupon, have the right, but not the obligation, in its sole discretion to acquire (or if more than one Current Party exercises such right, each Current Party shall have the right to acquire, pro rata) at par such Defaulting Lender’s Lender Commitment, including its Pro Rata Share in the outstanding Obligations under this Credit Agreement.
12.13    Maximum and Criminal Interest. Regardless of any provision contained in any of the Loan Documents, in no event shall the rate of interest payable by the Borrower with respect to any Loan exceed the Maximum Rate.
12.14    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.
12.15    Survival. All representations and warranties made by the Credit Parties herein shall survive delivery of the Notes, the making of the Loans and the issuance of the Letters of Credit. Additionally, notwithstanding the first sentence of Section 8 and Section 9, so long as any cash collateralized Letters of Credit shall remain outstanding, the applicable Borrowers agree to continue to comply with the covenants provided in Sections 8.3, 8.9 and 9.1 hereof.

12.16    Full Recourse. Notwithstanding anything in this Credit Agreement or the Loan Documents to the contrary, (a) the payment and performance of the Obligations of each Credit Party shall be fully recourse to such Credit Party and its properties and assets, as applicable, and (b) the obligations of each Credit Party hereunder or thereunder relating to the obligations of another Credit Party hereunder shall not exceed the lesser of (i) the maximum amount that is permissible under applicable Law for such Credit Party (whether federal or state or otherwise and including, without limitation, Debtor Relief Laws) to borrow or guarantee, respectively (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) and (ii) the maximum amount that may be borrowed or guaranteed, respectively by such Credit Party under the applicable limitation on borrowings, guarantees or investments set forth in such Credit Party’s Constituent Documents. Notwithstanding anything in this Credit Agreement and the Loan Documents to the contrary, the Obligations shall not be recourse to the General Partners, any Investor or any Investments, and the Lenders shall not have the right to pursue any claim or action against any General Partner, except for any claim or action for actual damages of the Administrative Agent or Lenders as a result of any fraud, willful misrepresentation or willful misappropriation of proceeds from the Credit Facility on the part of such General Partner, in which event there shall be full recourse against such General Partner. Notwithstanding anything in this Credit Agreement, any legal proceeding, claim or action against a Credit Party which is a Cayman Islands exempted limited partnership may be initiated against the general partner of such Credit Party, solely for purposes of complying with Section 33(1) of the Exempted Limited Partnership Act (As Revised) of the Cayman Islands, and not for the purpose of recovering any amount from the personal assets or property of such general partner, as the Administrative Agent may elect in its sole discretion.
12.17    Availability of Records; Confidentiality. (a) The Credit Parties acknowledge and agree that the Administrative Agent may provide to the Lenders, and that the Administrative Agent and each Lender may provide to any Affiliate of a Lender or Participant or Assignee or proposed Participant or Assignee or any other Person as deemed necessary or appropriate in any Lender’s reasonable judgment, originals or copies of this Credit Agreement, all Loan Documents and all other documents, certificates, opinions, letters of credit, reports, and other material information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of any Credit Party or received by the Administrative Agent or a Lender in connection with the Loans, the Letter of Credit Liability, the Lender Commitments or any Credit Party; provided that, prior to any such delivery or communication, the Lender, Affiliate of a Lender, Participant, or Assignee, or proposed Participant or Assignee or such other Person, as the case may be, shall agree to preserve the confidentiality of all data and information which constitutes Confidential Information; (b) the Administrative Agent and the Lenders (i) acknowledge and agree that (x) the identities of the Investors, the amounts of their respective Units held and details regarding their investments under the Partnership Agreement (collectively, the “Investor Information”) have been and will be delivered on a confidential basis; and (y) information with respect to Investments has been and will be delivered on a confidential basis; (ii) acknowledge and agree that such Investor Information and information with respect to Investments are Confidential Information; and (iii) agree that such Investor Information and information with respect to Investments shall be subject to the provisions of this Section 12.17; and (c)

anything herein to the contrary notwithstanding, the provisions of this Section 12.17 shall not preclude or restrict any such party from disclosing any Confidential Information: (i) with the prior written consent of any Credit Party; (ii) upon the order of or pursuant to the rules and regulations of any Governmental Authority having jurisdiction over such party; (iii) in connection with any audit by an independent public accountant of such party, provided such auditor thereto agrees to be bound by the provisions of this Section 12.17; (iv) to examiners or auditors of any applicable Governmental Authority which examines such party’s books and records while conducting such examination or audit; (v) as otherwise specifically required by law or legal process, including, for the avoidance of doubt, in connection with any enforcement action relating to the Loan Documents; (vi) professional advisers, insurers, insurance brokers and service providers of a Lender who are under a duty of confidentiality to a Lender; (vii) any rating agency, swap counterparties or direct or indirect provider of credit protection to a permitted party (or its brokers) with the consent of the Borrower (such consent not to be unreasonably withheld or delayed); or (viii) to the extent such information (A) becomes publicly available other than as a result of a breach of this Section 12.17 or (B) becomes publicly available to the Administrative Agent, the Letter of Credit Issuer or the Lenders on a non-confidential basis from a source other than the Borrower. Notwithstanding the foregoing, the Credit Parties, the Administrative Agent and the Lenders (and each of their respective employees, representatives, or other agents) may disclose to taxing authorities, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. Notwithstanding the termination of this Credit Agreement, the Administrative Agent and each Lender agrees to hold Confidential Information in accordance with its internal document retention policies and procedures for two (2) years following the termination of this Credit Agreement, which policies and procedures, as of the Closing Date, provide that information considered confidential shall be held on a confidential basis.
12.18    USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the Patriot Act.
12.19    Multiple Counterparts. This Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Credit Agreement by signing any such counterpart. Delivery of an executed counterpart hereof or a signature page hereto in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed original counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Credit Agreement or any other Loan Document shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
12.20    Conversion of Currencies.
(a)    If, for the purpose of obtaining a judgment in any court in any jurisdiction with respect to any Loan Document, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased by the Administrative Agent with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)    The obligations of the Borrower in respect of any sum due from it to any Secured Party hereunder or under the other Loan Documents (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder or under the other Loan Documents (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the applicable Secured Party in such currency, such Secured Party agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law). The obligations of the Borrower contained in this Section 12.20 shall survive the termination of this Credit Agreement and the payment of all other amounts owing hereunder.
12.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
12.22    Acknowledgement Regarding Any Supported QFCs.
(a)    To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(b)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(a)    As used in this Section ~~11.23~~12.22, the following terms have the following meanings:
(i)    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)    “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)    “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
(v)    “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

12.23    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Credit Party acknowledges and agrees that: (a)(i) the services regarding this Credit Agreement provided by Administrative Agent are arm’s-length commercial transactions between each Credit Party, on the one hand, and Administrative Agent, on the other hand; (ii) each Credit Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; and (iii) each Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Credit Party; and (ii) none of the Administrative Agent or the Lenders has any obligation to any Credit Party with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each Credit Party, and none of the Administrative Agent or the Lenders has any obligation to disclose any of such interests to any Credit Party. To the fullest extent permitted by law, each Credit Party hereby waives and releases any claims that it may have against Administrative Agent and the Lenders as of the Closing Date with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
12.24    Joint and Several Liability. In consideration of the establishment of any Lender Commitments and the making of the Loans and issuance of the Letters of Credit under this Credit Agreement, and of the benefits to the Borrowers and each of the Guarantors that are anticipated to result therefrom, each of the Borrowers agrees that, notwithstanding any other provision contained herein or in any other Loan Document, each of the Borrowers shall be fully liable for all of the Obligations, both severally and jointly, regardless of whether a Borrower actually receives the proceeds of the Loans or the benefit of any other extensions of credit hereunder. Accordingly, each Borrower irrevocably agrees with each Lender and the Administrative Agent and their respective successors and permitted assigns that they will make prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, strictly in accordance with the terms thereof. Each Borrower hereby further agrees that if any Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Obligations, then they will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Each Guarantor hereby acknowledges and agrees that the guarantee of the Obligations by such Guarantor pursuant to Section 13 below extends to such joint and several obligations of the Borrowers.
12.25    Obligations Unconditional. The obligations of each Borrower under Section 12.24 above are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any Borrower under this Credit Agreement or any other Loan Document, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety (other than the defense of payment), it being the intent of Section 12.24 and this Section 12.25 that the joint and several obligations of each Borrower hereunder shall, subject to the provisions of the Loan Documents, be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the joint and several liability of each Borrower, which shall, in each case, remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)    at any time or from time to time, without notice to any Borrower, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(b)    any of the acts mentioned in any of the provisions of this Credit Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted; or
(c)    the maturity of any of the Obligations shall be accelerated or delayed, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under this Credit Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.
Section 13.    GUARANTY
13.1    Guaranty of Payment. Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees to each Secured Party and their respective successors and permitted assigns the prompt payment of the Obligations of each Borrower in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) (such guaranty by each Guarantor, the “Guaranty”). This Guaranty is a guaranty of payment and not of collection and is a continuing irrevocable guaranty and shall apply to all of the Obligations of each Borrower whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of each Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under ~~A~~applicable Law (including Debtor Relief Laws).
13.2    Obligations Unconditional. The obligations of each Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (other than the defense of payment). Each Guarantor agrees that this Guaranty may be enforced by any Secured Party without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Loan Documents or any collateral, if any, hereafter securing the Obligations or otherwise and each Guarantor hereby waives the right to require the Administrative Agent, the Letter of Credit Issuer or the Lenders to make demand on or proceed against any Borrower Party or any other Person (including a co-Guarantor) or to require the Administrative Agent, the Letter of Credit Issuer or the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that nothing contained herein shall prevent any Secured Party from suing on the Notes or any of the other Loan Documents or foreclosing its or their, as applicable, security interest in or Lien on any Collateral, if any, securing the Obligations or from exercising any other rights available to it or them, as applicable, under this Credit Agreement, the Notes, any other of the Loan Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of each Guarantor’s obligations hereunder (other than to the extent of Obligations paid pursuant hereto); it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither each Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Credit Party or by reason of the bankruptcy, insolvency or analogous procedure of any Credit Party. Each Guarantor waives any and all notice of the creation, renewal, extension accrual or increase of any of the Obligations and notice of or proof of reliance by any Secured Party on this Guaranty or acceptance of this Guaranty. The Obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Credit Parties, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.
This Credit Agreement and the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations), including the occurrence of any of the following, whether or not the Administrative Agent shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) of this Credit Agreement and any other Loan Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Obligations, (C) to the fullest extent permitted by applicable Law, any of the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though the Administrative Agent might have elected to apply such payment to any part or all of the Obligations, (E) any failure to perfect or continue perfection of a security interest in any of the Collateral, (F) any defenses (other than the defense of payment), set-offs or counterclaims which a Borrower may allege or assert against the Administrative Agent in respect of the Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of each Guarantor as an obligor in respect of the Obligations.
13.3    Modifications. Each Guarantor agrees that: (a) all or any part of the Collateral now or hereafter held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) none of the Lenders and the Administrative Agent shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligations; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) each Credit Party and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of the Note or any of the other Loan Documents, including this Credit Agreement may be modified, amended or waived; (f) any party (including any co-Guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of each Credit Party or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by each Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.
13.4    Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable Law: (a) notice of acceptance of the Guaranty by the Lenders and of all extensions of credit to any Credit Party by the Lenders; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Credit Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Obligations, or the Lenders subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to this Credit Agreement, any other Loan Document or the Obligations to which each Guarantor might otherwise be entitled; (f) any right to require the Administrative Agent as a condition of payment or performance by each Guarantor, to (A) proceed against a Borrower, any Guarantor of the Obligations or any other Person, (B) proceed against or exhaust any other security held from a Borrower, any Guarantor of the Obligations or any other Person, (C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent whatsoever; (g) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of a Borrower (other than the defense of payment), including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of a Borrower from any cause other than payment in full of the Obligations; (h) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any defense based upon the Administrative Agent’s errors or omissions in the administration of the Obligations; (j) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Credit Agreement and any legal or equitable discharge of each Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting each Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Administrative Agent protect, secure, perfect or insure any other security interest or Lien or any property subject thereto; and (k) to the fullest extent permitted by applicable Law, any defenses or benefits that may be derived from or afforded by applicable Law which limit the liability of or exonerate Guarantors or sureties, or which may conflict with the terms of this Credit Agreement (other than the defense of payment).
13.5    Reinstatement. Notwithstanding anything contained in this Credit Agreement or the other Loan Documents, the obligations of each Guarantor under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy, reorganization, any analogous procedure or otherwise, and each Guarantor agrees that it will indemnify each Secured Party promptly after demand for all reasonable and documented costs and expenses (including reasonable fees of outside counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
13.6    Remedies. Each Guarantor agrees that, as between each Guarantor, on the one hand, and the Secured Parties, on the other hand, the Obligations may be declared to be forthwith due and payable (and shall be deemed to have become automatically due and payable) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligation from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligation being deemed to have become automatically due and payable), such Obligation (whether or not due and payable by any other Person) shall forthwith become due and payable by each Guarantor. Each Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Secured Parties may exercise their remedies thereunder in accordance with the terms thereof.
13.7    Subrogation. Each Guarantor agrees that, until the indefeasible payment of the Obligations in full in cash (other than Letter of Credit obligations which have been fully cash collateralized and contingent indemnification obligations for which no claim has been made), if an Event of Default or Excess Prepayment Event has occurred and is continuing, it will not exercise any right of reimbursement, subrogation, indemnification, contribution, offset, remedy (direct or indirect) or other claims against any other Credit Party arising by contract or operation of law or equity in connection with any payment made or required to be made by each Guarantor under this Credit Agreement or the other Loan Documents now or hereafter. Each Guarantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification each Guarantor may have against any other Credit Party or against any Collateral or other collateral or security, and any rights of contribution each Guarantor may have against any other Credit Party, shall be junior and subordinate to any rights the Administrative Agent may have against such Credit Party and to all right, title and interest the Administrative Agent may have in any such other collateral.
13.8    Inducement. The Lenders have been induced to make the Loans to the Borrower in part based upon the assurances by each Guarantor that each Guarantor desires that the Obligations of each Guarantor under the Loan Documents be honored and enforced as separate obligations of each Guarantor, should Administrative Agent and the Lenders desire to do so.

13.9    Combined Liability. Notwithstanding the foregoing, each Guarantor shall be liable to the Lenders for all representations, warranties, covenants, obligations and indemnities, including the Guaranty Obligation, and the Administrative Agent and the Lenders may at their option enforce the entire amount of the Guaranty Obligation against each Guarantor.
13.10    Borrower Information. Each Guarantor confirms and agrees that the Administrative Agent shall have no obligation to disclose or discuss with each Guarantor its assessment of the financial condition of a Borrower. Each Guarantor has adequate means to obtain information from a Borrower on a continuing basis concerning the financial condition of a Borrower and its ability to perform its obligations under this Credit Agreement and any other Loan Document, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of a Borrower and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent to disclose any matter, fact or thing relating to the business, operations or condition of a Borrower now known or hereafter known by the Administrative Agent. Each guarantor hereby waives any right to have the Collateral or other collateral or security securing the Obligations marshaled.
13.11    Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by each Guarantor in the payment of any moneys due hereunder, shall have the right to bring motions and/or actions under New York CPLR Section 3213.
13.12    Termination. Notwithstanding anything to the contrary in this Section 13 but subject to Section 13.5, this Section 13 shall automatically terminate and be of no further force or effect upon the earlier of (i) the indefeasible payment of the Obligations in full in cash (other than Letter of Credit obligations which have been fully cash collateralized and contingent indemnification obligations for which no claim has been made) and (ii) with respect to any Guarantor, the effectiveness of such Guarantor’s withdrawal from the Credit Facility pursuant to Section 2.9(c)(ii) (except for those Obligations (including indemnification obligations pursuant to Section 12.5) which by their terms survive withdrawal by a Guarantor and termination of this Credit Agreement). Thereafter, upon request, the Administrative Agent shall reasonably provide any applicable Guarantor, at such Guarantor’s sole expense, a written confirmation of release of its obligations hereunder in form reasonably satisfactory to such Guarantor and the Administrative Agent.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered as of the day and year first above written.
BORROWER:
STONEPEAK-PLUS INFRASTRUCTURE FUND MASTER AGGREGATOR LP

Acting by its general partner, Stonepeak-Plus Infrastructure Fund Associates (CYM) LP, acting by its general partner, Stonepeak-Plus Infrastructure Fund Cayman Ltd

By:
 Name:
Title:
GUARANTORS:
STONEPEAK-PLUS INFRASTRUCTURE FUND LOWER FUND VI-A LP

Acting by its general partner, Stonepeak-Plus Infrastructure Fund Associates (CYM) LP, acting by its general partner, Stonepeak-Plus Infrastructure Fund Cayman Ltd

By:
 Name:
Title:

STONEPEAK-PLUS INFRASTRUCTURE FUND LOWER FUND VI-B LP

Acting by its general partner, Stonepeak-Plus Infrastructure Fund Associates (CYM) LP, acting by its general partner, Stonepeak-Plus Infrastructure Fund Cayman Ltd

By:
 Name:
Title:

ING – Stonepeak Retail
Revolving Credit Agreement

STONEPEAK-PLUS INFRASTRUCTURE FUND LIQUIDITY LP

Acting by its general partner, Stonepeak-Plus Infrastructure Fund Finance LLC

By:
 Name:
Title:
ING – Stonepeak Retail
Revolving Credit Agreement

ADMINISTRATIVE AGENT AND LENDER AND LETTER OF CREDIT ISSUER:

ING CAPITAL LLC, a Delaware limited liability company, as the Administrative Agent, a Lender and Letter of Credit Issuer

By:
Name:
Title:

SCHEDULE I
[Intentionally Omitted]

SCHEDULE II
[Intentionally Omitted]

SCHEDULE III
[Intentionally Omitted]